EXHIBIT 4

                          GS MORTGAGE SECURITIES CORP.,

                                   Depositor,

                      COUNTRYWIDE HOME LOANS SERVICING LP,

                                    Servicer,

                      CHASE MANHATTAN MORTGAGE CORPORATION,

                                    Servicer,

                             OCWEN FEDERAL BANK FSB,

                                    Servicer,

                          AMERIQUEST MORTGAGE COMPANY,

                              a Responsible Party,

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,

                                     Trustee

          ------------------------------------------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 1, 2004

          ------------------------------------------------------------

                              GSAMP TRUST 2004-HE2

                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HE2

                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions.................................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01   Conveyance of Mortgage Loans................................
Section 2.02   Acceptance by the Trustee of the Mortgage Loans.............
Section 2.03   Representations, Warranties and Covenants of each
               Servicer and Ameriquest.....................................
Section 2.04   Non-Qualified Mortgages.....................................
Section 2.05   Execution and Delivery of Certificates......................
Section 2.06   REMIC Matters...............................................
Section 2.07   Representations and Warranties of the Depositor.............
Section 2.08   Enforcement of First NLC Agreements.........................


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01   Servicers to Service Mortgage Loans.........................
Section 3.02   Subservicing Agreements between a Servicer and
               Subservicers................................................
Section 3.03   Successor Subservicers......................................
Section 3.04   Liability of the Servicers..................................
Section 3.05   No Contractual Relationship between Subservicers and the
               Trustee.....................................................
Section 3.06   Assumption or Termination of Subservicing Agreements by
               Trustee.....................................................
Section 3.07   Collection of Certain Mortgage Loan Payments................
Section 3.08   Subservicing Accounts.......................................
Section 3.09   Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts.............................................
Section 3.10   Collection Accounts.........................................
Section 3.11   Withdrawals from the Collection Accounts....................
Section 3.12   Investment of Funds in the Collection Accounts and the
               Distribution Account........................................
Section 3.13   Maintenance of Hazard Insurance, Errors and Omissions
               and Fidelity Coverage.......................................
Section 3.14   Enforcement of Due-on-Sale Clauses; Assumption
               Agreements..................................................
Section 3.15   Realization upon Defaulted Mortgage Loans...................
Section 3.16   Release of Mortgage Files...................................
Section 3.17   Title, Conservation and Disposition of REO Property.........
Section 3.18   Notification of Adjustments.................................
Section 3.19   Access to Certain Documentation and Information
               Regarding the Mortgage Loans................................
Section 3.20   Documents, Records and Funds in Possession of the
               Servicers to Be Held for the Trustee........................
Section 3.21   Servicing Compensation......................................
Section 3.22   Annual Statement as to Compliance...........................
Section 3.23   Annual Independent Public Accountants' Servicing
               Statement; Financial Statements.............................
Section 3.24   Trustee to Act as Servicer..................................
Section 3.25   Compensating Interest.......................................
Section 3.26   Credit Reporting; Gramm-Leach-Bliley Act....................
Section 3.27   Excess Reserve Fund Account; Distribution Account...........
Section 3.28   Optional Purchase of Delinquent Mortgage Loans..............


                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICERS

Section 4.01   Advances....................................................
Section 4.02   Priorities of Distribution..................................
Section 4.03   Monthly Statements to Certificateholders....................
Section 4.04   Certain Matters Relating to the Determination of LIBOR......
Section 4.05   Allocation of Applied Realized Loss Amounts.................
Section 4.06   Certain Matters Regarding the Class A-1 Certificate
               Insurer.....................................................
Section 4.07   Claims Upon the Class A-1 Certificate Insurance Policy;
               Policy Payments Account.....................................
Section 4.08   Effect of Payments by Class A-1 Certificate Insurer;
               Subrogation.................................................
Section 4.09   Notices to Class A-1 Certificate Insurer....................
Section 4.10   Trustee To Hold Class A-1 Certificate Insurance Policy......


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates............................................
Section 5.02   Certificate Register; Registration of Transfer and
               Exchange of Certificates....................................
Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates...........
Section 5.04   Persons Deemed Owners.......................................
Section 5.05   Access to List of Certificateholders' Names and
               Addresses...................................................
Section 5.06   Maintenance of Office or Agency.............................
Section 5.07   Rights of the Class A-1 Certificate Insurer to Exercise
               Rights of Class A-1 Certificateholders......................
Section 5.08   Class A-1 Certificate Insurer Default.......................


                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICERS

Section 6.01   Respective Liabilities of the Depositor and the
               Servicers...................................................
Section 6.02   Merger or Consolidation of the Depositor or a Servicer......
Section 6.03   Limitation on Liability of the Depositor, the Servicers
               and Others..................................................
Section 6.04   Limitation on Resignation of a Servicer.....................
Section 6.05   Additional Indemnification by the Servicers; Third Party
               Claims......................................................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01   Events of Default...........................................
Section 7.02   Trustee to Act; Appointment of Successor....................
Section 7.03   Notification to Certificateholders..........................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01   Duties of the Trustee.......................................
Section 8.02   Certain Matters Affecting the Trustee.......................
Section 8.03   Trustee Not Liable for Certificates or Mortgage Loans.......
Section 8.04   Trustee May Own Certificates................................
Section 8.05   Trustee's Fees and Expenses.................................
Section 8.06   Eligibility Requirements for the Trustee....................
Section 8.07   Resignation and Removal of the Trustee......................
Section 8.08   Successor Trustee...........................................
Section 8.09   Merger or Consolidation of the Trustee......................
Section 8.10   Appointment of Co-Trustee or Separate Trustee...............
Section 8.11   Tax Matters.................................................
Section 8.12   Periodic Filings............................................
Section 8.13   Tax Classification of the Excess Reserve Fund Account
               and the Cap Agreement.......................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01   Termination upon Liquidation or Purchase of the Mortgage
               Loans.......................................................
Section 9.02   Final Distribution on the Certificates......................
Section 9.03   Additional Termination Requirements.........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01  Amendment...................................................
Section 10.02  Recordation of Agreement; Counterparts......................
Section 10.03  Governing Law...............................................
Section 10.04  Intention of Parties........................................
Section 10.05  Notices.....................................................
Section 10.06  Severability of Provisions..................................
Section 10.07  Assignment; Sales; Advance Facilities.......................
Section 10.08  Limitation on Rights of Certificateholders..................
Section 10.09  Inspection and Audit Rights.................................
Section 10.10  Certificates Nonassessable and Fully Paid...................
Section 10.11  Third Party Beneficiary.....................................
Section 10.12  Waiver of Jury Trial........................................
Section 10.13  Limitation of Damages.......................................

SCHEDULES

Schedule I     Mortgage Loan Schedule

Schedule II    Representations and Warranties of Countrywide, as Servicer

Schedule III   Representations and Warranties of Chase, as Servicer

Schedule IV    Representations and Warranties of Ocwen, as Servicer

Schedule V Representations and Warranties of Ameriquest as to the Ameriquest Mortgage Loans

Schedule VI    Representations and Warranties of Ameriquest

EXHIBITS

Exhibit A-1    Form of Class A, Class M and Class B Certificates

Exhibit B      Form of Class P Certificate

Exhibit C      Form of Class R Certificate

Exhibit D      Form of Class X Certificate

Exhibit E      Form of Initial Certification of Trustee

Exhibit F      Form of Document Certification and Exception Report of Trustee

Exhibit G      Form of Residual Transfer Affidavit

Exhibit H      Form of Transferor Certificate

Exhibit I      Form of Rule 144A Letter

Exhibit J      Form of Request for Release

Exhibit K      Form of Contents for Each Mortgage File

Exhibit L      Servicer Reporting Requirements

Exhibit M      Form of Certification to be provided with Form 10-K

Exhibit N      Form of Trustee Certification to be provided to Depositor

Exhibit O      Form of Servicer Certification to be provided to Depositor

Exhibit P      First NLC Purchase Agreement

            THIS POOLING AND SERVICING AGREEMENT, dated as of July 1, 2004, is among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the "Depositor"), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership ("Countrywide"), CHASE MANHATTAN MORTGAGE CORPORATION, a New Jersey corporation ("Chase"), OCWEN FEDERAL BANK FSB, a federally chartered savings bank ("Ocwen"), AMERIQUEST MORTGAGE COMPANY, a Delaware corporation ("Ameriquest"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the "Trustee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

            The Trustee shall elect that two segregated asset pools within the Trust Fund be treated for federal income tax purposes as comprising two REMICs (each, a "Trust REMIC" or, in the alternative, the Lower-Tier REMIC and the Upper-Tier REMIC, respectively). As further described herein, the Class X Interest and each Class of Principal Certificates (other than the right of each Class of Principal Certificates to receive Basis Risk Carry Forward Amounts) represents ownership of a regular interest in a REMIC for purposes of the REMIC Provisions. The Class R Certificates represent ownership of the sole class of residual interest in each of the Lower-Tier REMIC and the Upper-Tier REMIC for purposes of the REMIC Provisions. The Start-up Day for each REMIC described herein is the Closing Date. The latest possible maturity date for each Certificate is the latest date referenced in Section 2.06. The Upper-Tier REMIC shall hold as assets the several classes of uncertificated Lower-Tier Regular Interests, set out below. The Lower-Tier REMIC shall hold as assets the assets described in the definition of "Trust Fund" herein (other than the Prepayment Premiums and the Excess Reserve Fund Account). Each such Lower-Tier Regular Interest is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-A-1, Class LT-A-2, Class LT-A-3A, Class LT-A-3B, Class LT-A-3C, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-B-1, Class LT-B-2, Class LT-B-3 and Class LT-B-4 Interests are hereby designated the LT Accretion Directed Classes (the "LT Accretion Directed Classes").

            The Class X Certificates represent beneficial ownership of the Class X Interest, the Excess Reserve Fund Account and the Cap Agreements, the Class P Certificates represent beneficial ownership of the Prepayment Premiums, and each Principal Certificate represents a beneficial ownership of a regular interest in a Trust REMIC and the right to receive Basis Risk Carry Forward Amounts, which portions of the Trust Fund shall be treated as a grantor trust.

                                Lower-Tier REMIC

   Lower-Tier                Lower-Tier Interest                                                   Corresponding
Class Designation                    Rate             Initial Lower-Tier Principal Amount      Upper-Tier REMIC Class
-----------------                    ----             -----------------------------------      ----------------------
Class LT-A-1                         (1)           1/2 initial Class Certificate Balance of               A-1
                                                   Corresponding Upper-Tier REMIC Regular
                                                   Interest
Class LT-A-2                         (1)           1/2 initial Class Certificate Balance of               A-2
                                                   Corresponding Upper-Tier REMIC Regular
                                                   Interest
Class LT-A-3A                        (1)           1/2 initial Class Certificate Balance of               A-3A
                                                   Corresponding Upper-Tier REMIC Regular
                                                   Interest
Class LT-A-3B                        (1)           1/2 initial Class Certificate Balance of               A-3B
                                                   Corresponding Upper-Tier REMIC Regular
                                                   Interest
Class LT-A-3C                        (1)           1/2 initial Class Certificate Balance of               A-3C
                                                   Corresponding Upper-Tier REMIC Regular
                                                   Interest
Class LT-M-1                         (1)           1/2 initial Class Certificate Balance of               M-1
                                                   Corresponding Upper-Tier REMIC Regular
                                                   Interest
Class LT-M-2                         (1)           1/2 initial Class Certificate Balance of               M-2
                                                   Corresponding Upper-Tier REMIC Regular
                                                   Interest
Class LT-M-3                         (1)           1/2 initial Class Certificate Balance of               M-3
                                                   Corresponding Upper-Tier REMIC Regular
                                                   Interest
Class LT-M-4                         (1)           1/2 initial Class Certificate Balance of               M-4
                                                   Corresponding Upper-Tier REMIC Regular
                                                   Interest
Class LT-B-1                         (1)           1/2 initial Class Certificate Balance of               B-1
                                                   Corresponding Upper-Tier REMIC Regular
                                                   Interest
Class LT-B-2                         (1)           1/2 initial Class Certificate Balance of               B-2
                                                   Corresponding Upper-Tier REMIC Regular
                                                   Interest
Class LT-B-3                         (1)           1/2 initial Class Certificate Balance of               B-3
                                                   Corresponding Upper-Tier REMIC Regular
                                                   Interest
Class LT-B-4                         (1)           1/2 initial Class Certificate Balance of               B-4
                                                   Corresponding Upper-Tier REMIC Regular
                                                   Interest
Class LT-Accrual                     (1)           1/2 Pool Stated Principal Balance plus1/2
                                                   Overcollateralized Amount, less aggregate
                                                   initial Lower-Tier Principal Amount of
                                                   Class LT-Group I, Class LT-Group II and
                                                   Class LT-Group III
Class LT-Group I                     (2)           .001% of the aggregate Stated Principal
                                                   Balance of the Group I Mortgage Loans (5)
Class LT-Group II                    (3)           .001% of the aggregate Stated Principal
                                                   Balance of the Group II Mortgage Loans (5)
Class LT-Group III                   (4)           .001% of the aggregate Stated Principal
                                                   Balance of the Group III Mortgage Loans
                                                   (5)

Class LT-R                           (6)                              (6)

______________________

(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the WAC Cap (without reduction for the Premium Rate).

(2) The interest rate with respect to any Distribution Date for the Class LT-Group I Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the Loan Group I Cap.

(3) The interest rate with respect to any Distribution Date for the Class LT-Group II Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the Loan Group II Cap.

(4) The interest rate with respect to any Distribution Date for the Class LT-Group III Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the Loan Group III Cap.

(5) For all future Distribution Dates, the principal balances of these Lower-Tier Regular Interests shall be rounded to eight decimal places.

(6) The Class LT-R Interest is the sole Class of residual interest in the Lower-Tier REMIC and it does not have a principal amount or an interest rate.

            The Lower-Tier REMIC shall hold as assets all of the assets included in the Trust Fund other than Prepayment Premiums, the Excess Reserve Fund Account, and the Lower-Tier Regular Interests.

            On each Distribution Date, 50% of the increase in the Overcollateralized Amount will be payable as a reduction of the Lower-Tier Principal Amount of the LT-Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Overcollateralized Amount that is attributable to a reduction in the Class Certificate Balance of its Corresponding Class) and will be accrued and added to the Lower-Tier Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower-Tier Principal Amount of the Class LT-Accrual Interest may not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. In the event that: (i) 50% of the increase in the Overcollateralized Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Overcollateralized Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT-Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans or paid under the Class A-1 Certificate Insurance Policy shall be allocated (i) 50% to the Class LT-Accrual Interest, the Class LT-Group I Interest, the Class LT-Group II Interest and the Class LT-Group III Interest (and further allocated among these Lower-Tier Regular Interests in the manner described below), and (ii) 50% to the LT-Accretion Directed Classes (principal payments shall be allocated among such LT-Accretion Directed Classes in an amount equal to 50% of the principal amounts allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class X Interest that result in the reduction in the Overcollateralized Amount shall be allocated to the Class LT-Accrual Interest (until paid in full). Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the principal balance of each of the LT-Accretion Directed Classes is equal to 50% of the principal balance of their Corresponding Class, and (ii) the Class LT-Accrual Interest, the Class LT-Group I Interest, the Class LT-Group II Interest and the Class LT-Group III Interest (and further allocated among these Lower-Tier Regular Interests in the manner described below) is equal to 50% of the aggregate Stated Principal Balance of the Mortgage Loans plus 50% of the Overcollateralized Amount. As among the Class LT-Accrual Interest, the Class LT-Group I Interest, the Class LT-Group II Interest and the Class LT-Group III Interest all payments of scheduled principal and prepayments of principal generated by the Mortgage Loans, and all Realized Losses, allocable to such Lower-Tier Regular Interests shall be allocated (i) to the Class LT-Group I Interest, the Class LT-Group II Interest and the Class LT-Group III Interest each from the related Loan Group so that their respective Lower-Tier Principal Amounts (computed to at least eight decimal places) are equal to 0.001% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group and (ii) the remainder to the Class LT-Accrual Interest.

            The Upper-Tier REMIC shall issue the following classes of Upper-Tier Regular Interests, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper-Tier REMIC.

                                Upper-Tier REMIC

                         Upper-Tier
                        Interest Rate     Initial Upper-Tier
                             and          Principal Amount
                        Corresponding     and Corresponding    Corresponding
     Upper-Tier      Class Pass-Through   Class Certificate      Class of
  Class Designation         Rate              Balance          Certificates
  -----------------         ----              -------          ------------
Class A-1                    (1)        $     284,714,000     Class A-1(10)
Class A-2                    (2)        $     236,934,000     Class A-2(10)
Class A-3A                   (3)        $     117,719,000     Class A-3A(10)
Class A-3B                   (4)        $      45,371,000     Class A-3B(10)
Class A-3C                   (5)        $      32,809,000     Class A-3C(10)
Class M-1                    (6)        $      58,510,000     Class M-1(10)
Class M-2                    (6)        $      31,750,000     Class M-2(10)
Class M-3                    (6)        $      13,607,000     Class M-3(10)
Class M-4                    (6)        $      13,607,000     Class M-4(10)
Class B-1                    (6)        $      13,607,000     Class B-1(10)
Class B-2                    (6)        $       9,072,000     Class B-2(10)
Class B-3                    (6)        $       9,071,000     Class B-3(10)
Class B-4                    (7)        $      20,411,000     Class B-4(10)
Class X                      (8)                (8)           Class X(8)
Class UT-R                   (9)                              Class R

(1) The Class A-1 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus 0.290%, (ii) the Loan Group I Cap and (iii) the WAC Cap or (b) after the Optional Termination Date, the least of (i) LIBOR plus 0.580 %, (ii) the Loan Group I Cap and (iii) the WAC Cap.

(2) The Class A-2 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus 0.360%, (ii) the Loan Group II Cap and (iii) the WAC Cap or (b) after the Optional Termination Date, the least of (i) LIBOR plus 0.720%, (ii) the Loan Group II Cap and (iii) the WAC Cap.

(3) The Class A-3A Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus 0.180%, (ii) the Loan Group III Cap and (iii) the WAC Cap or (b) after the Optional Termination Date, the least of (i) LIBOR plus 0.360%, (ii) the Loan Group III Cap and (iii) the WAC Cap.

(4) The Class A-3B Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus 0.350%, (ii) the Loan Group III Cap and (iii) the WAC Cap or (b) after the Optional Termination Date, the least of (i) LIBOR plus 0.700%, (ii) the Loan Group III Cap and (iii) the WAC Cap.

(5) The Class A-3C Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus 0.580%, (ii) the Loan Group III Cap and (iii) the WAC Cap or (b) after the Optional Termination Date, the least of (i) LIBOR plus 1.160%, (ii) the Loan Group III Cap and (iii) the WAC Cap.

(6) The Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Interests will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus 0.650%, 1.100%, 1.250%, 1.450%, 1.900%,
      2.150% and 3.500%, respectively, and (ii) the WAC Cap or (b) after the Optional Termination Date, the lesser of (i) LIBOR plus 0.975%, 1.650%, 1.875%, 2.175%, 2.850%, 3.225% and 5.250%, respectively, and (ii) the WAC
      Cap.

(7) The Class B-4 Interests will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the lesser of (i) 5.000% and (ii) the WAC Cap or (b) after the Optional Termination Date, the lesser of (i) 5.500% and (ii) the WAC Cap

(8) The Class X Interest has an initial principal balance of $19,957,208.94, but it will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class X Interest shall have a notional principal balance equal to the aggregate of the principal balances of the Lower-Tier Regular Interests as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class X Interest shall bear interest at a rate equal to the excess, if any, of the WAC Cap over the product of (i) 2 and (ii) the weighted average Pass-Through Rate of the Lower-Tier REMIC Interests, where the interest rate on the Class LT Accrual Interest, Class LT-Group I, Class LT-Group II and Class LT-Group III is subject to a cap equal to zero and each LT Accretion Directed Class is subject to a cap equal to the Pass-Through Rate on its Corresponding Class; provided, however, that if the Pass-Through Rate of the Class A-1 Interest is calculated by reference to clause (a)(i) (or clause (b)(i) after the Optional Termination Date) of its Pass-Through Rate, the cap with respect to the Class LT-A-1 Interest shall be increased by the lesser of (A) the Premium Rate and (B) the excess of (1) the lesser of (I) clause (a)(ii) (or clause (b)(ii) after the Optional Termination Date) of such Class's Pass-Through Rate and (II) clause (a)(iii) (or clause (b)(iii) after the Optional Termination Date) of such Class's Pass-Through Rate over (2) the amount in clause (a)(i) (or clause (b)(i) after the Optional Termination Date) thereof for purposes of the calculation. Such deferred interest shall not itself bear interest. The Class X Certificates will represent beneficial ownership of the Class X Interest, the Cap Agreements and amounts in the Excess Reserve Fund Account, subject to the obligation to make payments from the Excess Reserve Fund Account in respect of Basis Risk Carry Forward Amounts. For federal income tax purposes, the Trustee will treat a Class X Certificateholder's obligation to make payments from the Excess Reserve Fund Account as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders in favor of each Class of Principal Certificates. Such rights of the Class X Certificateholders and Principal Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

(9) The Class UT-R Interest is the sole class of residual interest in the Upper-Tier REMIC. The Class UT-R Interest does not have an interest rate.

(10) Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper-Tier Regular Interest but also the right to receive payments from the Excess Reserve Fund Account in respect of any Basis Risk Carry Forward Amounts.

            The minimum denomination for each Class of Offered and Fixed Rate Certificates will be $50,000 initial Certificate Balance, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for (a) each of the Class P and Class R Certificates will be a 100% Percentage Interest in such Class and (b) the Class X Certificates will be a 10% Percentage Interest in such Class.

            It is expected that each Class of Certificates will receive its final distribution of principal and/or interest on or prior to the Final Scheduled Distribution Date.

            Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates...... All Classes of Certificates other than the
                              Physical Certificates.

Class A Certificates......... Class A-1, Class A-2,
                              Class A-3A, Class A-3B and Class A-3C
                              Certificates.

Delay Certificates........... The Fixed Rate Certificates.

ERISA-Restricted
  Certificates............... Class B-4 Certificates, Class R Certificates,
                              Class P Certificates and Class X Certificates; any Certificate with a rating below the lowest applicable permitted rating under the Underwriters' Exemption.

Fixed Rate Certificates...... Class B-4 Certificates.

Non-Delay Certificates....... Class A, Class X and
                              Subordinated Certificates other than the Class B-4 Certificates.

LIBOR Certificates........... The Class A Certificates and the Subordinated
                              Certificates other than the Class B-4
                              Certificates.

Offered Certificates......... All Classes of Certificates other than the
                              Private Certificates.

Physical Certificates........ Class X, Class P and Class R Certificates.

Principal Certificates....... The LIBOR Certificates and the Fixed Rate
                              Certificates.

Private Certificates......... Class B-4, Class X, Class P and Class R
                              Certificates.

Rating Agencies.............. Standard & Poor's and Moody's.

Regular Certificates......... All Classes of Certificates other than the
                              Class P and Class R Certificates.

Residual Certificates........ Class R Certificates.

Subordinated Certificates.... Class M-1, Class M-2, Class M-3, Class M-4,
                              Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Accepted Servicing Practices: (a) With respect to any Mortgage Loan serviced by Countrywide or Ocwen, those mortgage servicing practices set forth in Section 3.01 of this Agreement; and (b) with respect to any Mortgage Loan serviced by Chase, the servicing and administration of such Mortgage Loan (i) in the same manner in which, and with the same care, skill, prudence and diligence with which Chase generally services and administers similar mortgage loans with similar mortgagors (A) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own mortgage loans or (B) held in Chase's own portfolio, whichever standard is higher, and (ii) in accordance with applicable local, state and federal laws, rules and regulations.

            Account: Any of the Collection Account, the Distribution Account, the Policy Payments Account, any Escrow Account or the Excess Reserve Fund Account. Each Account shall be an Eligible Account.

            Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of Principal Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for the related Due Period allocated to such Class pursuant to Section 4.02. The term "Accrued Certificate Interest" as used in the Class A-1 Certificate Insurance Policy has the same meaning as the term "Accrued Certificate Interest Distribution Amount" used herein.

            Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to the Purchase Agreements.

            Adjusted Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the Expense Fee Rate (and solely for the purposes of determining the Pass-Through Rate on the Class A-1 Certificates, net of the Premium Rate).

            Adjustment Date: As to any Mortgage Loan, the first Due Date on which the related Mortgage Interest Rate adjusts as set forth in the related Mortgage Note and each Due Date thereafter on which the Mortgage Interest Rate adjusts as set forth in the related Mortgage Note.

            Advance: Any P&I Advance or Servicing Advance.

            Advance Facility: A financing or other facility as described in
Section 10.07.

            Advance Reimbursement Amounts: As defined in Section 10.07.

            Advancing Person: The Person to whom any Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 10.07.

            Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

            Ameriquest: Ameriquest Mortgage Company, a Delaware corporation, and its successors in interest.

            Ameriquest Mortgage Loan: Each Mortgage Loan purchased by the Purchaser pursuant to the Ameriquest Purchase Agreement and identified as an "Ameriquest Mortgage Loan" on the Mortgage Loan Schedule.

            Ameriquest Purchase Agreement: The Flow Mortgage Loan Purchase and Warranties Agreement, dated as of April 26, 2004, by and between Ameriquest and the Purchaser, solely insofar as the Ameriquest Purchase Agreement relates to the Ameriquest Mortgage Loans.

            Amount Held for Future Distribution: As to the Certificates on any Distribution Date, the aggregate amount held in each Collection Account at the close of business on the related Remittance Date on account of (i) Principal Prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

            Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the Principal Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Appraised Value: (a) With respect to any First Lien Mortgage Loan,
(i) in the case of a purchase, the least of the sale price of the related Mortgaged Property, its appraised value or its review appraisal value (as determined pursuant to the applicable Underwriting Guidelines) at the time of sale, or (ii) in the case of a refinancing or modification of a Mortgage Loan, the appraised value of the related Mortgaged Property at the time of the refinancing or modification, and (b) with respect to any Second Lien Mortgage Loan, the lesser of (i) the appraised value of the related Mortgaged Property at the time the Second Lien Mortgage Loan was originated, or (ii) the sales price of the related Mortgaged Property at the time of origination; provided, however, that in the case of a refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such refinanced Mortgage Loan.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

            Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds received during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans (excluding Prepayment Premiums) received during the related Prepayment Period together with all Compensating Interest paid by the applicable Servicer in connection therewith; (iv) all amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Repurchase Price in respect of a Deleted Mortgage Loan or a Mortgage Loan repurchased by Ameriquest, First NLC, the Purchaser or the Depositor as of such Distribution Date; and (v) the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01, reduced by (y) all amounts in reimbursement for P&I Advances and Servicing Advances previously made with respect to the Mortgage Loans, and other amounts as to which the Servicers, the Depositor or the Trustee (or co-trustee) are entitled to be paid or reimbursed pursuant to this Agreement.

            Back-up Report Delivery Date: As defined in Section 4.03(f).

            Back-up Reports: As defined in Section 4.03(f).

            Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for such Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for such Distribution Date.

            Basis Risk Cap Agreement: The interest rate cap agreement, dated July 20, 2004, between the Purchaser and the Cap Provider, and its successors in interest, for the benefit of the Offered Certificates.

            Basis Risk Carry Forward Amount: With respect to each Class of Principal Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of Principal Certificates is based upon a Loan Group Cap or the WAC Cap, as applicable, the excess of (i) the amount of interest such Class of Principal Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of LIBOR and the applicable Pass-Through Margin, in the case of the LIBOR Certificates, or at the applicable Fixed Rate, in the case of the Fixed Rate Certificates for such Class of Certificates for such Distribution Date, over (ii) the amount of interest payable on such Class of Principal Certificate on such Distribution Date, based upon its Pass-Through Rate, as capped by the applicable Loan Group Cap or the WAC Cap, as the case may be, and (B) the Basis Risk Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the sum of LIBOR and the applicable Pass-Through Margin, in the case of the LIBOR Certificates, or at the applicable Fixed Rate, in the case of the Fixed Rate Certificates, for such Class of Certificates for such Distribution Dates.

            Basis Risk Interest Rate Cap Payment: For the first 35 Distribution Dates, the amount, if any, equal to the product of (a) the excess, if any, of one-month LIBOR (as determined pursuant to the Basis Risk Cap Agreement) as of the related reset date over a cap strike rate set forth on the interest rate cap agreement schedule attached to the Basis Risk Cap Agreement, up to 9.62% per annum, (b) the interest rate cap notional amount for such date set forth on such schedule and (c) the actual number of days in the applicable Interest Accrual Period divided by 360.

            Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Class X Distributable Amount (prior to any reduction for Basis Risk Payments).

            Best's: Best's Key Rating Guide, as the same shall be amended from time to time.

            Book-Entry Certificates: As specified in the Preliminary Statement.

            BPO: A broker's price opinion.

            Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of New York, New Jersey, Florida, Arizona, Texas and California, (b) the State in which a Servicer's servicing operations are located, or (c) the State in which the Trustee's operations are located, are authorized or obligated by law or executive order to be closed.

            Cap Agreements: The Basis Risk Cap Agreement and Class B Cap Agreement.

            Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

            Certificate Balance: With respect to any Class of Certificates, other than the Class X, Class P or Class R Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Subordinated Certificates, and reduced by the amount of any Applied Realized Loss Amounts previously allocated to such Class of Subordinated Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Subordinated Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such Class or Classes). The Class X, Class P and Class R Certificates have no Certificate Balance.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

            Certificate Register: The register maintained pursuant to Section 5.02.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

            Certification: As defined in Section 8.12(b).

            Chase: Chase Manhattan Mortgage Corporation, a New Jersey corporation, and its successors in interest.

            Chase Serviced Mortgage Loan: Each Mortgage Loan with respect to which Chase is listed as Servicer on the Mortgage Loan Schedule.

            Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

            Class A Certificate Group: The Class A-1 Certificates, the Class A-2 Certificates or the Class A-3 Certificate Group, as applicable.

            Class A Certificates: As specified in the Preliminary Statement.

            Class A Principal Allocation Percentage: For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (A) with respect to the Class A-1 Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for such Distribution Date; (B) with respect to the Class A-2 Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for such Distribution Date; and (C) with respect to the Class A-3 Certificate Group, a fraction, the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group III Mortgage Loans and the denominator of which is the Principal Remittance Amount for such Distribution Date.

            Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 58.20% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class A-1 Certificates: All Certificates bearing the class designation of "Class A-1."

            Class A-1 Certificate Insured Amount: With respect to each Distribution Date, the distribution to be made to Holders of Class A-1 Certificates on such Distribution Date, in an aggregate amount equal to the sum of (a) the Accrued Certificate Interest Distribution Amount on the Class A-1 Certificates on such Distribution Date, (b) any Class A-1 Principal Parity Amount, and (c) if such Distribution Date is the Final Scheduled Distribution Date, the Class Certificate Balance of the Class A-1 Certificates, to the extent unpaid on the Final Scheduled Distribution Date (without duplication of amounts included pursuant to clause (b) above), after giving effect to all payments, including any Class A-1 Principal Parity Amounts, or earlier termination of the Trust pursuant to the terms of this Agreement, in each case in accordance with the original terms of the Class A-1 Certificates when issued and without regard to any amendment or modification of the Class A-1 Certificates or this Agreement except amendments or modifications to which the Class A-1 Certificate Insurer has given its prior written consent. The Class A-1 Certificate Insured Amount shall not include, nor shall coverage be provided under the Class A-1 Certificate Insurance Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Class A-1 Certificate Insured Amount to a Holder, any Relief Act Interest Shortfall, any Prepayment Interest Shortfalls to the extent not covered by a Servicer, or any Basis Risk Carry Forward Amounts that may be incurred or that may be distributable to the Class A-1 Certificates.

            Class A-1 Certificate Insurance Policy: The Financial Security Assurance Inc. Policy No. 51542-N, and all endorsements thereto dated the Closing Date, issued by the Class A-1 Certificate Insurer for the benefit of the Class A-1 Certificateholders.

            Class A-1 Certificate Insurer: Financial Security Assurance Inc., a New York stock insurance company organized and created under the laws of the State of New York, and its successors in interest.

            Class A-1 Certificate Insurer Default: The existence and continuance of any of the following:

            (a) the Class A-1 Certificate Insurer shall have failed to make a required payment when due under the Class A-1 Certificate Insurance Policy in accordance with its terms;

            (b) the Class A-1 Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

            (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Class A-1 Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Class A-1 Certificate Insurer (or the taking of possession of all or any material portion of property of the Class A-1 Certificate Insurer).

            Class A-1 Principal Parity Amount: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balance of the Class A-1 Certificates on such Distribution Date, as reduced by any Class A-1 Principal Parity Amounts paid by the Class A-1 Certificate Insurer prior to such Distribution Date and after taking into account any reduction of such Class Certificate Balance on such Distribution Date from sources other than the Class A-1 Certificate Insurance Policy, over (ii) the aggregate Stated Principal Balances of the Group I Mortgage Loans for such Distribution Date. With respect to the first Distribution Date, the Class A-1 Principal Parity Amount shall equal zero.

            Class A-2 Certificates: All Certificates bearing the class designation of "Class A-2."

            Class A-3 Certificate Group: The Class A-3A Certificates, Class A-3B Certificates and Class A-3C Certificates, collectively.

            Class A-3A Certificates: All Certificates bearing the class designation of "Class A-3A."

            Class A-3B Certificates: All Certificates bearing the class designation of "Class A-3B."

            Class A-3C Certificates: All Certificates bearing the class designation of "Class A-3C".

            Class B Cap Agreement: The interest rate cap agreement, dated July 20, 2004, between the Purchaser and the Cap Provider, and its successors in interest, for the benefit of the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates.

            Class B Interest Rate Cap Payment: For the first 52 Distribution Dates, the amount, if any, equal to the product of (a) the excess, if any, of one-month LIBOR (as determined pursuant to the Class B Cap Agreement) as of the related reset date over a cap strike rate set forth on the interest rate cap agreement schedule attached to the Class B Cap Agreement, up to 8.00% per annum,
(b) the interest rate cap notional amount for such date set forth on such schedule and (c) the actual number of class in the applicable Interest Accrual Period divided by 360.

            Class B-1 Certificates: All Certificates bearing the class designation of "Class B-1."

            Class B-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), and (F) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 87.10% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class B-2 Certificates: All Certificates bearing the class designation of "Class B-2."

            Class B-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), and (G) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 89.10% (rounded to two decimal places) of the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class B-3 Certificates: All Certificates bearing the class designation of "Class B-3."

            Class B-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class B-2 Certificates immediately prior to that Distribution Date, and (H) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 91.10% (rounded to two decimal places) of the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class B-4 Certificates: All Certificates bearing the class designation of "Class B-4."

            Class B-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date, (H) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date, and (I) the Class Certificate Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 95.60% (rounded to two decimal places) of the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

            Class LT-R Interest: The residual interest in the Lower-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class M Certificates: The Class M-1, Class M-2, Class M-3 and Class M-4 Certificates.

            Class M-1 Certificates: All Certificates bearing the class designation of "Class M-1."

            Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 71.10% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-2 Certificates: All Certificates bearing the class designation of "Class M-2."

            Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 78.10% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-3 Certificates: All Certificates bearing the class designation of "Class M-3."

            Class M-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 81.10% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-4 Certificates: All Certificates bearing the class designation of "Class M-4."

            Class M-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), and (E) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 84.10% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class P Certificates: All Certificates bearing the class designation of "Class P."

            Class R Certificates: All Certificates bearing the class designation of "Class R."

            Class UT-R Interest: The residual interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class X Certificates: All Certificates bearing the class designation of "Class X."

            Class X Distributable Amount: On any Distribution Date, (i) as a distribution in respect of interest, the amount of interest that has accrued on the Class X Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (ii) as a distribution in respect of principal, any portion of the principal balance of the Class X Interest which is distributable as an Overcollateralization Reduction Amount, minus (iii) any amounts paid as a Basis Risk Payment.

            Class X Interest: The Upper Tier Regular Interest represented by the Class X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

            Closing Date: July 30, 2004.

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collection Accounts: As defined in Section 3.10(a).

            Combined Loan-to-Value Ratio or CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of (a) the sum of (i) the principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the principal balance as of the date of origination of any First Lien Mortgage Loan secured by the same Mortgaged Property to (b) the Appraised Value.

            Compensating Interest: For any Distribution Date, the lesser of (a) the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to voluntary Principal Prepayments in Full by the Mortgagors (excluding any payments made upon liquidation of any Mortgage Loan), and (b) the amount of the Servicing Fee payable to the applicable Servicer for such Distribution Date.

            Condemnation Proceeds: All awards, compensation and/or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

            Corporate Trust Office: The designated office of the Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place Santa Ana, California 92705-4934, Attn: Trust Administration-GS04H2, facsimile no. (714) 247-6478 and which is the address to which notices to and correspondence with the Trustee should be directed.

            Corresponding Class: The class of interests in one Trust REMIC created under this Agreement that corresponds to the class of interests in the other Trust REMIC or to a Class of Certificates in the manner set out below:

        Lower-Tier             Upper-Tier          Corresponding
     Class Designation      Regular Interest   Class of Certificates
     -----------------      ----------------   ---------------------
       Class LT-A-1             Class A-1            Class A-1
       Class LT-A-2             Class A-2            Class A-2
       Class LT-A-3A           Class A-3A           Class A-3A
       Class LT-A-3B           Class A-3B           Class A-3B
       Class LT-A-3C           Class A-3C           Class A-3C
       Class LT-M-1             Class M-1            Class M-1
       Class LT-M-2             Class M-2            Class M-2
       Class LT-M-3             Class M-3            Class M-3
       Class LT-M-4             Class M-4            Class M-4
       Class LT-B-1             Class B-1            Class B-1
       Class LT-B-2             Class B-2            Class B-2
       Class LT-B-3             Class B-3            Class B-3
       Class LT-B-4             Class B-4            Class B-4
            N/A                  Class X              Class X

            Countrywide: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors in interest.

            Cumulative Loss Percentage: As of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses on the First NLC Mortgage Loans serviced by Ocwen for the period from the Cut-off Date to the date of determination and the denominator of which is the Stated Principal Balance of the First NLC Mortgage Loans serviced by Ocwen as of the Cut-off Date.

            Cumulative Loss Trigger: A Cumulative Loss Percentage of greater than (a) during the period from the Closing Date through the date one year after the Closing Date, 1%, (b) during the period from the date one year after the Closing Date through the date two years after the Closing Date, 2%, (c) during the period from the date two years after the Closing Date through the date three years after the Closing Date, 3%, (d) during the period from the date three years after the Closing Date through the date four years after the Closing Date, 4%, and (e) during the period on or after the date four years after the Closing Date, 5%.

            Custodial File: With respect to each Mortgage Loan, any Mortgage Loan Document which is delivered to the Trustee or which at any time comes into the possession of the Trustee.

            Cut-off Date: July 1, 2004.

            Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balances of all Mortgage Loans as of the Cut-off Date.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

            Data File: As defined in Section 4.03(f).

            Data File Delivery Date: As defined in Section 4.03(f).

            Data Tape Information: The information provided by Ameriquest, First NLC or the applicable Servicer as of the Cut-off Date to the Depositor setting forth the following information with respect to each Ameriquest Mortgage Loan or First NLC Mortgage Loan, as the case may be: (1) Ameriquest's or First NLC's, as applicable, Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code;
(4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) with respect to First Lien Mortgage Loans, the Loan-to-Value Ratio at origination, and with respect to Second Lien Mortgage Loans, the Combined Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., fixed rate, adjustable rate, first lien, second lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (24) the loan credit classification (as described in the Underwriting Guidelines);
(25) whether such Mortgage Loan provides for a Prepayment Premium; (26) the Prepayment Premium period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Premium, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination;
(30) the date of origination; (31) the date of the purchase of the Mortgage Loan, if applicable; (32) a code indicating whether the Mortgage Loan is assumable; (33) the Mortgage Interest Rate adjustment period; (34) the Mortgage Interest Rate floor; (35) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (36) a code indicating whether the Mortgage Loan has been modified; (37) the one-year payment history; (38) the Due Date for the first Scheduled Payment; (39) the original Scheduled Payment due; (40) with respect to the related Mortgagor, the debt-to-income ratio; (41) the Appraised Value of the Mortgaged Property; (42) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (43) whether the Mortgage Loan is covered by PMI policy and name of insurer; (44) the MERS identification number; (45) a code indicating if a Mortgage Loan is or has had a 30-Day Delinquency and (46) the Servicer. With respect to the related Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except for such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

            Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Delay Certificates: As specified in the Preliminary Statement.

            Deleted Mortgage Loan: As defined in Section 2.03(d).

            Delinquency Trigger: With respect to any Distribution Date, a Delinquency Trigger exists if (i) the quotient (expressed as a percentage) of
(1) the rolling three-month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans, divided by (2) the aggregate unpaid principal balance of the First NLC Mortgage Loans, in each case serviced by Ocwen as of the last day of the related Due Period, equals or exceeds 45.00% of the Senior Enhancement Percentage as of the last day of the prior Due Period.

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

            Depositor: GS Mortgage Securities Corp., a Delaware corporation, and its successors in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

            Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated "P-1" by Moody's and "A-1" by Standard & Poor's.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: With respect to any Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day.

            Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.27(b) in the name of the Trustee for the benefit of the Certificateholders and designated "Deutsche Bank National Trust Company in trust for registered holders of GSAMP Trust 2004-HE2 Mortgage Pass-Through Certificates, Series 2004-HE2." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and may be invested in Permitted Investments.

            Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates or, if such day is not a Business Day, the next succeeding Business Day, commencing in August 2004.

            Document Certification and Exception Report: The report attached to Exhibit F hereto.

            Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which the Distribution Date occurs.

            Eligible Account: Either (i) an account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1" by Standard & Poor's and "P-1" by Moody's (and a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicers) at the time any amounts are held on deposit therein, (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency and the Class A-1 Certificate Insurer. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

            ERISA-Restricted Certificate: As specified in the Preliminary Statement.

            Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

            Escrow Payments: As defined in Section 3.09(b) of this Agreement.

            Event of Default: As defined in Section 7.01.

            Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on such Distribution Date over (b) the Specified Overcollateralized Amount for such Distribution Date.

            Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Sections 3.27(a) in the name of the Trustee for the benefit of the Regular Certificateholders and designated "Deutsche Bank National Trust Company in trust for registered holders of GSAMP Trust 2004-HE2, Mortgage Pass-Through Certificates, Series 2004-HE2." Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

            Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee and the Trustee Fee.

            Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

            Fannie Mae: The Federal National Mortgage Association and its successors in interest.

            Fannie Mae Guides: The Fannie Mae Seller's Guide and the Fannie Mae Servicer's Guide and all amendments or additions thereto.

            FDIC: The Federal Deposit Insurance Corporation, and its successors in interest.

            Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Depositor, the Purchaser, Ameriquest or First NLC as contemplated by this Agreement or the First NLC Agreement, as applicable), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

            Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date in each of the following months:

                                                                    Month of
                                                                Final Scheduled
                                                               Distribution Date
                                                               -----------------
Class A-1 Certificates....................................      September 2034
Class A-2 Certificates....................................      September 2034
Class A-3A Certificates...................................      September 2034
Class A-3B Certificates...................................      September 2034
Class A-3C Certificates...................................      September 2034
Class M-1 Certificates....................................      September 2034
Class M-2 Certificates....................................      September 2034
Class M-3 Certificates....................................      September 2034
Class M-4 Certificates....................................      September 2034
Class B-1 Certificates....................................      September 2034
Class B-2 Certificates....................................      September 2034
Class B-3 Certificates....................................      September 2034
Class B-4 Certificates....................................      September 2034
Class X Certificates......................................      September 2034
Class P Certificates......................................      September 2034
Class R Certificates......................................      September 2034

            First Lien Mortgage Loan: Any Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

            First NLC: First NLC Financial Services, LLC, a Florida limited liability company, and its successors in interest.

            First NLC Agreements: The First NLC Purchase Agreement and the Assignment, Assumption and Recognition Agreement, dated as of July 30, 2004, among the Purchaser, the Depositor and First NLC, a copy of each of which, without the mortgage loan schedule exhibits, is attached hereto as Exhibit P.

            First NLC Mortgage Loan: Each Mortgage Loan purchased by the Purchaser pursuant to a First NLC Purchase Agreement and identified as an "First NLC Mortgage Loan" on the Mortgage Loan Schedule.

            First NLC Purchase Agreement: The Mortgage Loan Purchase and Warranties Agreement, dated as of March 25, 2004, by and between First NLC and the Purchaser, solely insofar as the First NLC Purchase Agreement relates to the First NLC Mortgage Loans.

            Fixed Rate: With respect to the Fixed Rate Certificates, 5.000% per annum on or prior to the Optional Termination Date, and 5.500% per annum thereafter.

            Fixed Rate Mortgage Loan: A fixed rate Mortgage Loan purchased pursuant to the Purchase Agreements.

            Forbearance: As defined in Section 3.07(a).

            Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

            Freddie Mac Guides: The Freddie Mac Seller's & Servicer's Guide and all amendments or additions thereto.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Interest Rate.

            Group I Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

            Group II Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

            Group III Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group III Mortgage Loans.

            High Cost Mortgage Loan: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost," "threshold," "covered" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

            Index: As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Interest Rate set forth as such on the related Mortgage Note.

            Insurance Agreement: The Insurance and Indemnity Agreement, dated as of July 1, 2004, among the Purchaser, the Depositor and the Class A-1 Certificate Insurer.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Accrual Period: With respect to each Class of Non-Delay Certificates and each Class of Lower-Tier Regular Interests and any Distribution Date, the period commencing on the Distribution Date occurring in the month preceding the month in which the current Distribution Date occurs and ending on the day immediately preceding the current Distribution Date (or, in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date). With respect to the Delay Certificates and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. For purposes of computing interest accruals on each Class of Non-Delay Certificates, each Interest Accrual Period has the actual number of days in such period and each year is assumed to have 360 days. For purposes of computing interest accruals on the Delay Certificates, each Interest Accrual Period has 30 days in such period and each year is assumed to have 360 days.

            Interest Remittance Amount: With respect to any Distribution Date and the Mortgage Loans in a Loan Group, that portion of Available Funds attributable to interest relating to the Mortgage Loans in such Loan Group.

            Investment Account: As defined in Section 3.12(a).

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

            Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Remittance Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent for such Due Period and not previously recovered.

            Late Payment Rate: The lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by JP Morgan Chase Bank at its principal office in the City of New York, as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by JP Morgan Chase Bank) plus 3%, and (ii) the then applicable highest rate of interest on the Class A-1 Certificates and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates as determined by the Class A-1 Certificate Insurer. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year consisting of 360 days.

            LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar deposits of leading European banks.

            LIBOR Certificates: As specified in the Preliminary Statement.

            LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

            Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated or charged-off in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has made a Final Recovery Determination.

            Liquidation Event: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from coverage under this Agreement by reason of its being purchased, sold or replaced pursuant to or as contemplated by this Agreement. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from coverage under this Agreement by reason of its being purchased pursuant to this Agreement.

            Liquidation Proceeds: The amounts, other than Insurance Proceeds, Condemnation Proceeds or those received following the acquisition of REO Property, received in connection with the liquidation of a defaulted Mortgage Loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

            Loan Group: The Group I Mortgage Loans, the Group II Mortgage Loans or the Group III Mortgage Loans, as applicable.

            Loan Group Cap: The Loan Group I Cap, the Loan Group II Cap or the Loan Group III Cap, as applicable.

            Loan Group I Cap: With respect to the Group I Mortgage Loans as of any Distribution Date, the product of the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Group I Mortgage Loans, multiplied by 30 and divided by the actual number of days in the related Interest Accrual Period.

            Loan Group II Cap: With respect to the Group II Mortgage Loans as of any Distribution Date, the product of the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Group II Mortgage Loans, multiplied by 30 and divided by the actual number of days in the related Interest Accrual Period.

            Loan Group III Cap: With respect to the Group III Mortgage Loans as of any Distribution Date, the product of the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Group III Mortgage Loans, multiplied by 30 and divided by the actual number of days in the related Interest Accrual Period.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, at any time, the ratio (expressed as a percentage) of the principal balance of the Mortgage Loan as of the date of determination, to the Appraisal Value of the related Mortgaged Property.

            London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

            Lower-Tier Regular Interest: Each of the Class LT-A-1, Class LT-A-2, Class LT-A-3A, Class LT-A-3B, Class LT-A-3C, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-B-1, Class LT-B-2, Class LT-B-3, Class LT-B-4, Class LT-Group I, Class LT-Group II, Class LT-Group III and Class LT-Accrual Interests as described in the Preliminary Statement.

            Lower-Tier REMIC: As described in the Preliminary Statement.

            Lower-Tier Principal Amount: As described in the Preliminary Statement.

            Majority Class X Certificateholder: The Holder or Holders of a majority of the Percentage Interests in the Class X Certificates.

            Market Value Change Report: A report setting forth changes in property value of the Mortgaged Properties in a format agreed upon by the Servicer and the Depositor.

            MERS: As defined in Section 2.01.

            MERS Designated Mortgage Loan: Mortgage Loans for which (a) First NLC has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the First NLC, in accordance with MERS Procedure Manual and (b) First NLC has designated or will designate the Trust as the Investor on the MERS(R) System.

            MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.03.

            Moody's: Moody's Investors Service, Inc. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Servicers and the Trustee.

            Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

            Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Custodial File, the Servicing File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Premiums and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

            Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

            Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan as of the Cut-off Date: The information provided by Ameriquest, First NLC or the Servicers, as applicable, as of the Cut-off Date to the Depositor setting forth the following information with respect to each Ameriquest Mortgage Loan or First NLC Mortgage Loan, as the case may be: (1) Ameriquest's or First NLC's, as applicable, Mortgage Loan identifying number;
(2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) with respect to First Lien Mortgage Loans, the Loan-to-Value Ratio at origination, and with respect to Second Lien Mortgage Loans, the Combined Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date;
(12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., fixed rate, adjustable rate, first lien, second lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (24) the loan credit classification (as described in the Underwriting Guidelines);
(25) whether such Mortgage Loan provides for a Prepayment Premium; (26) the Prepayment Premium period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Premium, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination;
(30) the date of origination; (31) the date of the purchase of the Mortgage Loan, if applicable; (32) a code indicating whether the Mortgage Loan is assumable; (33) the Mortgage Interest Rate adjustment period; (34) the Mortgage Interest Rate floor; (35) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (36) a code indicating whether the Mortgage Loan has been modified; (37) the one-year payment history; (38) the Due Date for the first Scheduled Payment; (39) the original Scheduled Payment due; (40) with respect to the related Mortgagor, the debt-to-income ratio; (41) the Appraised Value of the Mortgaged Property; (42) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (43) whether the Mortgage Loan is covered by PMI policy and name of insurer; (44) the MERS identification number; (45) a code indicating if a Mortgage Loan is or has had a 30 Day Delinquency; (46) whether the Mortgage Loan is an Ameriquest Mortgage Loan or a First NLC Mortgage Loan; (47) the applicable Servicer for such Mortgage Loan; and (48) Loan Group. With respect to the related Mortgage Loans in the aggregate: (1) the number of Mortgage Loans;
(2) the current aggregate outstanding principal balance of the Mortgage Loans;
(3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan, including all riders thereto.

            Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagor: The obligor(s) on a Mortgage Note.

            Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to subsection 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

            Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls exceeds the sum of the Compensating Interest payments made with respect to such Distribution Date.

            NIM Issuer: The entity established as the issuer of the NIM Securities.

            NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates.

            NIM Trustee: The trustee for the NIM Securities.

            90+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, three months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

            Non-Delay Certificates: As specified in the Preliminary Statement.

            Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the applicable Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

            Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the applicable Servicer, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

            Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

            Ocwen: Ocwen Federal Bank FSB, a federally chartered savings bank, and its successors in interest.

            Ocwen Serviced Mortgage Loan: Each Mortgage Loan where Ocwen is listed as Servicer on the Mortgage Loan Schedule.

            Offered Certificates: As specified in the Preliminary Statement.

            Officer's Certificate: A certificate signed by an officer of a Servicer with responsibility for the servicing of the Mortgage Loans required to be serviced by such Servicer and listed on a list delivered to the Trustee pursuant to this Agreement and the Class A-1 Certificate Insurer.

            Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for a Servicer or a Subservicer, reasonably acceptable to the Trustee and the Class A-1 Certificate Insurer; provided, that any Opinion of Counsel relating to (a) qualification of either Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions, must (unless otherwise stated in such Opinion of Counsel) be an opinion of counsel who (i) is in fact independent of such Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in such Servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with such Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Optional Termination Date: The date determined as follows:

            (i) Countrywide (at the direction of the Majority Class X Certificateholder (as evidenced on the records of the Registrar)) shall cause the Optional Termination Date to occur on the Distribution Date when the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut-off Date Pool Principal Balance (provided, that if the Depositor or an Affiliate of the Depositor is one of the Holders constituting such majority, then there must be at least one other unaffiliated Holder constituting such majority and the Class X Certificates held by such Holder (or unaffiliated Holders in the aggregate) must represent at least a 10% Percentage Interest in the Class X Certificates);

            (ii) The Class A-1 Certificate Insurer may cause the Optional Termination Date to occur on the third Distribution Date after the Distribution Date when the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut-off Date Pool Principal Balance, provided that the Majority Class X Certificateholder has not exercised its option in clause (i) above; and

            (iii) Either Chase or Ocwen individually, or together, may cause the Optional Termination Date to occur on the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 5% or less of the Cut-off Date Pool Principal Balance.

            In the event that the Class A-1 Certificate Insurer, Chase, Ocwen and/or Countrywide (at the direction of the Majority Class X Certificateholder) have the right to cause the Optional Termination Date to occur at the same time, the first Person to provide notice to exercise such right will have the right to purchase the Mortgage Loans.

            Original Purchase Date: With respect to the Ameriquest Mortgage Loans, June 2, 2004, and with respect to the First NLC Mortgage Loans, April 29, 2004, May 10, 2004, June 15, 2004, July 15, 2004 or July 16, 2004, as
applicable.

            OTS: Office of Thrift Supervision, and any successor thereto.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

            (i) Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

            (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

            Overcollateralized Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the Principal Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

            Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Overcollateralized Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date.

            Overcollateralization Floor: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Total Monthly Excess Spread.

            Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the applicable Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Remittance Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01.

            Pass-Through Margin: With respect to each Class of Regular Certificates, the following percentages: Class A-1 Certificates, 0.290%; Class A-2 Certificates, 0.360%; Class A-3A Certificates, 0.180%; Class A-3B Certificates, 0.350%; Class A-3C Certificates, 0.580%; Class M-1 Certificates, 0.650%; Class M-2 Certificates, 1.100%; Class M-3 Certificates, 1.250%; Class M-4 Certificates, 1.450%; Class B-1 Certificates, 1.900%; Class B-2 Certificates, 2.150%; and Class B-3 Certificates, 3.500%. On the first Distribution Date after the Optional Termination Date, the Pass-Through Margins shall increase to: Class A-1 Certificates, 0.580%; Class A-2 Certificates, 0.720%; Class A-3A Certificates, 0.360%; Class A-3B Certificates, 0.700%; Class A-3C Certificates, 1.160%; Class M-1 Certificates, 0.975%; Class M-2 Certificates, 1.650%; Class M-3 Certificates, 1.875%; Class M-4 Certificates, 2.175%; Class B-1 Certificates, 2.850%; Class B-2 Certificates, 3.225%; and Class B-3 Certificates, 5.250%.

            Pass-Through Rate: For each Class of Certificates and each Lower-Tier Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Periodic Mortgage Interest Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Mortgage Interest Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

            Periodic Mortgage Interest Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute minimum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Mortgage Interest Rate Floor for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

            Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by a Servicer, the Trustee or any of their respective
Affiliates:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by any Depository Institution and rated P-1 by Moody's and A-1+ by S&P;

            (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

            (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

            (vi) units of money market funds, including money market funds advised by the Depositor or the Trustee or an Affiliate thereof, that have been rated "Aaa" by Moody's and "AAAm" or "AAAm-G" by Standard & Poor's; and

            (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. For investments in the Distribution Account (except during the Trustee Float Period), only the obligations or securities (or instruments which invest in the obligations or securities) specified in clause (i) above shall constitute Permitted Investments.

            Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificates: As specified in the Preliminary Statement.

            Policy Payments Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.07(b) in the name of the Trustee for the benefit of the Class A-1 Certificateholders and the Class A-1 Certificate Insurer and designated "Deutsche Bank National Trust Company in trust for Financial Security Assurance Inc. and the registered holders of GSAMP Trust 2004-HE2, Mortgage Pass-Through Certificates, Series 2004-HE2, Class A-1".

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

            Preference Amount: Any amounts covered by the Class A-1 Certificate Insurance Policy that were distributed in respect of the Class A-1 Certificates which are recovered from any Holder of a Class A-1 Certificate as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code or other similar law in accordance with a final, nonappealable order of a court having competent jurisdiction and which have not theretofore been repaid to such Holders.

            Preference Claim: As defined in Section 4.07(d) hereof.

            Premium Amount: The product of the Premium Rate and the Class Certificate Balance of the Class A-1 Certificates immediately prior to such Distribution Date.

            Premium Rate: The rate set forth in the Premium Letter, dated July 30, 2004, among the Class A-1 Certificate Insurer, the Purchaser and the Depositor.

            Prepayment Interest Shortfall: With respect to any Remittance Date, the sum of, for each Mortgage Loan that was, during the related Prepayment Period, the subject of a Principal Prepayment that was applied by the applicable Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Prepayment Period.

            Prepayment Period: With respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

            Prepayment Premium: Any prepayment premium, penalty or charge collected by the applicable Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment in Full pursuant to the terms of the related Mortgage Note.

            Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

            Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, excluding any Prepayment Premium and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period and received by the applicable Servicer on or prior to the related Determination Date or advanced by the applicable Servicer for the related Remittance Date (ii) all Principal Prepayments received during the related Prepayment Period, (iii) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal actually collected by the Servicers during the related Prepayment Period, (iv) the portion of the Repurchase Price allocable to principal with respect to each Deleted Mortgage Loan, the repurchase obligation for which arose during the related Prepayment Period, that was repurchased during the period from the prior Distribution Date through the Remittance Date for the current Distribution Date, (v) the principal portion of all Substitution Adjustment Amounts with respect to the substitutions of Mortgage Loans that occur during the calendar month in which such Distribution Date occurs, and (vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01 (to the extent such proceeds relate to principal).

            Privacy Laws: Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and all applicable regulations promulgated thereunder.

            Private Certificates: As specified in the Preliminary Statement.

            Prospectus Supplement: The Prospectus Supplement, dated July 28, 2004, relating to the Offered Certificates.

            PTCE 95-60: As defined in Section 5.02(b).

            PUD: A planned unit development.

            Purchase Agreement: The Ameriquest Purchase Agreement or the First NLC Purchase Agreement, as applicable.

            Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest, as purchaser of the Mortgage Loans under the Purchase Agreements.

            Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Servicers.

            Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the related Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

            Record Date: With respect to any Distribution Date, the close of business on the last day of the related Interest Accrual Period; provided, however, that for any Certificate issued in definitive form, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs.

            Reference Bank: As defined in Section 4.04.

            Regular Certificates: As specified in the Preliminary Statement.

            Reimbursement Amount: As of any Distribution Date, the sum of (i) all Class A-1 Certificate Insured Amounts and Preference Amounts previously received by the Trustee previously paid by the Class A-1 Certificate Insurer and in each case not previously repaid to the Class A-1 Certificate Insurer pursuant to Section 4.02 plus (ii) interest accrued on each such Class A-1 Certificate Insured Amount and Preference Amount not previously repaid calculated at the Late Payment Rate from the date the Class A-1 Certificate Insurer paid to the Trustee the related Class A-1 Certificate Insured Amounts or Preference Amounts, as applicable.

            Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act, or any similar state statutes.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Opinion: As defined in Section 9.03.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

            Remittance Date: With respect to any Distribution Date, no later than 12:00 PM, Central Time on the Business Day immediately preceding such Distribution Date.

            REO Disposition: The final sale by the applicable Servicer of any REO Property.

            REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Interest Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Reporting Date: The 18th day of each calendar month or the immediately following Business Day if the 18th is not a Business Day.

            Representations and Warranties Agreement: The Representations and Warranties Agreement, dated as of July 30, 2004, by and between the Depositor and the Purchaser.

            Repurchase Price: With respect to any Mortgage Loan, (a) in the case of any Mortgage Loan repurchased by the Depositor or Ameriquest, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Trustee to the date of repurchase,
(iii) all unreimbursed Servicing Advances and (iv) all expenses incurred by the applicable Servicer, the Trust or the Trustee, as the case may be, in respect of a breach or defect, including, without limitation, (A) expenses arising out of the Servicer's or Trustee's, as the case may be, enforcement of the Depositor's or Ameriquest's repurchase obligation, to the extent not included in clause
(iii), and (B) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law, and (b) in the case of any Mortgage Loan repurchased by First NLC or the Purchaser, the repurchase price specified in the First NLC Agreements.

            Request for Release: The Request for Release submitted by a Servicer to the Trustee, substantially in the form of Exhibit J.

            Residual Certificates: As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

            Review Appraisal Value: As defined in the Underwriting Guidelines.

            Rule 144A Letter: As defined in Section 5.02(b).

            Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

            Securities Act: The Securities Act of 1933, as amended.

            Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Senior Specified Enhancement Percentage: As of any date of determination, 41.80%.

            Servicer: With respect to (i) each Ameriquest Mortgage Loan, Countrywide after the Servicing Transfer Date, and (ii) each First NLC Mortgage Loan, Ocwen with respect to each Ocwen Serviced Mortgage Loan and Chase with respect to each Chase Serviced Mortgage Loan, after the Servicing Transfer Date, and in any case, if a successor servicer is appointed hereunder, such successor servicer.

            Servicer Remittance Report: As defined in Section 4.03(d).

            Servicing Advances: The reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the applicable Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, (iv) the performance of its obligations under Sections 3.01, 3.09, 3.13 and 3.15. Servicing Advances also include any reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the applicable Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any satisfaction or foreclosures in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement and (v) obtaining or correcting any legal documentation required to be included in the Mortgage Files and necessary for the applicable Servicer to perform its obligations under this Agreement. No Servicer shall be required to make any Nonrecoverable Servicing Advances.

            Servicing Fee: With respect to each Servicer, each Mortgage Loan serviced by such Servicer and any Distribution Date, an amount equal to the product of (i) one-twelfth of Servicing Fee Rate and (ii) the applicable Stated Principal Balance of such Mortgage Loan as of the first day of the calendar month preceding the month in which such Distribution Date occurs. Such fee shall be payable monthly, and shall be pro rated for any portion of a month during which the Mortgage Loan is serviced by such Servicer under this Agreement. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section 3.11) of such Scheduled Payment collected by such Servicer or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

            Servicing File: With respect to each Mortgage Loan, the file retained by the applicable Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

            Servicing Officer: Any officer of any Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by such Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

            Servicing Transfer Costs: All reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the transfer of servicing from a terminated Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor Servicer appointed pursuant to Section 7.02) to service the Mortgage Loans properly and effectively.

            Servicing Transfer Date: On or about August 2, 2004 or August 3, 2004, as the case may be.

            Similar Law: As defined in Section 5.02(b).

            Six-Month LIBOR Index: With respect to each applicable Adjustable Rate Mortgage Loan, the rate as determined on the basis of rates at which six-month U.S. dollar deposits are offered to prime banks in the London interbank market on such date as provided in the related Mortgage Note.

            60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

            Specified Overcollateralized Amount: Prior to the Stepdown Date, an amount equal to 2.20% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 4.40% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of Principal Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans until the Distribution Date on which a Trigger Event is no longer occurring.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors in interest. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention:
Residential Mortgage Surveillance Group - GSAMP Trust 2004-HE2, or such other address as Standard & Poor's may hereafter furnish to the Depositor, the Servicers and the Trustee.

            Standard & Poor's Glossary: Version 5.6 of the Standard & Poor's LEVELS(R)Glossary.

            Start-up Day: As defined in Section 2.06.

            Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the related Servicer on or prior to the related Determination Date or advanced by the related Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.

            Stepdown Date: The earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero, and (b) the later to occur of (i) the Distribution Date in August 2007, and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

            Subordinated Certificates: As specified in the Preliminary
Statement.

            Subsequent Recoveries: Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan.

            Subservicer: As defined in Section 3.02(a).

            Subservicing Account: As defined in Section 3.08.

            Subservicing Agreements: As defined in Section 3.02(a).

            Substitute Mortgage Loan: With respect to the First NLC Mortgage Loans, a "Qualified Substitute Mortgage Loan" as that term is defined in the First NLC Purchase Agreement.

            Substitution Adjustment Amount: Any amount to be paid in connection with a Substitute Mortgage Loan pursuant to Section 8.03 of the First NLC Purchase Agreement, and any additional amounts required to be paid by the First NLC Agreements in connection with such a substitution.

            Tax Service Contract: As defined in Section 3.09(a).

            Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

            Termination Price: As defined in Section 9.01.

            30 Day Delinquency: The failure of the Mortgagor to make any Scheduled Payment due under the Mortgage Note on or prior to the date which is 30 days after such payment's Due Date.

            Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected on the Mortgage Loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date (net of Expense Fees, the Premium Amount and the Reimbursement Amount, if any) over (ii) the sum of amounts payable to the Principal Certificates and to the Class A-1 Certificate Insurer on such Distribution Date pursuant to Section 4.02(a)(i).

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Transfer Affidavit: As defined in Section 5.02(c).

            Transferor Certificate: As defined in Section 5.02(b).

            Trigger Event: With respect to any Distribution Date, a Trigger Event exists if (i) the quotient (expressed as a percentage) of (1) the rolling three month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans, divided by (2) the aggregate unpaid principal balance of the Mortgage Loans as of the last day of the related Due Period, equals or exceeds 38.00% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable percentages set forth below with respect to such Distribution Date:


      Distribution Date Occurring In       Loss Percentage
      ------------------------------       ---------------
      August 2007 through July 2008        2.7500% for the first month, plus
                                           an additional 1/12th of 1.7500% for
                                           each month thereafter (e.g.,
                                           approximately 2.896% in
                                           September 2007)

      August 2008 through July 2009        4.5000% for the first month, plus
                                           an additional 1/12th of 1.2500% for
                                           each month thereafter (e.g.,
                                           approximately 4.604% in
                                           September 2008)

      August 2009 through July 2010        5.7500% for the first month, plus
                                           an additional 1/12th of 0.7500% for
                                           each month thereafter (e.g.,
                                           approximately 5.813% in
                                           September 2009)

      August 2010 and thereafter           6.5000%


            Trust: The express trust created hereunder in Section 2.01(c).

            Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Collection Account, the Excess Reserve Fund Account, the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the First NLC Agreements (solely insofar as the First NLC Agreements relate to the Mortgage Loans); (v) the Cap Agreements; (vi) the Representations and Warranties Agreement; (vii) with respect to the Class A-1 Certificates only, the rights of the Trustee under the Class A-1 Certificate Insurance Policy; and (viii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

            Trust REMIC: Either the Lower-Tier REMIC or the Upper-Tier REMIC, as applicable.

            Trustee: Deutsche Bank National Trust Company, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

            Trustee Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the related Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date (or as of the Closing Date in the case of the first Distribution Date) or, in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the Mortgagor, interest at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0029% per annum.

            Trustee Float Period: With respect to any Distribution Date and the related amounts in the Distribution Account, the period commencing on the Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

            U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

            Underwriters' Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

            Underwriting Guidelines: The underwriting guidelines attached to the applicable Purchase Agreement.

            Unpaid Interest Amounts: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid and (b) interest on such unpaid amount at the applicable Pass-Through Rate (to the extent permitted by applicable law).

            Upper-Tier Regular Interest: As described in the Preliminary Statement.

            Upper-Tier REMIC: As described in the Preliminary Statement.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            WAC Cap: With respect to the Mortgage Loans as of any Distribution Date, a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Interest Rates for each Mortgage Loan then in effect on the beginning of the related Due Period on the Mortgage Loans, multiplied by, in the case of the Principal Certificates other than the Fixed Rate Certificates, (b) 30 divided by the actual number of days in the related Interest Accrual Period.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders and the Class A-1 Certificate Insurer, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund.

            (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders and the Class A-1 Certificate Insurer the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _____________, without recourse" and signed in the name of the last endorsee. To the extent that there is no room on the face of any Mortgage Note for an endorsement, the endorsement may be contained on an allonge, if state law so allows and the Trustee is so advised by the Depositor that state law so allows;

            (ii) the original of any guarantee executed in connection with the Mortgage Note;

            (iii) the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, Ameriquest or the Depositor cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, Ameriquest or First NLC, as applicable (to the extent that it has not previously delivered the same to the Purchaser or the Trustee) shall deliver or cause to be delivered to the Trustee, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of Ameriquest or First NLC, as applicable (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt thereof by Ameriquest or First NLC, as applicable; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, (if provided), with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

            (v) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form;

            (vi) the originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, Ameriquest or First NLC, as applicable (to the extent that it has not previously delivered the same to the Purchaser or the Trustee) shall deliver or cause to be delivered to the Trustee, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of Ameriquest or First NLC, as applicable (or certified by the title company, escrow agent, or closing attorney) stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Trustee upon receipt thereof by Ameriquest or First NLC, as applicable; or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (vii) the original or duplicate lender's title policy and any riders thereto or, any one of an original title binder, an original or copy of the preliminary title report or an original or copy of the title commitment, and if, copies then certified by the title company; and

            (viii) a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

            The Depositor shall use reasonable efforts to assist the Trustee and the applicable Servicer in enforcing the obligations of First NLC and the Purchaser under the First NLC Agreements.

            Each Mortgage Loan for which a Mortgage Note is missing shall be evidenced by a lost note affidavit as of the Closing Date. In the event one or more lost note affidavits are provided to cover multiple missing Mortgage Notes on the Closing Date, Ameriquest shall deliver (or the Depositor, as applicable, shall use reasonable efforts to cause First NLC to deliver) to the Trustee the applicable individual lost note affidavits within ten (10) Business Days of the Closing Date. If Ameriquest or First NLC fails to deliver the required individual lost note affidavits within the specified period of time, the Trustee shall notify Ameriquest or First NLC, as applicable, to take such remedial actions, including, without limitation, the repurchase by Ameriquest or First NLC of such Mortgage Loan within 30 days of the Closing Date.

            Ameriquest shall deliver (or the Depositor, as applicable, shall use reasonable efforts to cause First NLC to deliver) to the Trustee the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 150 days from the Closing Date.

            If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the applicable Servicer shall take all reasonable actions as are necessary at the expense of the Depositor to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

            From time to time, Ameriquest shall forward, with respect to the Mortgage Loans, to the Trustee additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by Ameriquest, in accordance with the terms of this Agreement. The Depositor shall use reasonable efforts to cause First NLC to forward to the Trustee additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by First NLC in accordance with the terms of the First NLC Agreements. All such mortgage documents held by the Trustee as to each Mortgage Loan shall constitute the "Custodial File."

            On or prior to the Closing Date, Ameriquest shall deliver (or the Depositor, as applicable, shall use reasonable efforts to cause First NLC to deliver) to the Trustee Assignments of Mortgages, in blank, for each applicable Mortgage Loan (except with respect to each MERS Designated Mortgage Loan). Ameriquest shall cause (or the Depositor, as applicable, shall use reasonable efforts to cause First NLC to cause) the Assignments of Mortgage with completed recording information to be provided to the Depositor in a reasonably acceptable manner. No later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the Depositor of the fully completed Assignments of Mortgages in recordable form, the Depositor shall promptly submit or cause to be submitted for recording, at the expense of Ameriquest or First NLC pursuant to the First NLC Purchase Agreement, as applicable, at no expense to the Trust Fund, the Trustee, the Class A-1 Certificate Insurer or the Depositor in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if the Trustee and each Rating Agency and the Class A-1 Certificate Insurer has received an opinion of counsel, satisfactory in form and substance to the Trustee, each Rating Agency and the Class A-1 Certificate Insurer, to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned by Ameriquest at Ameriquest's expense (or the Depositor, as applicable, shall use reasonable efforts to cause First NLC to assign at First NLC's expense, pursuant to the First NLC Purchase Agreement) to "Deutsche Bank National Trust Company as trustee under the Pooling and Servicing Agreement dated as of July 1, 2004, GSAMP Trust 2004-HE2." In the event that any such assignment is lost or returned unrecorded because of a defect therein, with respect to the Ameriquest Mortgage Loans, Ameriquest shall promptly prepare a substitute assignment to cure such defect and thereafter cause each such assignment to be duly recorded. If there is such a defect with respect to a First NLC Mortgage Loan, the Trustee shall take such actions, with the Depositor's consent, to enforce the rights of the Trust as "Purchaser" under the First NLC Agreements.

            On or prior to the Closing Date, the Depositor shall deliver to the Trustee and each Servicer a copy of the Data Tape Information in electronic, machine readable medium in a form mutually acceptable to the Depositor, each Servicer and the Trustee. Within ten (10) Business Days of the Closing Date, the Depositor shall deliver a copy of the complete Mortgage Loan Schedule to the Trustee, the Class A-1 Certificate Insurer and each Servicer.

            In the event, with respect to any Ameriquest Mortgage Loans, that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee within 90 days following the Closing Date, and in the event that Ameriquest does not cure such failure within 30 days of discovery of receipt of written notification of such failure from the Depositor, the related Mortgage Loan shall, upon the request of the Depositor, be repurchased by Ameriquest at the price and in the manner specified in Section 2.03. In the event, with respect to any First NLC Mortgage Loan, that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee within 180 days of the applicable Original Purchase Date as specified in the First NLC Purchase Agreement, the Trustee shall notify the Depositor and the Depositor shall take or cause to be taken such remedial actions under the First NLC Purchase Agreement as may be permitted to be taken thereunder, including without limitation, if applicable, the repurchase by First NLC of such Mortgage Loan. The foregoing repurchase remedy shall not apply in the event that Ameriquest or First NLC, as applicable, cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that Ameriquest or First NLC, as applicable, shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of Ameriquest or First NLC, as applicable, confirming that such document has been accepted for recording.

            Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of Ameriquest or First NLC, as applicable shall be deemed to have been satisfied upon delivery by Ameriquest or First NLC, as applicable, to the Trustee prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

            (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "GSAMP Trust 2004-HE2" and Deutsche Bank National Trust Company is hereby appointed as Trustee in accordance with the provisions of this Agreement.

            (d) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans and the First NLC Agreements) pursuant to Section 2.01(a).

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and the Class A-1 Certificate Insurer. The Trustee acknowledges that it will maintain possession of the related Mortgage Notes in the State of California unless otherwise permitted by the Rating Agencies.

            Prior to and as a condition to the Closing, the Trustee shall deliver via facsimile (with original to follow the next Business Day) to the Depositor, each Servicer and the Class A-1 Certificate Insurer an Initial Certification prior to the Closing Date, or as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan with any exceptions thereon. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            On the Closing Date, the Trustee shall ascertain that all documents required to be reviewed by it are in its possession, and shall deliver to the Depositor, each Servicer and the Class A-1 Certificate Insurer an Initial Certification, in the form annexed hereto as Exhibit E, and shall deliver to the Depositor, each Servicer and the Class A-1 Certificate Insurer Document Certification and Exception Report, in the form annexed hereto as Exhibit F, within 90 days after the Closing Date to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2) and (13) of the Mortgage Loan Schedule and items
(1), (2) and (13) of the Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section
2.01 of this Agreement. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            The Trustee shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein. Each Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of such Servicer from time to time.

            Ameriquest shall deliver (or the Depositor, as applicable, shall use reasonable efforts to cause First NLC to deliver) to the applicable Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Trustee, including but not limited to such documents as the title insurance policy and any other Mortgage Loan documents upon return from the public recording office. The documents shall be delivered by Ameriquest at Ameriquest's expense (or the Depositor, as applicable, shall use reasonable efforts to cause First NLC to deliver at First NLC's expense pursuant to the First NLC Agreements) to the applicable Servicer and in no event shall such Servicer be responsible for such expense.

            Section 2.03 Representations, Warranties and Covenants of each Servicer and Ameriquest. (a) Countrywide hereby makes the representations and warranties set forth in Schedule II hereto to the Depositor, Ameriquest, the Class A-1 Certificate Insurer and the Trustee as of the Closing Date. Chase hereby makes the representations and warranties set forth in Schedule III hereto to the Depositor, Ameriquest, the Class A-1 Certificate Insurer and the Trustee as of the Closing Date. Ocwen hereby makes the representations and warranties set forth in Schedule IV hereto to the Depositor, Ameriquest, the Class A-1 Certificate Insurer and the Trustee as of the Closing Date.

            (b) Ameriquest hereby makes the representations and warranties set forth in Schedule V and Schedule VI hereto to the Depositor, Countrywide, the Trustee and the Class A-1 Certificate Insurer.

            (c) It is understood and agreed by the Servicers and Ameriquest that the representations and warranties set forth in this Section 2.03 shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee, and shall inure to the benefit of the Depositor, the Trustee and the Class A-1 Certificate Insurer notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by any of Ameriquest, the Depositor, the Trustee, either Servicer or the Class A-1 Certificate Insurer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other; provided that a Servicer need not give notice to the other Servicer.

            (d) Within 60 days of the earlier of either discovery by or notice to Ameriquest of any breach of a representation or warranty set forth in Section 2.03(b) that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, Ameriquest shall use its best efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File or promptly to cure such breach in all material respects and, if such defect or breach cannot be remedied, Ameriquest shall repurchase such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Schedule V, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to Ameriquest of such breach, all of the Mortgage Loans shall, at the Depositor's option, be repurchased by Ameriquest at the Repurchase Price. Notwithstanding the foregoing, a breach (x) which causes a Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or (y) by Ameriquest of any of the representations and warranties set forth in paragraphs (jj), (kk), (ll), (nn), (oo), (pp) or (ddd) of Schedule V, in each case, will be deemed automatically to materially and adversely affect the value of such Mortgage Loan and the interests of the Trustee and Certificateholders in such Mortgage Loan. In the event that the Trustee receives notice of a breach by Ameriquest of any of the representations and warranties set forth in paragraphs
(jj), (kk), (ll), (nn), (oo), (pp) or (ddd) of Schedule V, the Trustee shall give notice of such breach to Ameriquest and request Ameriquest to repurchase the Mortgage Loan at the Repurchase Price within sixty (60) days of Ameriquest's receipt of such notice. Ameriquest shall repurchase each such Deleted Mortgage Loan within 30 days of the earlier of discovery or receipt of notice with respect to each such Deleted Mortgage Loan.

            (e) In connection with any repurchase or substitution of a Mortgage Loan pursuant to this Section 2.03, Section 2.07 or Section 2.08, the applicable Servicer shall, based on information provided by Ameriquest or First NLC, as applicable, amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Class A-1 Certificate Insurer. Upon any such repurchase or any substitution and the deposit to the Collection Account of any Substitution Adjustment Amount, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to Ameriquest or First NLC, as applicable, and shall execute and deliver at the direction of Ameriquest or First NLC, as applicable, such instruments of transfer or assignment prepared by Ameriquest or First NLC, as applicable, in each case without recourse, as shall be necessary to vest title in Ameriquest or First NLC, as applicable, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

            (f) In addition to such repurchase obligation, Ameriquest shall indemnify the Depositor, any of its Affiliates, each Servicer, the Trustee and the Class A-1 Certificate Insurer and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach by Ameriquest of any of its representations and warranties contained in the Ameriquest Purchase Agreement or this Agreement.

            (g) For any month in which First NLC substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the related Servicer will determine the amount (if any) by which the aggregate unpaid principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the Scheduled Payments due in the Due Period of substitution). The Depositor shall use reasonable efforts to cause First NLC to remit to the applicable Servicer for deposit into the related Collection Account on or before the next Remittance Date any Substitution Adjustment Amount.

            (h) In the event that a Mortgage Loan shall have been repurchased pursuant to this Agreement or the First NLC Agreements, the Repurchase Price therefor shall be deposited in the related Collection Account by the applicable Servicer pursuant to Section 3.10 on or before the next Remittance Date and upon such deposit of the Repurchase Price and receipt of a Request for Release in the form of Exhibit J hereto, the Trustee shall release the related Custodial File held for the benefit of the Certificateholders to such Person as directed by the applicable Servicer, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing, together with any related indemnification obligations, shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the applicable Servicer, the Class A-1 Certificate Insurer or the Trustee on their behalf.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Custodial Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Non-Qualified Mortgages. Upon discovery by the Depositor, Ameriquest, any Servicer or the Trustee that any Ameriquest Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require Ameriquest to repurchase the affected Mortgage Loan within 30 days of the earlier of discovery or receipt of notice in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to
Section 2.03. The Trustee shall reconvey to Ameriquest the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

            Section 2.05 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates, and for the benefit of the Class A-1 Certificate Insurer (and all references in this Agreement for the benefit of or actions on behalf of the Class A-1 Certificateholders shall be deemed to include the Class A-1 Certificate Insurer). The Trustee shall cooperate with all reasonable requests by the Class A-1 Certificate Insurer regarding action to preserve or enforce the Class A-1 Certificate Insurer's rights or interests under this Agreement and the Class A-1 Certificates.

            Section 2.06 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Start-up Day" for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" is the Distribution Date in September 2034, which is the Distribution Date following the latest Mortgage Loan maturity date. Amounts paid to the Class X Certificates (prior to any reduction for any Basis Risk Payment) shall be deemed paid from the Upper-Tier REMIC in respect of the Class X Interest to the holders of the Class X Certificates prior to the distribution of Basis Risk Payments to the Principal Certificates.

            Section 2.07 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee, the Class A-1 Certificate Insurer, each Servicer and Ameriquest that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by each Servicer, and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

            (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders and for the benefit of the Class A-1 Certificate Insurer, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders and for the benefit of the Class A-1 Certificate Insurer, the security interest referred to in Section 10.04; and

            (i) No Mortgage Loan that is a Group I Mortgage Loan or a Group II Mortgage Loan had a Prepayment Premium with a term in excess of three years from the applicable origination date.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.07 shall survive delivery of the respective Custodial Files to the Trustee or to a custodian, as the case may be, and shall inure to the benefit of the Trustee.

            Within 30 days of the earlier of either discovery by or notice to the Depositor of a breach of the representations and warranties set forth in clause (h) above that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, the Depositor shall use its best efforts to promptly cure such breach in all material respects and if such defect or breach cannot be remedied, the Depositor shall either (i) if such 30-day period expires prior to the second anniversary of the Closing Date, remove such Deleted Mortgage Loan from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in Section 2.03, or (ii) repurchase such Mortgage Loan at the Repurchase Price. Any such substitution or repurchase shall be conducted in the same manner as set forth in Section 2.03. The obligations of the Depositor to cure such breach or to substitute or purchase any Mortgage Loan constitute the sole remedies respecting a material breach of any such representation or warranty to the Holders of the Certificates and the Trustee.

            Section 2.08 Enforcement of First NLC Agreements. Upon discovery by any of the parties hereto of a breach of a representation or warranty made by First NLC or the Purchaser pursuant to the First NLC Agreements, the party discovering such breach shall give prompt written notice thereof to the other parties to this Agreement, the Class A-1 Certificate Insurer and First NLC. The Trustee shall take such action, with the Depositor's consent, with respect to such breach under the First NLC Agreements as may be necessary or appropriate to enforce the rights of the Trust with respect thereto.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

            Section 3.01 Servicers to Service Mortgage Loans. (a) For and on behalf of the Certificateholders and for the benefit of the Class A-1 Certificate Insurer (and all reference in this Agreement for the benefit of actions on behalf of the Class A-1 Certificateholders shall be deemed to include the Class A-1 Certificate Insurer), each Servicer shall service and administer the Mortgage Loans serviced by it in accordance with the terms of this Agreement and the respective Mortgage Loans, to the extent consistent with such terms, in compliance with all applicable federal, state and local laws, and in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

            (i) any relationship that such Servicer, any Subservicer or any Affiliate of such Servicer or any Subservicer may have with the related Mortgagor;

            (ii) the ownership or non-ownership of any Certificate by such Servicer or any Affiliate of such Servicer;

            (iii) such Servicer's obligation to make P&I Advances or Servicing Advances; or

            (iv) such Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

            To the extent consistent with the foregoing, each Servicer shall seek to maximize the timely and complete recovery of principal and interest on the related Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, each Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the related Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when each Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the related Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and in the name of the Trust. Each Servicer shall service and administer the related Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Each Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.16, the Trustee shall execute, at the written request of a Servicer, and furnish to the applicable Servicer and any Subservicer such documents as are necessary or appropriate to enable the applicable Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to each Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee and in the name of the Trust. The Trustee shall execute any power of attorney furnished to it by the related Servicer in favor of such Servicer for the purposes described herein to the extent necessary or desirable to enable such Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of any Servicer or any Subservicers under such powers of attorney.

            (b) Subject to Section 3.09(b), in accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11. Any cost incurred by each Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (c) Notwithstanding anything in this Agreement to the contrary, no Servicer may make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01) and no Servicer shall (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for (A) a reduction of interest payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes or (B) as provided in Section 3.07, if the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the applicable Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and
(B) cause either Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the start-up day" under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Premiums.

            (d) Each Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release such Servicer from the responsibilities or liabilities arising under this Agreement.

            (e) Prior to the applicable Servicing Transfer Date, the Depositor shall cause the applicable Mortgage Loans to be serviced pursuant to interim servicing agreements currently in place relating to such Mortgage Loans.

            Section 3.02 Subservicing Agreements between a Servicer and Subservicers. (a) Each Servicer may enter into subservicing agreements with subservicers (each, a "Subservicer"), for the servicing and administration of the related Mortgage Loans ("Subservicing Agreements").

            (b) Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. Each Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. Each Servicer and the respective Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee or the Class A-1 Certificate Insurer, without the consent of the Trustee or the Class A-1 Certificate Insurer, respectively. Any variation without the consent of the Trustee and the Class A-1 Certificate Insurer from the provisions set forth in
Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to such Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. Each Servicer shall deliver to the Trustee, the Class A-1 Certificate Insurer and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon such Servicer's execution and delivery of such instruments.

            (c) As part of its servicing activities hereunder, each Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement to which such Servicer is a party, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as such Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. Each Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

            Section 3.03 Successor Subservicers. Each Servicer shall be entitled to terminate any Subservicing Agreement to which such Servicer is a party and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer party to the related Subservicing Agreement without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02.

            Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer which is a party to the related Subservicing Agreement shall, for any reason, no longer be a Servicer (including termination due to an Event of Default).

            Section 3.04 Liability of the Servicers. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, such Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering such Mortgage Loans. Each Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of such Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

            Section 3.05 No Contractual Relationship between Subservicers and the Trustee. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the related Servicer alone, and the Trustee (or any successor to such Servicer) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. Each Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether such Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.06 Assumption or Termination of Subservicing Agreements by Trustee. In the event a Servicer at any time shall for any reason no longer be a Servicer (including by reason of the occurrence of an Event of Default), the Trustee, or its designee, or the successor Servicer if the successor Servicer is not the Trustee, shall thereupon assume all of the rights and obligations of such Servicer under each Subservicing Agreement that such Servicer may have entered into, with copies thereof provided to the Trustee prior to the Trustee assuming such rights and obligations, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

            Upon such assumption, the Trustee, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of such Servicer's interest therein and to have replaced such Servicer as a party to each Subservicing Agreement to which the predecessor Servicer was a party to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) such Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be a Servicer and (ii) none of the Depositor, the Trustee, their designees or any successor to such Servicer shall be deemed to have assumed any liability or obligation of such Servicer that arose before it ceased to be a Servicer.

            Such Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement to which it is a party and the Mortgage Loans then being serviced by it and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

            Section 3.07 Collection of Certain Mortgage Loan Payments. (a) Each Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and Accepted Servicing Practices, each Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, each Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which each Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or in the judgment of the applicable Servicer, such default is reasonably foreseeable, the applicable Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a Prepayment Premium), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "Forbearance"); provided, however, that a Servicer's approval of a modification of a Due Date shall not be considered a modification for purposes of this sentence; provided, further, that the final maturity date of any Mortgage Loan may not be extended beyond the Final Scheduled Distribution Date for the Principal Certificates. The applicable Servicer's analysis supporting any Forbearance and the conclusion that any Forbearance meets the standards of Section 3.01 shall be reflected in writing in the applicable Servicing File or on the applicable Servicer's servicing records. In addition, notwithstanding the foregoing, each Servicer may also waive (or permit a Subservicer to waive), in whole or in part, a Prepayment Premium if such waiver would, in the applicable Servicer's judgment, maximize recoveries on the related Mortgage Loan or if such Prepayment Premium is (i) not permitted to be collected by applicable law, or the collection thereof would be considered "predatory" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters, or (ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditor's rights or (2) due to acceleration in connection with a foreclosure or other involuntary payment. If a Prepayment Premium is waived other than as permitted in this Section 3.07(a), then the applicable Servicer is required to pay the amount of such waived Prepayment Premium, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the related Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the related Collection Account; provided, however, that the applicable Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Premium if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan
Schedule in effect at such time.

            (b) Each Servicer shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account within a reasonable period of time prior to any change thereof.

            Section 3.08 Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the related Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account of the related Servicer or remit such proceeds to the related Servicer for deposit in the Collection Account of the related Servicer not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, such Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) Each Servicer shall ensure that each of the Mortgage Loans serviced by such Servicer shall be covered by a paid-in-full, life-of-the-loan tax service contract in effect with respect to each First Lien Mortgage Loan (each, a "Tax Service Contract") serviced by such Servicer. Each Tax Service Contract shall be assigned to the Trustee, or its designee, at the applicable Servicer's expense in the event that a Servicer is terminated as Servicer of the related Mortgage Loan.

            (b) To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) hereof, the applicable Servicer undertakes to perform such functions with respect to the Mortgage Loans serviced by such Servicer. To the extent the related Mortgage Loan provides for Escrow Payments, the applicable Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Escrow Accounts"), which shall be Eligible Accounts. Each Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after such Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, fire and hazard insurance premiums, condominium charges and comparable items; (ii) reimburse the applicable Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section
3.13 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) apply to the restoration or repair of the Mortgaged Property in accordance with the Section 3.13; (v) transfer to the Collection Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note; (vi) pay interest to the applicable Servicer and, if required and as described below, to Mortgagors on balances in the Escrow Account; (vii) clear and terminate the Escrow Account at the termination of the applicable Servicer's obligations and responsibilities in respect of the related Mortgage Loans under this Agreement; or (viii) recover amounts deposited in error or for which amounts previously deposited are returned due to a "not sufficient funds" or other denial of payment by the related Mortgagor's banking institution. As part of its servicing duties, each Servicer or Subservicers shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the applicable Servicer shall use commercially reasonable efforts consistent with Accepted Servicing Practices to determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. Each Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

            Section 3.10 Collection Accounts. (a) On behalf of the Trustee, each Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated Eligible Accounts (each such account or accounts, a "Collection Account"), held in trust for the benefit of the Trustee. Funds in the Collection Account shall not be commingled with any other funds of the Servicers. On behalf of the Trustee, each Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after such Servicer's receipt thereof, and shall thereafter deposit in the related Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the related Cut-off Date but allocable to a Due Period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

            (iii) all Insurance Proceeds and Condemnation Proceeds (to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices) and all Liquidation Proceeds;

            (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the related Collection Account;

            (v) any amounts required to be deposited by such Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

            (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement; and

            (vii) all Prepayment Premiums collected by such Servicer.

            The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by each Servicer in the related Collection Account and shall, upon collection, belong to the applicable Servicer as additional compensation for its servicing activities. In the event a Servicer shall deposit in the related Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from its Collection Account, any provision herein to the contrary notwithstanding.

            (b) Funds in the Collection Accounts may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. Each Servicer shall give notice to the Trustee and the Depositor of the location of the related Collection Account maintained by it when established and prior to any change thereof.

            Section 3.11 Withdrawals from the Collection Accounts. (a) Each Servicer shall, from time to time, make withdrawals from the related Collection Account for any of the following purposes or as described in Section 4.01:

            (i) on or prior to the Remittance Date, to remit to the Trustee (A) the Trustee Fee with respect to such Distribution Date and (B) all Available Funds in respect of the related Distribution Date together with all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period;

            (ii) to reimburse such Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

            (iii) to pay such Servicer or any Subservicer (A) any unpaid Servicing Fees or (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan serviced by such Servicer, but only to the extent of any Late Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or other amounts as may be collected by such Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property);

            (iv) to pay to such Servicer as servicing compensation (in addition to the Servicing Fee) on the Remittance Date any interest or investment income earned on funds deposited in its Collection Account;

            (v) to pay to Ameriquest, with respect to each Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

            (vi) to reimburse such Servicer for (A) any P&I Advance or Servicing Advance previously made which such Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01 and (B) any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 3.11(a)(iii);

            (vii) to pay, or to reimburse such Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan serviced by such Servicer pursuant to Section 3.15;

            (viii)to reimburse such Servicer, the Depositor or the Trustee for expenses incurred by or reimbursable to such Servicer, the Depositor or the Trustee, as the case may be, pursuant to Section 6.03, Section 7.02 or
      Section 8.05;

            (ix) to reimburse such Servicer, the Class A-1 Certificate Insurer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation under Section 2.03 of this Agreement that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

            (x) to withdraw any amounts deposited in the related Collection Account in error or for which amounts previously deposited are returned due to a "not sufficient funds" or other denial of payment by the related Mortgagor's banking institution;

            (xi) to withdraw any amounts held in the related Collection Account and not required to be remitted to the Trustee on the Remittance Date occurring in the month in which such amounts are deposited into such Collection Account, to reimburse such Servicer for unreimbursed P&I Advances;

            (xii) to invest funds in Permitted Investments in accordance with
      Section 3.12; and

            (xiii) to clear and terminate the related Collection Account upon termination of this Agreement.

            To the extent that a Servicer does not timely make the remittance referred to in clause (i) above, such Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the prime rate, from and including the applicable Remittance Date to but excluding the date such remittance is actually made.

            (b) Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from its Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (iv), (v), (vi), (vii), (viii) and
(ix) above. Each Servicer shall provide written notification to the Depositor, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the related Collection Account pursuant to subclause (a)(vi) above.

            Section 3.12 Investment of Funds in the Collection Accounts and the Distribution Account. (a) Each Servicer may invest the funds in the related Collection Account and the Trustee may invest funds in the Distribution Account during the Trustee Float Period, and shall (except during the Trustee Float Period), invest such funds in the Distribution Account at the direction of the Depositor (for purposes of this Section 3.12, each of the Collection Accounts and the Distribution Accounts are referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day on which such funds are required to be withdrawn from such account pursuant to this Agreement (except for investments made at the Depositor's direction, which shall mature no later than the Business Day immediately preceding the date of required withdrawal). All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the related Account and any income and gain realized thereon in any Account other than the Distribution Account during the Trustee Float Period) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee may:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) All income and gain realized from the investment of funds deposited in the related Collection Account and Escrow Account held by or on behalf of the related Servicer, shall be for the benefit of such Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. Any other benefit derived from the related Collection Account and Escrow Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage blanket insurance, and like sources, shall accrue to the benefit of the related Servicer, except that no Servicer shall realize any economic benefit from any forced charging of services except as permitted by applicable law. Such Servicer shall deposit in the related Collection Account and Escrow Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Trustee, shall be for the benefit of the Depositor (except for any income or gain realized from the investment of funds on deposit in the Distribution Account during the Trustee Float Period, which shall be for the benefit of the Trustee). The Depositor shall deposit in the Distribution Account (except with respect to the Trustee Float Period, in which case the Trustee shall deposit) the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (e) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

            (f) The Trustee shall not be liable for the amount of any loss incurred with respect of any investment (except that during the Trustee Float Period, it will be responsible for reimbursing the Trust for such loss) or lack of investment of funds held in any Investment Account or the Distribution Account if made in accordance with this Section 3.12.

            Section 3.13 Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage. (a) Each Servicer shall cause to be maintained for each Mortgage Loan serviced by such Servicer fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the outstanding principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, and (iv) the amount determined by applicable federal or state law, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Each Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property serviced by such Servicer in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Interest Rate and related Servicing Advances. Each Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by any Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that such Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the related Collection Account, subject to withdrawal pursuant to Section 3.11. If the Mortgagor fails to provide Mortgage Loan hazard insurance coverage after thirty (30) days of Servicer's written notification, the Servicer shall put in place such hazard insurance coverage on the Mortgagor's behalf. Any out-of-pocket expense or advance made by the Servicer on such force placed hazard insurance coverage shall be deemed a Servicing Advance. Any cost incurred by any Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Trustee, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the applicable Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid principal balance of the related Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, either Servicer determines in accordance with applicable law and pursuant to the Federal Emergency Management Agency Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the applicable Servicer shall notify the related Mortgagor to obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the applicable Servicer shall immediately force place the required flood insurance on the Mortgagor's behalf. Any out-of-pocket expense or advance made by the applicable Servicer on such force placed flood insurance coverage shall be deemed a Servicing Advance.

            In the event that any Servicer shall obtain and maintain a blanket policy with an insurer either (i) acceptable to Fannie Mae or Freddie Mac, or
(ii) having a General Policy Rating of A:12 or better in Best's (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case such Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the related Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, each Servicer agrees to prepare and present, on behalf of itself, the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (b) Each Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of such Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall provide the Trustee and the Class A-1 Certificate Insurer upon request with copies of any such insurance policies and fidelity bond. Each Servicer shall be deemed to have complied with this provision if an Affiliate of the applicable Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to such Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. Each Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

            Section 3.14 Enforcement of Due-on-Sale Clauses; Assumption Agreements. Each Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that no Servicer shall be required to take such action if, in its sole business judgment, a Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If a Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, such Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Each Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of such Servicer and such substitution is in the best interest of the Certificateholders as determined by the Servicer. In connection with any assumption, modification or substitution, such Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. No Servicer shall take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by a Servicer in respect of an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Interest Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. Each Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, a Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which such Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 3.15 Realization upon Defaulted Mortgage Loans. Each Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. Each Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings; provided, however with respect to any Second Lien Mortgage Loan for which the related First Lien Mortgage Loan is not included in the Trust Fund, if, after such Mortgage Loan becomes 180 days or more delinquent, the Servicer determines that a significant net recovery is not possible through foreclosure, such Mortgage Loan may be charged off and the Mortgage Loan will be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage from an uninsured cause, a Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the Trustee, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by such Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11. Each Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

            In the event that the related First Lien Mortgage Loan is not being serviced by a Servicer, such Servicer shall have no liability for any losses resulting from a foreclosure on a Second Lien Mortgage Loan in connection with the foreclosure on the related First Lien Mortgage Loan for which the related First Lien Mortgage Loan is not included in the Trust Fund where the Servicer did not receive notice or otherwise had no actual knowledge regarding such foreclosure on the related First Lien Mortgage Loan; provided, however, if the Servicer is either notified or has actual knowledge that any holder of a First Lien Mortgage Loan intends to accelerate the obligations secured by the First Lien Mortgage Loan, or that any such holder intends to declare a default under the mortgage or promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Trust in accordance with Accepted Servicing Practices and the REMIC Provisions. The Servicer shall not be required to make a Servicing Advance pursuant to Section 4.01 with respect thereto except to the extent that it determines in its reasonable good faith judgment that such advance would be recoverable from Liquidation Proceeds on the related Second Lien Mortgage Loan and in no event in an amount that is greater than the then outstanding principal balance of the related Second Lien Mortgage Loan. The Servicer shall thereafter take such action as is reasonably necessary to recover any amount so advanced and to otherwise reimburse itself as a Servicing Advance from the Collection Account pursuant to Section 3.11.

            The proceeds of any Liquidation Event or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the applicable Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Interest Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a Liquidation Event or REO Disposition; third, to reimburse any Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Interest Rate (net of the Servicing Fee Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the applicable Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of the recovery so allocated to interest at the Mortgage Interest Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the applicable Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Trustee in accordance with the provisions of Section 4.02, subject to the last paragraph of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

            Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event a Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Trustee otherwise requests, such Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, such Servicer shall promptly provide the Trustee and the Depositor, with a written report of the environmental inspection.

            After reviewing the environmental inspection report, the applicable Servicer shall determine consistent with Accepted Servicing Practices, to proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the applicable Servicer determines, consistent with Accepted Servicing Practices, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 3.11. In the event the applicable Servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the Collection Account pursuant to Section 3.11. The Trustee shall not be responsible for any determination made by the applicable Servicer pursuant to this paragraph or otherwise.

            Section 3.16 Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Servicer will, within five (5) Business Days of the payment in full, notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the related Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by completing a Request for Release. Upon receipt of such certification and Request for Release, the Trustee shall promptly release the related Custodial File to such Servicer within three (3) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Collection Account.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Trustee shall, upon request of such Servicer and delivery to the Trustee, of a Request for Release, release the related Custodial File to such Servicer, and the Trustee shall, at the direction of such Servicer, execute such documents provided to it as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the applicable Servicer to return each and every document previously requested from the Custodial File to the Trustee when the need therefor by such Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the related Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and such Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the applicable Servicer or its designee. Upon receipt of a Request for Release under this Section 3.16, the Trustee shall deliver the related Custodial File to the requesting Servicer by regular mail, unless such Servicer requests that the Trustee deliver such Custodial File to such Servicer by overnight courier (in which case such delivery shall be at the Servicer's expense); provided, however, that in the event such Servicer has not previously received copies of the relevant Mortgage Loan Documents necessary to service the related Mortgage Loan in accordance with Accepted Servicing Practices, the Depositor shall use reasonable best efforts to cause Ameriquest (or the Depositor, as applicable, shall use reasonable best efforts to cause First NLC to reimburse) to reimburse such Servicer for any overnight courier charges incurred for the requested Custodial Files.

            Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to any Servicer copies of any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to such Servicer a power of attorney sufficient to authorize such Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.17 Title, Conservation and Disposition of REO Property.
(a) This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the applicable Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee, on behalf of the Certificateholders, or the Trustee's nominee.

            (b) Each Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. Each Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as such Servicer deems to be in the best interest of the Trustee.

            (c) Ocwen shall use its best efforts, and Chase and Countrywide shall use Accepted Servicing Practices to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless such Servicer determines, and gives an appropriate notice to the Trustee to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. The Trustee has no obligation with respect to REO Dispositions.

            (d) Each Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the related Collection Account.

            (e) Each Servicer shall deposit net of reimbursement to the Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in Section 3.11, or cause to be deposited, on a daily basis in the Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

            (f) Each Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

            (g) Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the applicable Servicer as additional servicing compensation.

            (h) Ocwen shall use its reasonable best efforts, and Chase and Countrywide shall use Accepted Servicing Practices to sell, or cause the Subservicer to sell, in accordance with Accepted Servicing Practices, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by the REMIC unless (i) such Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) such Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Depositor, the Trustee and such Servicer, to the effect that the holding by the Lower Tier REMIC of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause either Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. Each Servicer shall manage, conserve, protect and operate each REO Property serviced by such Servicer for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the Lower Tier REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the applicable Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

            Section 3.18 Notification of Adjustments. With respect to each Adjustable Rate Mortgage Loan, the applicable Servicer shall adjust the Mortgage Interest Rate on the related Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. In the event that an Index becomes unavailable or otherwise unpublished, the applicable Servicer shall select a comparable alternative index over which it has no direct control and which is readily verifiable. Each Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Scheduled Payment adjustments. Each Servicer shall promptly, upon written request therefor, deliver to the Trustee such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by a Servicer or the receipt of notice from the Trustee that a Servicer has failed to adjust a Mortgage Interest Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, such Servicer shall deposit in the related Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

            Section 3.19 Access to Certain Documentation and Information Regarding the Mortgage Loans. The applicable Servicer shall provide, or cause the applicable Subservicer to provide, to the Depositor, the Class A-1 Certificate Insurer, the Trustee, the OTS or the FDIC and the examiners and supervisory agents thereof, access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS. With respect to Ocwen, such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of Ocwen. With respect to Chase and Countrywide, such access shall be afforded without charge, but only upon 15 days' (or, if an Event of Default has occurred and is continuing, 3 Business Days') prior written request and during normal business hours at the offices of Chase. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

            Nothing in this Section 3.19 shall require a Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Servicers shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof.

            Section 3.20 Documents, Records and Funds in Possession of the Servicers to Be Held for the Trustee. Each Servicer shall account fully to the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan serviced by such Servicer. All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in its Collection Account, shall be held by such Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in any Collection Account, the Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that such Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

            Section 3.21 Servicing Compensation. (a) As compensation for its activities hereunder, each Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to its Collection Account and from Liquidation Proceeds, Insurance Proceeds, and Condemnation Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, each Servicer shall be entitled to recover unpaid Servicing Fees out of related Late Collections and as otherwise permitted in Section 3.11. The right to receive the Servicing Fee may not be transferred in whole or in part except as provided in
Section 10.07 or in connection with the transfer of all of the applicable Servicer's responsibilities and obligations under this Agreement; provided, however, that each Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

            (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Premiums) shall be retained by a Servicer only to the extent such fees or charges are received by such Servicer. Each Servicer shall also be entitled pursuant to Section 3.09(b)(vi) and Section 3.11(a)(iv) to withdraw from the related Collection Account, as additional servicing compensation, interest or other income earned on deposits therein.

            (c) Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by such Servicer), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11.

            Section 3.22 Annual Statement as to Compliance. Each Servicer will deliver or cause to be delivered to the Depositor, the Rating Agencies, the Class A-1 Certificate Insurer and the Trustee on or before March 15th of each calendar year, commencing in 2005, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of such Servicer during the preceding calendar year and of performance under this Agreement or a similar agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, such Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. Promptly after receipt of such Officer's Certificate, the Depositor shall review such Officer's Certificate and, if applicable, consult with the applicable Servicer as to the nature of any defaults by such Servicer in the fulfillment of any of such Servicer's obligations.

            Section 3.23 Annual Independent Public Accountants' Servicing Statement; Financial Statements. Not later than March 15th of each calendar year commencing in 2005, each Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Depositor, the Rating Agencies, the Class A-1 Certificate Insurer, and the Trustee a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of such Servicer which includes an assertion that such Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Subservicers. Promptly after receipt of such report, the Depositor shall review such report and, if applicable, consult with the applicable Servicer as to the nature of any defaults by such Servicer in the fulfillment of any of such Servicer's obligations.

            Section 3.24 Trustee to Act as Servicer. (a) In the event that any Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall, thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of such predecessor Servicer pursuant to Section 3.10 or any acts or omissions of such predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to Section 2.03, (iv) responsible for expenses of such Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of such Servicer hereunder). Any such assumption shall be subject to Section 7.02.

            (b) Every Subservicing Agreement entered into by a Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

            (c) If any Servicer shall for any reason no longer be a Servicer (including by reason of any Event of Default), the Trustee (or any other successor Servicer) may, at its option, succeed to any rights and obligations of such Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Trustee (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of such Servicer thereunder; and such Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

            (d) The applicable Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) to which it is a party and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such Subservicing Agreement to the assuming party.

            Section 3.25 Compensating Interest. Each Servicer shall remit to the Trustee on each Remittance Date an amount from its own funds equal to Compensating Interest payable by such Servicer for such Remittance Date.

            Section 3.26 Credit Reporting; Gramm-Leach-Bliley Act. (a) With respect to each Mortgage Loan, each Servicer shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the related Mortgagor credit files to the three national credit repositories, on a monthly basis.

            (b) The Servicer shall comply with all provisions of the Privacy Laws relating to the Mortgage Loans, the related borrowers and any "nonpublic personal information" (as defined in the Privacy Laws) received by the Servicer incidental to the performance of its obligations under this Agreement, including, maintaining adequate information security procedures to protect such nonpublic personal information and providing all privacy notices required by the Privacy Laws.

            Section 3.27 Excess Reserve Fund Account; Distribution Account. (a) The Trustee shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to receive any Basis Risk Payment and to pay to the Principal Certificateholders any Basis Risk Carry Forward Amounts.

            On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class of Principal Certificates, the Trustee shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(J), the lesser of the Class X Distributable Amount (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(I)) and the aggregate Basis Risk Carry Forward Amount and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Principal Certificates the applicable Basis Risk Carry Forward Amounts. Such payments shall be allocated to those Classes based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Sections 4.02(a)(iii)(K)-(M). In the event that the Class Certificate Balance of any Class of Certificates is reduced because of Applied Realized Loss Amounts, the applicable Certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on such Distribution Date or any future Distribution Dates (except to the extent such Class Certificate Balance is increased as a result of any Subsequent Recoveries), even if funds are otherwise available for distribution.

            The Trustee shall account for the Excess Reserve Fund Account as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not as an asset of either Trust REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders. For all federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Excess Reserve Fund Account shall be treated as first distributed by the Trustee to the Class X Certificateholders in respect of the Class X Interest, and then contributed by the Class X Certificateholders to the Excess Reserve Fund Account.

            Any Basis Risk Carry Forward Amounts paid by the Trustee to the Principal Certificateholders shall be accounted for by the Trustee as amounts paid first to the Holders of the Class X Certificates and then to the respective Class or Classes of Principal Certificates. In addition, the Trustee shall account for the rights of Holders of each Class of Principal Certificates to receive payments of Basis Risk Carry Forward Amounts as rights in a separate limited recourse interest rate cap contract written by the Class X Certificateholders in favor of Holders of each such Class.

            Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.27(a).

            (b) The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trustee shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11;

            (ii) any amount deposited by the Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            In the event that any Servicer shall remit any amount not required to be remitted, such Servicer may at any time direct the Trustee in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders and the Class A-1 Certificate Insurer until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02.

            (c) In order to comply with its duties under the USA Patriot Act of 2001, the Trustee shall obtain and verify certain information and documentation from the other parties to this Agreement, including, but not limited to, each such party's name, address, and other identifying information.

            Section 3.28 Optional Purchase of Delinquent Mortgage Loans. The Depositor, in its sole discretion, shall have the option, but shall not be obligated, to purchase any 90+ Delinquent Mortgage Loans from the Trust Fund. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the applicable Servicer. Upon receipt of such purchase price, the applicable Servicer shall provide to the Trustee a Request for Release and the Trustee shall promptly release to the Depositor, the Mortgage File relating to the Mortgage Loan being repurchased.

                                   ARTICLE IV

                                DISTRIBUTIONS AND

                            ADVANCES BY THE SERVICERS

            Section 4.01 Advances. (a) The amount of P&I Advances to be made by each Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), due during the Due Period immediately preceding such Remittance Date in respect of the Mortgage Loans serviced by such Servicer, which Scheduled Payments were not received as of the close of business on the related Determination Date, plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with REO Imputed Interest) that would have been due on the related Due Date in respect of the related Mortgage Loan, over the net income from such REO Property transferred to the related Collection Account for distribution on such Remittance Date.

            (b) On each Remittance Date, each Servicer shall remit in immediately available funds to the Trustee an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties serviced by such Servicer for the related Remittance Date either
(i) from its own funds or (ii) from the related Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of the related Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by such Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by such Servicer with respect to the Mortgage Loans and REO Properties. Any Amounts Held for Future Distribution and so used shall be appropriately reflected in such Servicer's records and replaced by such Servicer by deposit in the related Collection Account on or before any future Remittance Date to the extent required.

            (c) The obligation of each Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

            (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by either Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by either Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of such Servicer delivered to the Trustee. In addition no Servicer shall be required to advance any Relief Act Interest Shortfalls.

            (e) Except as otherwise provided herein, the applicable Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

            Section 4.02 Priorities of Distribution. (a) On each Distribution Date, the Trustee shall make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining:

            (i) to the holders of each Class of Principal Certificates and to the Class A-1 Certificate Insurer in the following order of priority:

                  (A)   concurrently:

                  (1) from the Interest Remittance Amount related to the Group I Mortgage Loans pursuant to the allocation set forth in clauses
                  (iv), (v) and (vi) of this Section 4.02(a),

                              (x) to the Class A-1 Certificate Insurer, any
                        accrued and unpaid Premium Amount payable to the Class A-1 Certificate Insurer for such Distribution Date;

                              (y) to the Class A-1 Certificates, the related
                        Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts for the Class A-1 Certificates; and

                              (z) to the Class A-1 Certificate Insurer, any
                        Reimbursement Amount for prior unreimbursed claims (or to the Class A-1 Certificates in lieu of any claims under the Class A-1 Certificate Insurance Policy for such Distribution Date) under the Class A-1 Certificate Insurance Policy for either interest or principal payments to the Class A-1 Certificates, as well as all other amounts owed to the Class A-1 Certificate Insurer; and

                  (2) from the Interest Remittance Amount related to the Group II Mortgage Loans pursuant to the allocation set forth in clauses (iv), (v) and (vi) of this Section 4.02(a), Class A-2 Certificates, the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts for the Class A-2 Certificates;

                  (3) from the Interest Remittance Amount related to the Group III Mortgage Loans pursuant to the allocation set forth in clauses (iv), (v) and (iv) of this Section 4.02(a), pro rata (based on the accrued and unpaid interest distributable under this clause (i)(A)(3) to the Class A-3A, Class A-3B and Class A-3C Certificates) to the Class A-3A, Class A-3B and Class A-3C Certificates, the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts for the Class A-3A, Class A-3B and Class A-3C Certificates;

                  provided, that if the Interest Remittance Amount for any Loan Group is insufficient to make the related payments set forth clause (1), (2) or (3) above, any Interest Remittance Amount relating to the other Loan Groups remaining after payment of the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts (and, if applicable, payments and reimbursements to the Class A-1 Certificate Insurer) will be available to cover such shortfall;

                  (B) from any remaining Interest Remittance Amounts, to the
            Class M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (C) from any remaining Interest Remittance Amounts, to the
            Class M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (D) from any remaining Interest Remittance Amounts, to the
            Class M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (E) from any remaining Interest Remittance Amounts, to the
            Class M-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (F) from any remaining Interest Remittance Amounts, to the
            Class B-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (G) from any remaining Interest Remittance Amounts, to the
            Class B-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date; and

                  (H) from any remaining Interest Remittance Amounts, to the
            Class B-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date; and

                  (I) from any remaining Interest Remittance Amounts, to the
            Class B-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

            (ii) (A) on each Distribution Date (a) before the Stepdown Date or
      (b) with respect to which a Trigger Event is in effect, to the holders of the related Class or Classes of Principal Certificates then entitled to distributions of principal and to the Class A-1 Certificate Insurer as set forth below, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following order of priority:

                  (a) to the Class A-1, Class A-2, Class A-3A, Class A-3B and
            Class A-3C Certificates, allocated as described in Section 4.02(c), until the respective Class Certificate Balances thereof are reduced to zero;

                  (b) to the Class A-1 Certificate Insurer, the amount of any remaining Reimbursement Amount then owing to it on account of a prior claim relating to principal on the Class A-1 Certificates;

                  (c) sequentially to the Class M-1, Class M-2, Class M-3, Class
            M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero;

            (B) on each Distribution Date (a) on and after the related Stepdown Date and (b) as long as a Trigger Event is not in effect, to the holders of the related Class or Classes of Principal Certificates then entitled to distribution of principal and to the Class A-1 Certificate Insurer, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to, the Principal Distribution Amount in the following amounts and order of priority:

                  (a) to the Class A Certificates, the lesser of (x) the
            Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated as described in Section 4.02(c), until the respective Class Certificate Balances thereof are reduced to zero;

                  (b) to the Class A-1 Certificate Insurer, the lesser of (x)
            the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and (y) the amount of any remaining Reimbursement Amount then owing to the Class A-1 Certificate Insurer on account of a prior claim relating to principal on the Class A-1 Certificates;

                  (c) to the Class M-1 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and to the Class A-1 Certificate Insurer in clause (ii)(B)(b) above and (y) the Class M-1 Principal Distribution Amount to the Class M-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

                  (d) to the Class M-2 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class A-1 Certificate Insurer in clause (ii)(B)(b) above and to the Class M-1 Certificates in clause (ii)(B)(c) above and (y) the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (e) to the Class M-3 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class A-1 Certificate Insurer in clause (ii)(B)(b) above, to the Class M-1 Certificates in clause (ii)(B)(c) above and to the Class M-2 Certificates in clause (ii)(B)(d) above, and (y) the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (f) to the Class M-4 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class A-1 Certificate Insurer in clause (ii)(B)(b) above, to the Class M-1 Certificates in clause (ii)(B)(c) above, to the Class M-2 Certificates in clause (ii)(B)(d) above, to the Class M-3 Certificates in clause (ii)(B)(e) above and (y) the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (g) to the Class B-1 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class A-1 Certificate Insurer in clause (ii)(B)(b) above, to the Class M-1 Certificates in clause (ii)(B)(c) above, to the Class M-2 Certificates in clause (ii)(B)(d) above, to the Class M-3 Certificates in clause (ii)(B)(e) above, to the Class M-4 Certificates in clause (ii)(B)(f) above, and (y) the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (h) to the Class B-2 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class A-1 Certificate Insurer in clause (ii)(B)(b) above, to the Class M-1 Certificates in clause (ii)(B)(c) above, to the Class M-2 Certificates in clause (ii)(B)(d) above, to the Class M-3 Certificates in clause (ii)(B)(e) above, to the Class M-4 Certificates in clause (ii)(B)(f) above, and to the Class B-1 Certificates in clause (ii)(B)(g) above, and (y) the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (i) to the Class B-3 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class A-1 Certificate Insurer in clause (ii)(B)(b) above, to the Class M-1 Certificates in clause (ii)(B)(c) above, to the Class M-2 Certificates in clause (ii)(B)(d) above, to the Class M-3 Certificates in clause (ii)(B)(e) above, to the Class M-4 Certificates in clause (ii)(B)(f) above, to the Class B-1 Certificates in clause (ii)(B)(g) above and to the Class B-2 Certificates in clause (ii)(B)(h) above and (y) the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

                  (j) to the Class B-4 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class A-1 Certificate Insurer in clause (ii)(B)(b) above, to the Class M-1 Certificates in clause (ii)(B)(c) above, to the Class M-2 Certificates in clause (ii)(B)(d) above, to the Class M-3 Certificates in clause (ii)(B)(e) above, to the Class M-4 Certificates in clause (ii)(B)(f) above, to the Class B-1 Certificates in clause (ii)(B)(g) above, to the Class B-2 Certificates in clause (ii)(B)(h) above and to the Class B-3 Certificates in clause (ii)(B)(i) above and (y) the Class B-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero.

            (iii) any amount remaining after the distributions in clauses (i) and (ii) above, plus as specifically indicated below, from amounts on deposit in the Excess Reserve Account, shall be distributed in the following order of priority:

                  (A) to the Class A-1 Certificate Insurer, to the extent of any remaining Reimbursement Amount then owing to it, as well as other amounts owed to the Class A-1 Certificate Insurer;

                  (B) to the holders of the Class M-1 Certificates, any Unpaid
            Interest Amount for such Class;

                  (C) to the holders of the Class M-2 Certificates, any Unpaid
            Interest Amount for such Class;

                  (D) to the holders of the Class M-3 Certificates, any Unpaid
            Interest Amount for such Class;

                  (E) to the holders of the Class M-4 Certificates, any Unpaid
            Interest Amount for such Class;

                  (F) to the holders of the Class B-1 Certificates, any Unpaid
            Interest Amount for such Class;

                  (G) to the holders of the Class B-2 Certificates, any Unpaid
            Interest Amount for such Class;

                  (H) to the holders of the Class B-3 Certificates, any Unpaid
            Interest Amount for such Class;

                  (I) to the holders of the Class B-4 Certificates, any Unpaid
            Interest Amount for such Class;

                  (J) to the Excess Reserve Fund Account, the amount of any
            Basis Risk Payment for such Distribution Date;

                  (K) from funds on deposit in the Excess Reserve Fund Account
            (not including Basis Risk Interest Rate Cap Payments and Class B Interest Rate Cap Payments) with respect to the related Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to any Principal Certificate for such Distribution Date to the Principal Certificates in the same order and priority in which Accrued Certificate Interest Distribution Amount is allocated among those Classes of Certificates with the allocation to the Class A Certificates being pro rata based on their respective Class Certificate Balances at the beginning of the related Interest Accrual Period;

                  (L) (x) from any Basis Risk Interest Rate Cap Payments on
            deposit in the Excess Reserve Fund Account with respect to such Distribution Date, sequentially to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificate Group, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 and the Class B-4 Certificates, in each case, up to their unpaid remaining Basis Risk Carry Forward Amounts (the allocation within the Class A-3 Certificate Group being pro rata among the Class A-3A Certificates, the Class A-3B and Class A-3C Certificates based on their respective Class Certificate Balances at the beginning of the related Interest Accrual Period), and then (y) any remaining amounts to the Class X Certificates;

                  (M) (x) from any Class B Interest Rate Cap Payments on deposit in the Excess Reserve Fund Account with respect to such Distribution Date, to the Class B-1, Class B-2 and Class B-3 Certificates, in each case, up to their unpaid remaining Basis Risk Carry Forward Amounts, allocated pro rata based on their respective Class Certificate Balances at the beginning of the related Interest Accrual Period, and then (y) any remaining amounts to the Class X Certificates;

                  (N) to the holders of the Class X Certificates, the remainder of the Class X Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(M); and

                  (O) to the holders of the Class R Certificates, any remaining amount.

            (iv) Solely for purposes of interest allocation calculations, the Interest Remittance Amounts attributable to Group I Mortgage Loans will be allocated:

                  (A) first, to the Class A-1 Certificates and the Class A-1
            Certificate Insurer, the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amounts for the Class A-1 Certificates, and the amount of any Premium Amount and any Reimbursement Amount then owing to the Class A-1 Certificate Insurer as well as other amounts owed to the Class A-1 Certificate Insurer; and

                  (B) second, to the Class A-2, Class A-3A, Class A-3B and Class
            A-3C Certificates, pro rata, in accordance with the priorities set forth in Section 4.02(a)(i)(A), the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amounts for each such Class, to the extent not otherwise previously paid from Interest Remittance Amounts attributable to the Group II and Group III Mortgage Loans;

            (v) Solely for purposes of interest allocation calculations, the Interest Remittance Amounts attributable to Group II Mortgage Loans will be allocated:

                  (A) first, to the Class A-2 Certificates, the Accrued
            Certificate Interest Distribution Amount and any Unpaid Interest Amounts for the Class A-2 Certificates; and

                  (B) second, to the Class A-1, Class A-3A, Class A-3B and Class
            A-3C Certificates and to the Class A-1 Certificate Insurer, in accordance with the priorities set forth in Section 4.02(a)(i)(A), the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amounts for the Class A-1, Class A-3A, Class A-3B and Class A-3C Certificates, and the amount of any Premium Amount and any Reimbursement Amount then owing to the Class A-1 Certificate Insurer as well as other amounts owed to the Class A-1 Certificate Insurer, to the extent not otherwise previously paid from the Interest Remittance Amounts attributable to the Group I and Group III Mortgage Loans.

            (vi) Solely for purposes of interest allocation calculations, the Interest Remittance Amounts attributable to Group III Mortgage Loans will be allocated:

                  (A) first, to the Class A-3A, Class A-3B and Class A-3C
            Certificates, pro rata, the Accrued Certificate Interest Distribution Amounts and any Unpaid Interest Amounts for the Class A-3A, Class A-3B and Class A-3C Certificates; and

                  (B) second, to the Class A-1 and Class A-2 Certificates and the Class A-1 Certificate Insurer, in accordance with the priorities set forth in Section 4.02(a)(i)(A), the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amounts for the Class A-1 and Class A-2 Certificates, and the amount of any Premium Amount and any Reimbursement Amount then owing to the Class A-1 Certificate Insurer as well as other amounts owed to the Class A-1 Certificate Insurer, to the extent not otherwise previously paid from the Interest Remittance Amounts attributable to the Group I and Group II Mortgage Loans.

            If on any Distribution Date, as a result of the foregoing allocation rules, any Class of Class A Certificates does not receive the related Accrued Certificate Interest Distribution Amount or the related Unpaid Interest Amount, if any, then that unpaid amount will be recoverable by the holders of those Classes, with interest thereon, on future Distribution Dates, as an Unpaid Interest Amount, subject to the priorities described above. In the event the Class Certificate Balance of any Class of Principal Certificates has been reduced to zero, that Class of Certificates shall no longer be entitled to receive any related unpaid Basis Risk Carry Forward Amounts except to the extent the Class Certificate Balance is increased as a result of any Subsequent Recovery.

            (b) On each Distribution Date, all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period shall be deemed paid to the distributed to the holders of the Class P Certificates.

            (c) All principal distributions to the Holders of the Class A Certificates on any Distribution Date shall be allocated among the Class A-1 Certificates, the Class A-2 Certificates, and the Class A-3 Certificate Group based on the Class A Principal Allocation Percentage for such Distribution Date. However, if the Class Certificate Balances of the Class A Certificates in any Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on such Distribution Date, and the amount of such principal distributions distributable on all subsequent Distribution Dates, shall be distributed to the Holders of the Class A Certificates in the other Class A Certificate Groups remaining outstanding, in accordance with the principal distribution allocations described in this Section 4.02(c), until their Class Certificate Balances have been reduced to zero (with any remaining amounts of principal distributions allocable to the Class A-1 Certificates distributed to the Class A-1 Certificate Insurer as reimbursement for unreimbursed claims under the Class A-1 Certificate Insurance Policy in respect of Class A-1 Principal Parity Amounts) and if the Class Certificate Balances of the Class A-1 Certificates are reduced to zero and the Class A-1 Certificate Insurer has been reimbursed for claims under the Class A-1 Certificate Insurance Policy as well as other amounts owed to the Class A-1 Certificate Insurer, then the remaining amount of principal distributions on the Class A Certificates shall be distributed to the holders of the Class A Certificates in the Class A Certificate Groups remaining outstanding, in accordance with the principal distribution allocations described in this Section 4.02(c), until their Class Certificate Balances have been reduced to zero.

            (i) Any payments of principal to the Class A-1 Certificates shall be made first from payments relating to the Group I Mortgage Loans, any payments of principal to the Class A-2 Certificates will be made first from payments relating to the Group II Mortgage Loans and any payments of principal to the Class A-3 Certificate Group will be made first from payments relating to the Group III Mortgage Loans.

            (ii) Any principal distributions allocated to the Class A-3 Certificate Group shall be allocated sequentially, first to the Class A-3A Certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-3B Certificates, until their Class Certificate Balance has been reduced to zero, and then to the Class A-3C Certificates, until their Class Certificate Balance has been reduced to zero.

            (d) On any Distribution Date, any Relief Act Interest Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date will be allocated, pro rata, as a reduction of the Accrued Certificate Interest for the Class A, Class M and Class B Certificates, based on the amount of interest to which such Classes would otherwise be entitled on such Distribution Date.

            Section 4.03 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, each Servicer, the Class A-1 Certificate Insurer, the Depositor and each Rating Agency a statement setting forth with respect to the related distribution:

            (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) the amount thereof allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

            (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) the Pool Stated Principal Balance for the following Distribution Date;

            (vi) the amount of the Servicing Fees paid to or retained by the Servicer or Subservicer (with respect to the Subservicers, in the aggregate) with respect to such Distribution Date;

            (vii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (viii) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances reported by the Servicer as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

            (ix) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

            (x) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

            (xi) with respect to all Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xiii) whether a Trigger Event has occurred and is continuing (including the calculation of thereof and the aggregate outstanding balance of all 60+ Day Delinquent Mortgage Loans);

            (xiv) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

            (xv) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

            (xvi) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Unpaid Interest Amounts;

            (xvii) the Overcollateralized Amount and Specified
      Overcollateralized Amount;

            (xviii) Prepayment Premiums collected by or paid by each Servicer;

            (xix) the Cumulative Loss Percentage;

            (xx) the amount distributed on the Class X Certificates;

            (xxi) the amount of any Subsequent Recoveries for such Distribution Date; and

            (xxii) the amount of any payment of principal or of interest on the Class A-1 Certificates to be paid from funds transferred from the Policy Payments Account.

            (b) The Trustee's responsibility for providing the above statement to the Certificateholders, each Rating Agency, each Servicer, Ameriquest and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the applicable Servicer or Ameriquest. The Trustee will provide the above statement via the Trustee's internet website. The Trustee's website will initially be located at https://www.corporatetrust.db.com/invr and assistance in using the website can be obtained by calling the Trustee's investor relations desk at 1-800-735-7777. A paper copy of the above statement will also be made available upon request. Notwithstanding the method by which such statements are distributed as provided above, the Trustee shall transmit by electronic mail to the Class A-1 Certificate Insurer at mbsreports@fsa.com, no later than two Business Days prior to each Distribution Date, such statements for such Distribution Date.

            (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

            (d) Not later than the Reporting Date, each Servicer shall furnish to the Trustee and a monthly remittance advice statement (in a format mutually agreed upon by such Servicer and the Trustee) containing such information as shall be reasonably requested by the Trustee to provide the reports required by
Section 4.03(a) as to the accompanying remittance and the period ending on the close of business on the last Business Day of the immediately preceding month (the "Servicer Remittance Report").

            Each Servicer shall furnish to the Trustee an individual loan accounting report, as of the last Business Day of each month, to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report (in electronic format) shall be received by the Trustee no later than the Reporting Date, which report shall contain the following:

            (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.25);

            (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

            (iii) the amount of servicing compensation received by such Servicer during the prior distribution period;

            (iv) the individual and aggregate Stated Principal Balance of the Mortgage Loans;

            (v) the aggregate of any expenses reimbursed to such Servicer during the prior distribution period pursuant to Section 3.11;

            (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 31 to 60 days, (2) 61 to 90 days, or (3) 91 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

            (vii) each Mortgage Loan which has been altered, modified or varied during such month, and the reason for such modification (i.e., extension of maturity date, Mortgage Interest Rate);

            (viii)with respect to each Mortgage Loan, the amount of any Realized Losses for such Mortgage Loan; and

            (ix) any other information reasonably required by the Trustee to enable it to prepare the monthly statement referred to in Section 4.03(a).

            (e) Ocwen shall provide the Trustee and the Depositor with full, continuous access to its online mortgage loan servicing data system (Datamart) (the "Data System") with respect to the First NLC Mortgage Loans that Ocwen is Servicing.

            To the extent that the Data System is not available or otherwise accessible, or the information in the following documents is not available on the Data System or Ocwen fails to provide any report set forth in Section 4.03(f) or Exhibit L hereto in a timely manner, Ocwen shall provide the documentation listed below to the Depositor and the Trustee in an electronic format acceptable to the Trustee and the Depositor:

            (i) Initiation of foreclosure - Ocwen shall deliver to the Depositor and the Trustee a copy of the collection comments and a current BPO;

            (ii) Deed-in-lieu of foreclosure - Ocwen shall deliver to the Depositor and the Trustee a copy of current value and a copy of a title report showing clean title;

            (iii) Bidding instructions at foreclosure sale - Ocwen shall deliver to the Depositor and the Trustee a statement of total debt and current BPO;

            (iv) Short sale - Ocwen shall deliver to the Depositor and the Trustee a statement of the Mortgagor's hardship, current BPO, and statement detailing net proceeds to the Depositor and the Trustee;

            (v) REO Property list price - Ocwen shall deliver to the Depositor and the Trustee a current BPO done at the time of taking title to the REO Property and broker's recommendation for list price;

            (vi) REO Property sales price - Ocwen shall deliver to the Depositor and the Trustee a summary of the REO contract being proposed; and

            (vii) REO Property net proceeds - Ocwen shall deliver to the Depositor and the Trustee a copy of the HUD-1 statement prior to closing.

            (f) On the 5th Business Day of each month (the "Data File Delivery Date"), Ocwen shall deliver to the Trustee and the Depositor a Market Value Change Report and a data file incorporating the fields set forth in the data file layout set forth on Exhibit L hereto (the "Data File"). In the event that Ocwen is unable to provide the complete data file on such Data File Delivery Date, Ocwen shall provide to the Trustee and the Depositor additional reports as set forth on Exhibit L hereto (the "Back-up Reports") on or prior to the 8th Business Day of such month (the "Back-up Report Delivery Date") in an electronic format acceptable to the Trustee and the Depositor.

            Section 4.04 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Trustee in accordance with the definition of "LIBOR." Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

            The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

            Section 4.05 Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts will be allocated to the most junior Class of Subordinated Certificates then outstanding in reduction of the Class Certificate Balance thereof. In the event Applied Realized Loss Amounts are allocated to any Class of Principal Certificates, their Class Principal Balances shall be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts (including without limitation Basis Risk Carry Forward Amounts) or with respect to interest on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, the Class Certificate Balance of each Class of Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Subordinated Certificates).

            Section 4.06 Certain Matters Regarding the Class A-1 Certificate Insurer (a) Each of the Depositor, the Servicers and the Trustee, and, by accepting its Class A-1 Certificate, each Holder of a Class A-1 Certificate, agrees that unless a Class A-1 Certificate Insurer Default has occurred and is continuing, the Class A-1 Certificate Insurer shall have the right to exercise all rights of the Holders of the Class A-1 Certificates under this Agreement (except as provided in Section 5.07 hereof) without any further consent of the Holders of the Class A-1 Certificates.

            In addition, each Holder of Class A-1 Certificates agrees that, unless a Class A-1 Certificate Insurer Default has occurred and is continuing, the rights specifically set forth above may be exercised by the Holders of Class A-1 Certificates only with the prior written consent of the Class A-1 Certificate Insurer.

            (b) Unless a Class A-1 Certificate Insurer Default has occurred and is continuing, the Trustee shall not undertake any litigation pursuant to
Section 8.02(i) at the request or direction of the Holders of the Class A-1 Certificates, without the prior written consent of the Class A-1 Certificate Insurer, which consent shall not be unreasonably withheld; provided, however, nothing contained herein shall prohibit or prevent the Trustee from defending itself or the Trust Fund or taking any action related thereto.

            Section 4.07 Claims Upon the Class A-1 Certificate Insurance Policy; Policy Payments Account.

            (a) If, at or before 12:00 p.m., New York time, on the second Business Day prior to a Distribution Date, the Trustee determines that the Class A-1 Certificate Insured Amount will be greater than zero, then the Trustee shall give notice to the Class A-1 Certificate Insurer by telephone or telecopy of the amount of such Class A-1 Certificate Insured Amount. Such notice of such Class A-1 Certificate Insured Amount shall be confirmed in writing in the form set forth as Exhibit A to the Endorsement to the Class A-1 Certificate Insurance Policy, to the Class A-1 Certificate Insurer and the Fiscal Agent (as defined in the Class A-1 Certificate Insurance Policy), if any, at or before 12:00 p.m., New York time, on the second Business Day prior to such Distribution Date. Following Receipt (as defined in the Class A-1 Certificate Insurance Policy) by the Class A-1 Certificate Insurer of such notice in such form, the Class A-1 Certificate Insurer or the Fiscal Agent will pay any amount payable under the Class A-1 Certificate Insurance Policy on the later to occur of (i) 12:00 p.m., New York time, on the second Business Day following such receipt and (ii) 12:00 p.m., New York time, on the Distribution Date to which such Class A-1 Certificate Insured Amount relates, as provided in the Endorsement to the Class A-1 Certificate Insurance Policy.

            (b) The Trustee shall establish a segregated non-interest bearing trust account for the benefit of Holders of the Class A-1 Certificates and the Class A-1 Certificate Insurer referred to herein as the "Policy Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under the Class A-1 Certificate Insurance Policy in the Policy Payments Account and distribute such amount only for purposes of payment to Holders of Class A-1 Certificates of the Class A-1 Certificate Insurance Amount or any amount in respect of a Preference Claim (as defined in the Class A-1 Certificate Insurance Policy) for which a claim under the Class A-1 Certificate Insurance Policy was made, and such amount may not be applied to satisfy any costs, expenses or liabilities of any Servicer, the Depositor, the Trustee or the Trust Fund. Amounts paid under the Class A-1 Certificate Insurance Policy shall be transferred to the Distribution Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Holders of Class A-1 Certificates in accordance with this Section 4.07(b) (or, in the case of an amount in respect of a Preference Claim, to the related Holders of Class A-1 Certificates as contemplated in Section 4.07(d)). It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the other distributions to be made to such Holders pursuant to Section 4.02. However, the amount of any payment of principal of or interest on the Class A-1 Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in Section 4.07(c) and in the statement to be furnished to Holders of the Class A-1 Certificates pursuant to Section 4.03. Funds held in the Policy Payments Account shall not be invested.

            On any Distribution Date with respect to which a claim has been made under the Class A-1 Certificate Insurance Policy, the amount of any funds received by the Trustee as a result of any claim under the Class A-1 Certificate Insurance Policy, to the extent required to pay the Class A-1 Certificate Insured Amount on such Distribution Date, shall be withdrawn from the Policy Payments Account and deposited in the Distribution Account and applied by the Trustee, directly to the payment in full of the Class A-1 Certificate Insured Amount due on the Class A-1 Certificates. Funds received by the Trustee as a result of any claim under the Class A-1 Certificate Insurance Policy shall be deposited by the Trustee in the Policy Payments Account and used solely for payment to the Holders of the Class A-1 Certificates and may not be applied to satisfy any costs, expenses or liabilities of any Servicer, the Representative, the Depositor, the Trustee or the Trust Fund. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Class A-1 Certificate Insurer, pursuant to the instructions of the Class A-1 Certificate Insurer, by the end of such Business Day.

            (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A-1 Certificate from moneys received under the Class A-1 Certificate Insurance Policy. The Class A-1 Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon two Business Days' prior notice to the Trustee.

            (d) The Trustee shall promptly notify the Class A-1 Certificate Insurer and its fiscal agent of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any Class A-1 Certificate Insured Amount made with respect to the Class A-1 Certificates. Each Holder of the Class A-1 Certificates, by its purchase of such Certificates, the Servicers, the Depositor and the Trustee hereby agree that the Class A-1 Certificate Insurer (so long as no Class A-1 Certificate Insurer Default has occurred and is continuing) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Class A-1 Certificate Insurer shall be subrogated to the rights of the Servicers, the Depositor, the Trustee and each Holder of the Class A-1 Certificates in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

            Section 4.08 Effect of Payments by Class A-1 Certificate Insurer; Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A-1 Certificates which is made with moneys received pursuant to the terms of the Class A-1 Certificate Insurance Policy shall not, other than for federal income tax purposes, be considered payment of such Certificates from the Trust Fund and shall not, other than for federal income tax purposes, result in the payment of or the provision for the payment of the principal of or interest on such Certificates within the meaning of Section 4.01. The Depositor, each Servicer and the Trustee acknowledge, and each Holder of a Class A-1 Certificate by its acceptance of such a Certificate agrees, that without the need for any further action on the part of the Class A-1 Certificate Insurer, the Depositor, any Servicer or the Trustee (a) to the extent the Class A-1 Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A-1 Certificates to the Holders of such Certificates, the Class A-1 Certificate Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Trust Fund and (b) the Class A-1 Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

            The Trustee, the Depositor and the Servicers shall cooperate in all respects with any reasonable request by the Class A-1 Certificate Insurer for action to preserve or enforce the Class A-1 Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

            Section 4.09 Notices to Class A-1 Certificate Insurer. All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to any of the Holders of the Class A-1 Certificates shall also be sent to the Class A-1 Certificate Insurer.

            Section 4.10 Trustee To Hold Class A-1 Certificate Insurance Policy. The Trustee shall hold the Class A-1 Certificate Insurance Policy in trust as agent for the Holders of the Class A-1 Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Upon the later of (a) the date upon which the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero and all Class A-1 Certificate Insured Amounts have been paid and (b) the date the Term of This Policy (as defined in the Class A-1 Certificate Insurance Policy) ends, the Trustee shall surrender the Class A-1 Certificate Insurance Policy to the Class A-1 Certificate Insurer for cancellation. Neither the Class A-1 Certificate Insurance Policy nor the amounts paid on the Class A-1 Certificate Insurance Policy will constitute part of the Trust Fund or assets of any Trust REMIC created by this Agreement. Each Holder of Class A-1 Certificates, by accepting its Certificates, appoints the Trustee as attorney in fact for the purpose of making claims under the Class A-1 Certificate Insurance Policy.

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

            The Depositor hereby directs the Trustee to register the Class X and Class P Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Trustee, the Depositor hereby directs the Trustee to transfer the Class X and Class P Certificates in the name of the NIM Trustee, or such other name or names as the Depositor shall request, and to deliver such Class X and Class P Certificates to Deutsche Bank National Trust Company, as NIM Trustee, or to such other Person or Persons as the Depositor shall request.

            Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Trustee or (y), in the event that no wire instructions are provided to the Trustee, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

            The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

            Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections
(b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing. In the event, the Depositor or an Affiliate transfers the Class X Certificates, or a portion thereof, to another Affiliate, it shall notify the Trustee in writing of the affiliated status of the transferee. The Trustee shall have no liability regarding the lack of notice with respect thereto.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except with respect to (i) the transfer of the Class X, Class P and Class R Certificates, to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "Transferor Certificate") and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit I (the "Rule 144A Letter") or (ii) in the case of the Class X Certificates, there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Except with respect to (i) the transfer of the Class R, Class X and Class P Certificates to the Depositor or an affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit
I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate or a Class P Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee and the Depositor, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA Restricted Certificate, other than a Class P Certificate Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect and (b) any purported transfer of a Class P Certificate or Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

            None of the Class R or Class P Certificates may be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any person investing on behalf of or with plan assets of such plan.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
      Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, Ameriquest or any Servicer, to the effect that the elimination of such restrictions will not cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicers, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicers, the Class A-1 Certificate Insurer and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners. The Servicers, the Trustee, the Depositor, the Class A-1 Certificate Insurer and any agent of a Servicer, the Depositor, the Class A-1 Certificate Insurer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicers, the Trustee, the Depositor, the Class A-1 Certificate Insurer or any agent of a Servicer, the Depositor, the Class A-1 Certificate Insurer or the Trustee shall be affected by any notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or a Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, such Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Maintenance of Office or Agency. The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates the offices of its agent for such purposes, located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

            Section 5.07 Rights of the Class A-1 Certificate Insurer to Exercise Rights of Class A-1 Certificateholders. (a) By accepting its Class A-1 Certificate, each Class A-1 Certificateholder agrees that, unless a Class A-1 Certificate Insurer Default exists, the Class A-1 Certificate Insurer shall be deemed to be the Class A-1 Certificateholders for all purposes (other than with respect to the receipt of payment on the Class A-1 Certificates) and shall have the right to exercise all rights of the Class A-1 Certificateholders under this Agreement and under the Class A-1 Certificates without any further consent of the Class A-1 Certificateholders.

            Section 5.08 Class A-1 Certificate Insurer Default. Notwithstanding anything elsewhere in this Agreement or in the Certificates to the contrary, if a Class A-1 Certificate Insurer Default exists, or if and to the extent the Class A-1 Certificate Insurer has delivered its written renunciation of all of its rights under this Agreement, all provisions of this Agreement which (a) permit the Class A-1 Certificate Insurer to exercise rights of the Class A-1 Certificateholders, (b) restrict the ability of the Certificateholders, the Servicers or the Trustee to act without the consent or approval of the Class A-1 Certificate Insurer, (c) provide that a particular act or thing must be acceptable to the Class A-1 Certificate Insurer, (d) permit the Class A-1 Certificate Insurer to direct (or otherwise to require) the actions of the Trustee, the Servicer or the Certificateholders, (e) provide that any action or omission taken with the consent, approval or authorization of the Class A-1 Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) have a similar effect, shall be of no further force and effect and the Trustee shall administer the Trust Fund and perform its obligations hereunder solely for the benefit of the Holders of the Certificates. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Class A-1 Certificate Insurer from any obligation or liability it may have to the Class A-1 Certificateholders, under the Class A-1 Certificate Insurance Policy or under applicable law; provided, however, that any rights relating to payment (including reimbursements and payment of Premium), receipt of notices or reports, or consent rights relating to amendments to this Agreement or consent rights relating to the optional termination provided for in Section 9.01 of this Agreement shall continue during any such Class A-1 Certificate Insurer Default. At such time as the Class A-1 Certificates are no longer outstanding hereunder, and no amounts owed to the Class A-1 Certificate Insurer hereunder remain unpaid and the Class A-1 Certificate Insurance Policy is marked cancelled and returned to the Class A-1 Certificate Insurer, the Class A-1 Certificate Insurer's rights hereunder (other than rights of indemnification) shall terminate.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICERS

            Section 6.01 Respective Liabilities of the Depositor and the Servicers. The Depositor and each of the Servicers shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            Section 6.02 Merger or Consolidation of the Depositor or a Servicer. The Depositor and each of the Servicers will each keep in full effect its existence, rights and franchises as a corporation, federally chartered savings bank or limited partnership as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation or limited partnership, as applicable, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or a Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or a Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to such Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac, and meets the requirements of Section 7.02, and provided, further, that such merger, consolidation or succession does not adversely affect the then current rating or ratings on the Principal Certificates without reference to the Class A-1 Certificate Insurance Policy.

            Section 6.03 Limitation on Liability of the Depositor, the Servicers and Others. Neither the Depositor, the Servicers nor any of their respective directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicers or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicers or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, each Servicer and any director, officer, employee or agent of the Depositor and each Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, each Servicer and any director, officer, employee, Affiliate or agent of the Depositor and each Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor any Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor and each Servicer may in its discretion undertake any such action (or direct the Trustee to undertake such actions pursuant to Section 2.03 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, and the applicable Servicer shall be entitled to be reimbursed therefor out of the related Collection Account.

            Section 6.04 Limitation on Resignation of a Servicer. (a) None of the Servicers shall assign this Agreement or resign from the obligations and duties hereby imposed on it except (i) by mutual consent of such Servicer, the Depositor and the Trustee or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer. Any such determination permitting the resignation of a Servicer under clause (ii) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Depositor and the Trustee. No such resignation shall become effective until a successor shall have assumed such Servicer's responsibilities and obligations hereunder.

            (b) Notwithstanding anything to the contrary herein, Ocwen may pledge or assign as collateral all its rights, title and interest under this Agreement to a lender. No such pledge shall reduce or otherwise affect Ocwen's obligations under this Agreement.

            Section 6.05 Additional Indemnification by the Servicers; Third Party Claims. Each Servicer shall indemnify the Depositor and any Affiliate, director, officer, employee or agent of the Depositor, the Class A-1 Certificate Insurer and the Trustee and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by such Servicer of (i) any of its representations and warranties referred to in Section 2.03(a),
(ii) any error in any tax or information return prepared by such Servicer, or
(iii) the failure of such Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The applicable Servicer immediately shall notify the Depositor, the Class A-1 Certificate Insurer and the Trustee if such claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, the Class A-1 Certificate Insurer discharge and satisfy any judgment or decree which may be entered against it or the Depositor, the Class A-1 Certificate Insurer or the Trustee in respect of such claim.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default. "Event of Default," wherever used herein, means any one of the following events:

            (a) any failure by a Servicer to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor, or by the Trustee, or to the Servicers, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights; or

            (b) the failure on the part of a Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer set forth in this Agreement, which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor or by the Trustee, or to the Servicers, the Depositor and the Trustee by Certificateholders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by such Servicer, the cure period may be extended for an additional 30 days upon delivery by such Servicer to the Trustee of a certificate to the effect that such Servicer believes in good faith that the failure or breach can be cured within such additional time period and such Servicer is diligently pursuing remedial action; or

            (c) (1) with respect to Ocwen and Countrywide only, the failure by Ocwen or Countrywide in any month, (i) to deliver to the Trustee and the Depositor the Data File and the Market Value Change Report on the Data File Delivery Date or (ii) to deliver the Servicer Remittance Report to the Trustee, and in each case such failure continues uncured for more than 30 days after written notice of such failure, or (2) with respect to Chase only, the failure by Chase in any month to deliver the Servicer Remittance Report to the Trustee, and such failure continues uncured for more than 30 days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Chase by the Depositor, or by the Trustee, or to Chase, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights; or

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

            (e) a Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

            (f) a Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (g) with respect to Ocwen only, if a Cumulative Loss Trigger occurs; or

            (h) any failure of a Servicer to make any P&I Advance on any Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Remittance Date; or

            (i) with respect to Ocwen only, if a Delinquency Trigger occurs; or

            (j) a breach of any representation and warranty of a Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to such Servicer by the Trustee or by the Depositor, or to the Servicers, the Trustee and the Depositor by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

            (k) (1) with respect to Ocwen only, Moody's reduces its servicer rating of Ocwen to "SQ4" or lower or Standard & Poor's reduces its servicer rating of Ocwen to "below average" or lower, or (2) with respect to Chase and Countrywide only, any reduction, withdrawal or qualification of the servicer rating of Chase or Countrywide by any Rating Agency which results in the inability of Chase or Countrywide to act as a primary or special servicer for any mortgage-backed or asset-backed transaction rated or to be rated by any Rating Agency.

            If an Event of Default described in clauses (a) through (k) of this
Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of Certificateholders entitled to a majority of the Voting Rights the Trustee shall, by notice in writing to the applicable Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the Mortgage Loans serviced by such Servicer and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Trustee shall not be required to give written notice to such Servicer of the occurrence of an Event of Default described in clauses (b) through (h), (j) and (k) of this Section 7.01 unless and until a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an Event of Default. In the event that a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default described in clause (a) of this Section 7.01, the Trustee shall give written notice to the applicable Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence; provided that failure to give such notice shall not constitute a waiver of such Event of Default. The Trustee, upon a Responsible Officer having actual knowledge of such default, shall deliver a written notice to the applicable Servicer of the default on any Remittance Date on which a Servicer fails to make any deposit or payment required pursuant to this Agreement (including, but not limited to Advances, to the extent required by this Agreement); provided, however, that if an Event of Default occurs due to the failure of a Servicer to make an Advance to the extent required, the Trustee, as successor Servicer, or another successor Servicer shall, prior to the next Distribution Date, immediately make such Advance. Any such notice to a Servicer shall also be given to each Rating Agency and the Depositor. Notwithstanding any other provision of this Agreement, any remedy with respect to clauses (a) or (h) of this Section 7.01 shall be effective only if taken no later than 8:00 AM Eastern time on the Business Day immediately following (i) with respect to clause (a) of this Section 7.01, the date of written notice to the applicable Servicer, or (ii) with respect to clause (h) of this Section 7.01, the related Remittance Date. On and after the receipt by such Servicer of such written notice, all authority and power of such Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of such Servicer to pay amounts owed pursuant to Article VIII. Such Servicer agrees to cooperate with the Trustee in effecting the termination of such Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the related Collection Account of such predecessor Servicer, or thereafter be received with respect to the Mortgage Loans.

            Notwithstanding any termination of the activities of a Servicer hereunder, such Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid portion of the Servicing Fees to which the Servicer would have been entitled and to continue to receive reimbursement for all outstanding P&I Advances and Servicing Advances, including Servicing Advances incurred prior to but not invoiced until after the date of termination, in accordance with the terms of this Agreement. In addition, the Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any termination hereunder, with respect to events occurring prior to such termination.

            Section 7.02 Trustee to Act; Appointment of Successor. On and after the time the Trustee gives, and a Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to and to the extent provided in Sections 3.06 and 7.03, and subject to the rights of Ocwen (in the case of a successor to Ocwen hereunder) and the Trustee to appoint a successor Servicer, be the successor to such Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall immediately assume all of the obligations of such Servicer to make P&I Advances and Servicing Advances as successor Servicer and shall assume and be subject to all the other responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof and applicable law as soon as practicable but in no event later than 90 days after the receipt by such Servicer of the notice of termination pursuant to Section 7.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that such Servicer would have been entitled to charge to its Collection Account if such Servicer had continued to act hereunder including, if such Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to its Collection Account (in addition to income on investments or gain related to the Distribution Account for the benefit of the Trustee as provided herein). Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with this Section 7.02, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to
Section 4.01 or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency (without reference to the Class A-1 Certificate Insurance Policy), as the successor to such Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder. No such appointment of a successor to a Servicer hereunder shall be effective until the Depositor shall have consented thereto. Any successor to such Servicer shall be an institution which is a Fannie Mae- and Freddie Mac-approved seller/servicer in good standing, which has a net worth of at least $30,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such terminated Servicer (other than liabilities of such terminated Servicer under Section 6.03 incurred prior to termination of such Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates (without reference to the Class A-1 Certificate Insurance Policy) in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to a Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee and amounts paid to the predecessor Servicer from investments. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            Notwithstanding anything to the contrary herein, for a period of 30 days following the date on which Ocwen receives a notice of termination or removal as a Servicer pursuant to Section 7.01(other than a termination or removal based upon the Event of Default listed as clause (h) in Section 7.01 above), Ocwen or its designee may appoint a successor Servicer that satisfies the eligibility criteria of a successor Servicer set forth in this Section 7.02, subject to the consent of the Depositor, the Class A-1 Certificate Insurer and the Trustee, which consent shall not be unreasonably withheld or delayed. The successor Servicer appointed by Ocwen or its designee must agree to act as successor Servicer no later than such 30-day period, fully effect the servicing transfer within 90 days following the notice of termination or removal of Ocwen as a Servicer, make all P&I Advances that are otherwise required to be made by Ocwen as of the date of such appointment, and reimburse any expenses that the Trustee may have incurred in connection with the termination or removal of Ocwen and the appointment of a successor Servicer to Ocwen. This 30-day period shall terminate immediately if Ocwen fails to make (or cause to be made) any P&I Advances.

            In the event that a Servicer is terminated pursuant to Section 7.01, such terminated Servicer shall provide notices to the Mortgagors, transfer the Servicing Files to a successor Servicer and pay all of its own out-of-pocket costs and expenses related to such obligations. In addition, all Servicing Transfer Costs incurred by parties other than the terminated Servicer shall be paid by the terminated Servicer promptly upon presentation of reasonable documentation of such costs. If such predecessor Servicer defaults in its obligations to pay such costs, such costs shall be paid by the successor Servicer (in which case the successor Servicer shall be entitled to reimbursement therefor from the Trust Fund or if the successor Servicer fails to pay, the Trustee pays such amounts from the Trust Fund.). If the Trustee is the predecessor Servicer (except in the case where the Trustee in its role as successor Servicer is being terminated pursuant to Section 7.01 by reason of an Event of Default caused solely by the Trustee as the successor Servicer and not by the predecessor Servicer's actions or omissions), such costs shall be paid by the prior terminated Servicer promptly upon presentation of reasonable documentation of such costs.

            Any successor to a Servicer as servicer shall give notice to the Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as Servicer, maintain in force the policy or policies that each Servicer is required to maintain pursuant to Section 3.13.

            Any such successor Servicer shall be required to satisfy the requirements of a successor Servicer under this Section 7.02.

            Section 7.03 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to a Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Class A-1 Certificate Insurer and to each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders, the Class A-1 Certificate Insurer and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance.

            Unless an Event of Default known to the Trustee has occurred and is continuing,

            (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

            Section 8.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

            (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

            (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

            (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security and except with respect to the investment of funds in the Distribution Account not made at the direction of the Depositor during the Trustee Float Period);

            (h) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof except as otherwise provided in Section 7.01; and

            (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

            Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

            The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

            The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

            Section 8.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

            Section 8.05 Trustee's Fees and Expenses. As compensation for its activities under this Agreement, the Trustee may withdraw from the Distribution Account on each Distribution Date the Trustee Fee for the Distribution Date and, during the Trustee Float Period, any interest or investment income earned on funds deposited in the Distribution Account. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorneys' fees) incurred in connection with any claim or legal action relating to:

            (a) this Agreement,

            (b) the Certificates, or

            (c) the performance of any of the Trustee's duties under this Agreement,

other than any loss, liability, or expense (i) resulting from any breach of the Servicer's obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05,
(ii) resulting from any breach of Ameriquest's obligations in connection with this Agreement for which Ameriquest has performed its obligation to indemnify the Trustee pursuant to Section 2.03(h), or (iii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

            (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates;

            (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement; and

            (C) printing and engraving expenses in connection with preparing any Definitive Certificates.

            Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or paying agent under this Agreement or for any other expenses.

            Section 8.06 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (without reference to the Class A-1 Certificate Insurance Policy) (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicers and their affiliates; provided, however, that such entity cannot be an affiliate of the Depositor or the Servicers other than the Trustee in its role as successor to a Servicer.

            Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicers, the Class A-1 Certificate Insurer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section
8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to each Servicer and one copy to the successor trustee.

            The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to each Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

            Section 8.08 Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicers an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicers and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.09 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the applicable Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the applicable Servicer and the Trustee may consider appropriate. If a Servicer shall not have joined in such appointment within 15 days after the receipt by such Servicer of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) To the extent necessary to effectuate the purposes of this
Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of a Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicers and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each Trust REMIC described in the Preliminary Statement and that in such capacity it shall:

            (a) prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC described in the Preliminary Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

            (b) within thirty days of the Closing Date, the Trustee will apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

            (c) make an election that each of the Lower-Tier REMIC and the Upper-Tier REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

            (d) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

            (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee (a "Non-Permitted Transferee"), or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

            (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

            (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either Trust REMIC created hereunder;

            (h) pay, from the sources specified in the last paragraph of this
Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on either Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

            (i) cause federal, state or local income tax or information returns to be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

            (j) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

            (k) as and when necessary and appropriate, represent either Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of either Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of either Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

            The Trustee shall treat the rights of the Class P Certificateholders to receive Prepayment Premiums, the rights of the Class X Certificateholders to receive amounts from the Excess Reserve Fund Account (subject to the obligation to pay Basis Risk Carry Forward Amounts) and the rights of the Offered Certificateholders to receive Basis Risk Carry Forward Amounts as the beneficial ownership of interests in a grantor trust and not as obligations of either Trust REMIC created hereunder, for federal income tax purposes.

            To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning the value, if any, to each Class of Principal Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of a Principal Certificate to receive the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of a Principal Certificate acquired by an initial Holder thereof between such right and the related Upper-Tier Regular Interest. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

            If any tax is imposed on "prohibited transactions" of either Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Lower Tier-REMIC as defined in Section 860G(c) of the Code, on any contribution to either Trust REMIC after the Start-up Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, if applicable, any minimum tax imposed on either Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee if such tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the applicable Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by such Servicer of any of its obligations under this Agreement, (iii) Ameriquest if such tax arises out of or results from Ameriquest's obligation to repurchase a Mortgage Loan pursuant to Section 2.03, or (iv) in all other cases, or if the Trustee or the applicable Servicer or Ameriquest fails to honor its obligations under the preceding clause (i), (ii) or (iii) any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

            For as long as each Trust REMIC shall exist, the Trustee shall act in accordance with this Agreement and shall comply with any directions of the Depositor or a Servicer as provided herein so as to assure such continuing treatment. The Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans unless pursuant to a repurchase in accordance with this Agreement, or of any investment of deposits in an Account, and (b) accept any contribution to either Trust REMIC after the Startup Day without receipt of a REMIC Opinion.

            Section 8.12 Periodic Filings. (a) The Trustee and each Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. Except as provided for in Section 8.12(b), the Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Trustee shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor, if an officer of the Depositor signs the Certification pursuant to paragraph (b) of this Section 8.12, or otherwise on behalf of the Trust. In the event the Trustee is signing on behalf of the Depositor pursuant to the preceding sentence, the Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, the Trustee shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form unless the Securities and Exchange Commission has indicated that it will accept a Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor.

            (b) The Depositor shall prepare or cause to be prepared and file the current Report on Form 8-K attaching this Agreement as an exhibit and, thereafter, each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. On or prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits each Servicer's annual statement of compliance described under Section 3.22 and the accountant's report described under Section 3.23, in each case to the extent they have been timely delivered to the Trustee (and upon which the Trustee may rely in delivering its certification hereunder). If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit M (the "Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization. Notwithstanding the foregoing, if it is determined by the Depositor that the Certification may be executed by multiple persons, the Trustee shall sign the Certification in respect of items 1 through 3 thereof and the each Servicer shall cause the senior officer in charge of servicing at such Servicer to sign the Certification in respect of items 4 and 5 thereof, solely and with respect to such Servicer and the Trustee may rely on the Certification signed by such Servicer to the same extent as provided in subsection (c) below.

            (c) In the event the Certification is to be signed by an officer of the Depositor, the Trustee shall sign a certification (in the form attached hereto as Exhibit N) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 of the Certification (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and each Servicer shall sign a certification solely with respect to such Servicer (in the form attached hereto as Exhibit O) for the benefit of the Depositor, the Trustee and their officers, directors and Affiliates in respect of items 4 and 5 of the Certification. Each such certification shall be delivered to the Depositor and the Trustee by March 20th of each year (or if not a Business Day, the immediately preceding Business Day). The Certification attached hereto as Exhibit M shall be delivered to the Trustee by March 25th for filing on or prior to March 30th of each year (or if not a Business Day, the immediately preceding Business Day). In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 8.12(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith, and (ii) each Servicer, severally and not jointly, shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of such Servicer's obligations under this Section 8.12(c) or such Servicer's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then (i) the Trustee agrees in connection with a breach of the Trustee's obligations under this Section 8.12(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other and (ii) each Servicer agrees that it shall contribute to the amount paid or payable by the Depositor and/or the Trustee as a result of the losses, claims, damages or liabilities of the Depositor and/or the Trustee in such proportion as is appropriate to reflect the relative fault of the Depositor or the Trustee, as the case may be, on the one hand and such Servicer on the other in connection with a breach of the Servicers' obligations under this Section 8.12(c) or such Servicer's negligence, bad faith or willful misconduct in connection therewith.

            (d) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

            (e) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

            Section 8.13 Tax Classification of the Excess Reserve Fund Account and the Cap Agreement. For federal income tax purposes, the Trustee shall treat the Excess Reserve Fund Account and the Cap Agreements as beneficially owned by the holders of the Class X Certificates and shall treat such portion of the Trust Fund as a grantor trust under subpart E, Part I of subchapter J of the Code. The Trustee shall treat the rights that each Class of Principal Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account as rights to receive payments under an interest rate cap contract written by the Class X Certificateholders in favor of each Class. Accordingly, each Class of Certificates (excluding the Class X, Class P and Class R Certificates) will be comprised of two components - an Upper Tier Regular Interest and an interest in an interest rate cap contract, and the Class X Certificateholders will be comprised of three components - an Upper Tier Regular Interest, ownership of the Excess Reserve Fund Account, subject to an obligation to pay Basis Risk Carry Forward Amounts and an interest in the Cap Agreements. The Trustee shall allocate the issue price for a Class of Certificates among the respective components for purposes of determining the issue price of the Upper-Tier Regular Interest component based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of a Principal Certificate to receive the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of an initial Principal Certificateholder between such right and the related Upper-Tier Regular Interest.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicers and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on or after the Optional Termination Date, by Countrywide (at the direction of the Majority Class X Certificateholder), the Class A-1 Certificate Insurer or Chase and Ocwen, individually or together, of all Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, together with any unpaid remaining Basis Risk Carry Forward Amounts, and (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Person electing to terminate the Trust Fund (or in the case of Countrywide, selected by the Majority Class X Certificateholder), at the expense of such Person (or in the case of Countrywide, the Majority Class X Certificateholder), plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rates and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate ("Termination Price") and (b) the later of (i) the maturity or other Liquidation Event (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

            No such purchase will be permitted without the consent of the Class A-1 Certificate Insurer, if the resulting amount available for payment on the Class A-1 Certificates would result in a claim under the Class A-1 Certificate Insurance Policy or any Reimbursement Amounts would remain unpaid to the Class A-1 Certificate Insurer.

            Section 9.02 Final Distribution on the Certificates. If on any Remittance Date, the Servicers notify the Trustee that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Servicers shall direct the Trustee promptly to send a Notice of Final Distribution to each Certificateholder. If Chase or Ocwen individually elects to terminate the Trust Fund pursuant to clause (a) of
Section 9.01, such Servicer shall notify the other such Servicer of such election at least 30 days prior to the date the Notice of Final Distribution is to be mailed and such other Servicer shall have 5 days to notify the electing Servicer that such other Servicer elects to purchase the Mortgage Loans it services. If Countrywide (at the direction of the Majority Class X Certificateholder), the Class A-1 Certificate Insurer or Chase or Ocwen, individually or together (after providing the notices, if any, required pursuant to the preceding sentence), elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, at least 20 days prior to the date the Notice of Final Distribution is to be mailed, the Person electing to terminate the Trust Fund shall notify the Depositor, the Servicers (or the other Servicers, if applicable) and the Trustee of the date the electing Person intends to terminate the Trust Fund and of the applicable Termination Price of the Mortgage Loans and REO Properties. Countrywide shall be entitled to reasonably rely on a representation from the Majority Class X Certificateholder that it is the Majority Class X Certificateholder and is entitled under this Agreement to direct Countrywide to terminate the Trust Fund.

            A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

            In the event such Notice of Final Distribution is given and the Person electing to terminate the Trust Fund is Countrywide (at the direction of the Majority Class X Certificateholder), the Majority Class X Certificateholder shall remit the applicable Termination Price in immediately available funds to Countrywide at least two Business Days prior to the applicable Distribution Date, and, upon receipt of such funds from the Majority Class X Certificateholder, Countrywide shall promptly deposit such funds in the applicable Collection Account. During the time such funds are held in such Collection Account, such funds shall be invested, at the direction of the Majority Class X Certificateholder, in Permitted Investments, and the Majority Class X Certificateholder shall be entitled to all income from such investments, and shall be responsible for, and shall reimburse Countrywide for all losses from such investments. The Majority Class X Certificateholder shall be obligated to reimburse Countrywide for its reasonable out-of-pocket expenses incurred in connection with its termination of the Trust Fund at the direction of the Majority Class X Certificateholder and shall indemnify and hold harmless Countrywide for any losses, liabilities or expenses resulting from any claims directly resulting from or relating to Countrywide's termination of the Trust Fund at the direction of the Majority Class X Certificateholder, except to the extent such losses, liabilities or expenses arise out of or result from Countrywide's negligence, bad faith or willful misconduct. In the event the Notice of Final Distribution is given and the Person electing to terminate the Trust Fund is the Class A-1 Certificate Insurer, the Class A-1 Certificate Insurer shall remit the applicable Termination Price in immediately available funds to the Trustee at least one Business Day prior to the applicable Distribution Date. In connection with any such termination of the Trust Fund, each Servicer shall cause all funds in its Collection Account, including the applicable Termination Price for the Mortgage Loans and REO Properties if such Servicer is electing to terminate the Trust Fund (individually or together with another Servicer), to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Person electing to terminate the Trust Fund, or its designee, the Custodial Files for the Mortgage Loans.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the Servicers (including all unreimbursed Advances and any Servicing Fees accrued and unpaid as of the date the Termination Price is paid), the Depositor, the Class A-1 Certificate Insurer and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.02, (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

            Section 9.03 Additional Termination Requirements. In the event a Person elects to terminate the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the electing Person, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on either Trust REMIC as defined in
Section 860F of the Code, or (ii) cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (a) The Trustee shall sell all of the assets of the Trust Fund to the Person electing to terminate the Trust Fund, or its designee, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and

            (b) The Trustee shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90-day liquidation period for each such Trust REMIC was the date on which the Trustee sold the assets of the Trust Fund to the electing Person.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01 Amendment. This Agreement may be amended from time to time by the Depositor, Ameriquest, each Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake,
(ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor or a Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, Ameriquest and each Servicer also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on either Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

            This Agreement may also be amended from time to time by the Depositor, each Servicer, Ameriquest and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 662/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 662/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on either Trust REMIC or the Certificateholders or cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

            Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or a Servicer, any Certificate beneficially owned by the Depositor or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 10.01 have been obtained.

            Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            Nothing in this Agreement shall require the Trustee to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that
(i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

            Notwithstanding the foregoing, no amendment to this Agreement shall be made without the prior written consent of the Class A-1 Certificate Insurer until the later of (a) the date on which the Class Certificate Balance of the Class A-1 Certificates is reduced to zero and (b) the date on which all amounts owing to the Class A-1 Certificate Insurer under the Class A-1 Certificate Insurance Policy and the Insurance Agreement have been paid in full.

            Section 10.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by either Servicer at the expense of the Trust, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 10.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

            The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

            Section 10.05 Notices. (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            1. Any material change or amendment to this Agreement;

            2. The occurrence of any Event of Default that has not been cured;

            3. The resignation or termination of a Servicer or the Trustee and the appointment of any successor;

            4. The repurchase or substitution of Mortgage Loans pursuant to Sections 2.03, 2.07 or 3.28; and

            5. The final payment to Certificateholders.

            (b) In addition, the Trustee shall promptly make available on its internet website to each Rating Agency copies of the following:

            1. Each report to Certificateholders described in Section 4.03 and

            2. Any notice of a purchase of a Mortgage Loan pursuant to Sections
2.07 or 3.28.

            All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor or GS Mortgage Securities Corp. or Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher
M. Gething and Asset Management Group/Senior Asset Manager (and, in the case of the Officer's Certificate delivered pursuant to Section 3.22, to PricewaterhouseCoopers LLP, 222 Lakeview Avenue, Suite 360, West Palm Beach, Florida 33401, Attention: Jonathan Collman), or such other address as may be hereafter furnished to the Trustee and the Servicer by the Depositor in writing;
(b) in the case of Ocwen to Ocwen Federal Bank FSB, 1675 Palm Beach Lakes Blvd., Suite 10A, West Palm Beach, Florida, 33401, Attention: Secretary or such other address as may be hereafter furnished to the Depositor and Trustee by Ocwen in writing; (c) in the case of Chase, Chase Manhattan Mortgage Corporation, 10790 Rancho Bernardo, San Diego, California 92127, Attention: Cindy Dunks (with a copy to 343 Thornall Street, Edison, New Jersey 08837, Attention: General Counsel), or such other address as may be hereafter furnished to the Depositor and the Trustee by Chase in writing; in the case of Ameriquest, 1100 Town & Country Road, Orange, California 92868, Attention: Secretary, or such other address as may be hereafter furnished to the Depositor and the Trustee by Ameriquest in writing, (d) in the case of Countrywide, to Countrywide Home Loans Servicing LP, 4500 Park Granada, Calabasas, California 91302, Attention: Mark Wong, or such other address as may be hereafter furnished to the Depositor and Trustee by Countrywide in writing, (e) in the case of the Trustee to the Corporate Trust Office, or such other address as the Trustee may hereafter furnish to the Depositor, Ocwen and Chase, (f) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency and (g) in the case of the Class A-1 Certificate Insurer, to Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 10.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.07 Assignment; Sales; Advance Facilities. (a) Notwithstanding anything to the contrary contained herein, except as provided in
Section 6.02, this Agreement may be assigned by any Servicer with the prior written consent of the Depositor, the Class A-1 Certificate Insurer and the Trustee. In addition, for so long as a Servicer is acting as a Servicer hereunder (i) such Servicer is hereby authorized to enter into an advance facility ("Advance Facility") under which (A) such Servicer sells, assigns or pledges to an Advancing Person such Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (B) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by such Servicer pursuant to this Agreement and (ii) such Servicer is hereby authorized to assign its rights to the Servicing Fee; it being understood neither the Trust Fund nor any party hereto shall have a right or claim to an Advance Reimbursement Amount so assigned or to the portion of the Servicing Fee so assigned; it being further understood that upon resignation or termination of such Servicer and reimbursement of all amounts due to the Servicer hereunder, the assignment of further Advance reimbursement rights to such Advance Facility (in the case of clause (i)) and such assignment (in the case of clause (ii)) shall be terminated with respect to amounts due related to this Agreement. No consent of the Trustee, Certificateholders, the Class A-1 Certificate Insurer or any other party is required before a Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on a Servicer's behalf, such Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

            (b) Advance reimbursement amounts ("Advance Reimbursement Amounts") shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).

            (c) The applicable Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

            (d) An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

            (e) Advance Reimbursement Amounts distributed with respect to each Mortgage Loan shall be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first-in, first out" (FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan-by-loan information with respect to each such Advance Reimbursement Amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such Advance Reimbursement Amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

            (f) Any amendment to this Section 10.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.07, including amendments to add provisions relating to a successor Servicer, with the consent of the Class A-1 Certificate Insurer may be entered into by the Trustee, the Depositor and each Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement, provided, that the Trustee has been provided an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders and the Class A-1 Certificate Insurer which opinion shall be an expense of the Servicer entering into the Advance Facility but in any case shall not be an expense of the Trustee or the Trust Fund; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency (instead of obtaining an Opinion of Counsel) stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such rating letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Prior to entering into an Advance Facility, the applicable Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee and the Trust are not otherwise obligated or liable to repay any Advances financed by the lender;
(b) the applicable Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

            Section 10.08 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 10.09 Inspection and Audit Rights. Ocwen and Countrywide agree that on reasonable prior notice, and Chase agrees that on 15 days' prior notice or, if an Event of Default has occurred and is continuing, 3 Business Days', it will permit any representative of the Depositor, the Class A-1 Certificate Insurer or the Trustee during such Person's normal business hours, to examine all the books of account, records, reports and other papers of such Person relating to the applicable Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision each Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any reasonable out-of-pocket expense of a Servicer incident to the exercise by the Depositor, the Class A-1 Certificate Insurer or the Trustee of any right under this Section 10.09 shall be borne by such Servicer. The Servicers may impose commercially reasonable restrictions on dissemination of information the Servicer defines as confidential.

            Nothing in this Section 10.09 shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 10.09 shall require a Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Servicers shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof.

            Section 10.10 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

            Section 10.11 Third Party Beneficiary. The parties agree that the Class A-1 Certificate Insurer is intended and shall have all rights of a third-party beneficiary of this Agreement to the same extent as if it were a party to this Agreement.

            Section 10.12 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

            Section 10.13 Limitation of Damages. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO THIRD PARTY CLAIMS MADE AGAINST A PARTY.

                                  * * * * * * *

            IN WITNESS WHEREOF, the Depositor, the Trustee, the Servicers and Ameriquest have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       GS MORTGAGE SECURITIES CORP.,


                                       By:  /s/ Howard Altarescu
                                          --------------------------------------
                                          Name:  Howard Altarescu
                                          Title: Vice President


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          solely as Trustee and not in its
                                          individual capacity


                                       By:  /s/ Ronaldo Reyes
                                          --------------------------------------
                                          Name:  Ronaldo Reyes
                                          Title: Assistant Vice President


                                       By:  /s/ Valerie Delgado
                                          --------------------------------------
                                          Name:  Valerie Delgado
                                          Title: Associate


                                       OCWEN FEDERAL BANK FSB,


                                       By:  /s/ Richard Delgado
                                          --------------------------------------
                                          Name:  Richard Delgado
                                          Title: Vice President


                                       COUNTRYWIDE HOME LOANS SERVICING LP,

                                          By: COUNTRYWIDE GP, INC.


                                       By:  /s/ Ruben Avilez
                                          --------------------------------------
                                          Name:  Ruben Avilez
                                          Title: Vice President


                                       CHASE MANHATTAN MORTGAGE CORPORATION,


                                       By:  /s/ Susan C. Johnson
                                          --------------------------------------
                                          Name:  Susan C. Johnson
                                          Title: Vice President


                                       AMERIQUEST MORTGAGE COMPANY,


                                       By:  /s/ John P. Grazer
                                          --------------------------------------
                                          Name:  John P. Grazer
                                          Title: Executive Vice President

                                   SCHEDULE I

                             Mortgage Loan Schedule


               (As Delivered to the Trustee on the Closing Date)

                                   SCHEDULE II

     Representations and Warranties of Countrywide Home Loans Servicing LP,
                                  as Servicer

            COUNTRYWIDE HOME LOANS SERVICING LP ("Countrywide") hereby makes the representations and warranties set forth in this Schedule IV to the Depositor, the Class A-1 Certificate Insurer and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date.

            (1) Countrywide is duly organized as a limited partnership and is validly existing and in good standing under the laws of the State of Texas, and is licensed and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by Countrywide in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Ameriquest Mortgage Loan and to service the Ameriquest Mortgage Loan in accordance with the terms of this Pooling and Servicing Agreement;

            (2) Countrywide has the full power and authority to service each Ameriquest Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of Countrywide the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Servicers, Ameriquest and the Trustee, constitutes a legal, valid and binding obligation of Countrywide, enforceable against Countrywide in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (3) The execution and delivery of this Pooling and Servicing Agreement by Countrywide, the servicing of the Ameriquest Mortgage Loans by Countrywide hereunder, the consummation by Countrywide of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Countrywide and will not (A) result in a breach of any term or provision of the organizational documents of Countrywide or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Countrywide is a party or by which it may be bound, or any statute, order or regulation applicable to Countrywide of any court, regulatory body, administrative agency or governmental body having jurisdiction over Countrywide; and Countrywide is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Countrywide's knowledge, would in the future materially and adversely affect, (x) the ability of Countrywide to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of Countrywide taken as a whole;

            (4) Countrywide is an approved seller/servicer for Fannie Mae and an approved servicer for Freddie Mac in good standing;

            (5) No litigation is pending against Countrywide that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or the ability of Countrywide to service the Ameriquest Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide of, or compliance by Countrywide with, this Pooling and Servicing Agreement or the consummation by Countrywide of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

            (7) Countrywide covenants that its computer and other systems used in servicing the Ameriquest Mortgage Loans operate in a manner such that Countrywide can service the Ameriquest Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement; and

            With respect to each Ameriquest Mortgage Loan, to the extent Countrywide serviced such Ameriquest Mortgage Loan and to the extent Countrywide provided monthly reports to the three credit repositories, Countrywide has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

                                  SCHEDULE III

                       GSAMP Mortgage Loan Trust 2004-HE2,
                       Mortgage Pass-Through Certificates

   Representations and Warranties of Chase Manhattan Mortgage Corporation, as
                                    Servicer

            Chase Manhattan Mortgage Corporation ("Chase") hereby makes the representations and warranties set forth in this Schedule II to the Depositor, the Class A-1 Certificate Insurer and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series.

            (1) Chase is a New Jersey corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey and is duly authorized and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by Chase in any state in which a Mortgaged Property securing an Chase Serviced Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Chase Serviced Mortgage Loan and to service the Chase Serviced Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

            (2) Chase has the full power and authority to service each Chase Serviced Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of Chase the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, Ameriquest, each Servicer and the Trustee, constitutes a legal, valid and binding obligation of Chase, enforceable against Chase in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (3) The execution and delivery of this Pooling and Servicing Agreement by Chase, the servicing of the Chase Serviced Mortgage Loans by Chase hereunder, the consummation by Chase of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Chase and will not (A) result in a breach of any term or provision of the organizational documents of Chase or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Chase is a party or by which it may be bound, or any statute, order or regulation applicable to Chase of any court, regulatory body, administrative agency or governmental body having jurisdiction over Chase; and Chase is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Chase's knowledge, would in the future materially and adversely affect, (x) the ability of Chase to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of Chase taken as a whole;

            (4) Chase is an approved seller/servicer for Fannie Mae, an approved servicer for Freddie Mac in good standing and is a HUD approved non-supervised mortgagee;

            (5) No litigation is pending against Chase that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or the ability of Chase to service the Chase Serviced Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Chase of, or compliance by Chase with, this Pooling and Servicing Agreement or the consummation by Chase of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

            (7) Chase has the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Chase Serviced Mortgage Loans.

                                   SCHEDULE IV

                       GSAMP Mortgage Loan Trust 2004-HE2,
                       Mortgage Pass-Through Certificates

      Representations and Warranties of Ocwen Federal Bank FSB, as Servicer

            OCWEN FEDERAL BANK FSB ("Ocwen") hereby makes the representations and warranties set forth in this Schedule II to the Depositor, the Class A-1 Certificate Insurer, and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date.

            (1) Ocwen is a federally chartered savings bank duly organized, validly existing and in good standing under the laws of the United States and is duly authorized and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by Ocwen in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Ocwen Serviced Mortgage Loan and to service the Ocwen Serviced Mortgage Loan in accordance with the terms of this Pooling and Servicing Agreement;

            (2) Ocwen has the full power and authority to service each Ocwen Serviced Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of Ocwen the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Servicers, Ameriquest and the Trustee, constitutes a legal, valid and binding obligation of Ocwen, enforceable against Ocwen in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (3) The execution and delivery of this Pooling and Servicing Agreement by Ocwen, the servicing of the Ocwen Serviced Mortgage Loans by Ocwen hereunder, the consummation by Ocwen of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Ocwen and will not (A) result in a breach of any term or provision of the organizational documents of Ocwen or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Ocwen is a party or by which it may be bound, or any statute, order or regulation applicable to Ocwen of any court, regulatory body, administrative agency or governmental body having jurisdiction over Ocwen; and Ocwen is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Ocwen's knowledge, would in the future materially and adversely affect, (x) the ability of Ocwen to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of Ocwen taken as a whole;

            (4) Ocwen is an approved seller/servicer for Fannie Mae and an approved servicer for Freddie Mac in good standing;

            (5) No litigation is pending against Ocwen that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or the ability of Ocwen to service the Ocwen Serviced Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Ocwen of, or compliance by Ocwen with, this Pooling and Servicing Agreement or the consummation by Ocwen of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

            (7) Ocwen covenants that its computer and other systems used in servicing the Ocwen Serviced Mortgage Loans operate in a manner such that Ocwen can service the Ocwen Serviced Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement; and

            With respect to each Ocwen Serviced Mortgage Loan, to the extent Ocwen serviced such Ocwen Serviced Mortgage Loan and to the extent Ocwen provided monthly reports to the three credit repositories, Ocwen has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

                                   SCHEDULE V

        Representations and Warranties of Ameriquest as to the Ameriquest
                                 Mortgage Loans

            Ameriquest hereby makes the representations and warranties set forth in this Schedule V as to the Ameriquest Mortgage Loans only to the Depositor, the Class A-1 Certificate Issuer, the Servicers and the Trustee, as of the Closing Date (or such other date as may be expressly set forth below):

      (a) Mortgage Loans as Described. As of the Servicing Transfer Date, the information set forth in the Mortgage Loan Schedule is complete, true and correct as of the date set forth therein;

      (b) Payments Current. As of the Original Sale Date, except with respect to approximately 0.01% of the Mortgage Loans (by Stated Principal Balance) all payments required to be made up to the Original Sale Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty or more days prior to the Original Sale Date, have been made and credited. No Mortgage Loan has been delinquent for thirty or more days at any time since the origination of the Mortgage Loan;

      (c) No Outstanding Charges. As of the Original Sale Date, all real estate taxes, insurance premiums, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. All governmental assessments, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid on or prior to the date on which such charges would constitute a lien on the related Mortgaged Property. Except for (A) payments in the nature of escrow payments and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier to the day which precedes by one month the Due Date of the first installment of principal and interest, including, without limitation, taxes and insurance payments, Ameriquest has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan;

      (d) Original Terms Unmodified. As of the Original Sale Date, the terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Trustee or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Trustee or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the Mortgage Loan Schedule;

      (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

      (f) Hazard Insurance. As of the Servicing Transfer Date, pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage meeting Accepted Origination Practices, as well as all additional requirements set forth in Section 2.10 of the Flow Interim Servicing Agreement, dated as of April 26, 2004, between the Purchaser and Ameriquest. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect. All individual insurance policies contain a standard mortgagee clause naming Ameriquest and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days' prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. Ameriquest has not engaged in, and has no knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Ameriquest;

      (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending and disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Ameriquest shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

      (h) No Satisfaction of Mortgage. As of the Servicing Transfer Date, the Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Except for the acceptance of a payment on a day other than a Due Date, Ameriquest has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has Ameriquest waived any default resulting from any action or inaction by the Mortgagor;

      (i) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule (except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a generally-accepted practice, the Mortgaged Property may be a leasehold estate provided such leasehold meets the standards set forth in the Fannie Mae Seller's Guide). The Mortgage Property consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, an individual unit in a planned unit development or a manufactured home; provided, however, no Mortgaged Property is a cooperative home and that any condominium unit or planned unit development shall not fall within any of the "Ineligible Projects" of part XII, Section 102 of the Fannie Mae Selling Guide and shall conform with the Underwriting Guidelines. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) such manufactured dwelling shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings, (ii) the related manufactured housing unit is permanently affixed to the land, (iii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Ameriquest as mortgagee and (iv) the related Mortgaged Property is not located in the state of New Jersey. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

      (j) Valid First Lien. Each Mortgage is a valid, subsisting, enforceable and perfected first lien of record on a single parcel of real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all additions, alterations and replacements made at any time. The lien of the Mortgage is subject only to:

                  (1) the lien of current real property taxes and assessments not yet due and payable;

                  (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  (3) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

            Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein and Ameriquest has full right to sell and assign the same to Purchaser;

      (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Premiums). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any other related agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties;

      (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

      (m) Ownership. Excluding any pledge obligation pursuant to Ameriquest's warehouse lending agreements (which obligation shall have been released on or before the Original Sale Date), on the Original Sale Date, Ameriquest was the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, Ameriquest retained the Mortgage Files or any part thereof with respect thereto not delivered to the Trustee, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. Immediately prior to the sale of the Mortgage Loans to the Purchaser on the Original Sale Date, the Mortgage Loan was not assigned or pledged, and Ameriquest had good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan to the Purchaser, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. Ameriquest intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the Original Sale Date, Ameriquest will have no right to modify or alter the terms of the sale of the Mortgage Loan and Ameriquest will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

      (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or
            (3) not doing business in such state;

      (o) LTV; FICO Score. As of the Original Sale Date, no Mortgage Loan has an LTV greater than 100%. At origination of the Mortgage Loan, the Qualifying FICO Score was not less than 500;

      (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy or other form of policy or insurance that is generally acceptable to Fannie Mae and Freddie Mac that was issued by a title insurer licensed and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Ameriquest, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses
            (1), (2) and (3) of paragraph (j) of this Schedule V, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Scheduled Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard survey exception with a specific survey reading. Ameriquest, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including Ameriquest, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Ameriquest;

      (q) No Defaults. As of the Original Sale Date there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither Ameriquest nor any of its Affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

      (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

      (s) Location of Improvements; No Encroachments. As of the Original Sale Date, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. The Mortgaged Property and all improvements located on or being part of the Mortgaged Property are in compliance with all applicable zoning and building laws, ordinances and regulations;

      (t) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (as amended from time to time) a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans;

      (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

      (v) Conformance with agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines (a copy of which is attached to the related assignment and conveyance agreement as Exhibit C). The Mortgage Note and Mortgage are on forms generally acceptable in the secondary market and no representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used;

      (w) Occupancy of the Mortgaged Property. As of the Original Sale Date, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property have been made or obtained from the appropriate authorities. Ameriquest has not received notification from any governmental authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Ameriquest has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Except as indicated on the Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

      (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in paragraph (j) above;

      (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage (or in the case of a substitution of trustee, is named in a properly recorded substitution of trustee), and no fees or expenses are or will become payable by the Purchaser, the Trustee or the Servicer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

      (z) Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located (excepting therefrom mortgage recordation information where such has not been returned by the applicable county recorder's office and the name of the assignee). The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Ameriquest are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

      (aa) Mortgaged Property Undamaged; No Condemnation Proceedings. As of the Original Sale Date, to the best of Ameriquest's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and Ameriquest has no knowledge of any such proceedings in the future;

      (bb) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Scheduled Payments are paid or partially paid with funds deposited in any separate account established by Ameriquest, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan, and the Mortgage Loan does not have a shared appreciation or other contingent interest feature. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Ameriquest has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor;

      (cc) No Balloon Mortgage Loans. The Mortgage Loan is not a Balloon Mortgage Loan;

      (dd)  Qualified Mortgage. The Mortgage Loan is a qualified mortgage under
            Section 860G(a)(3) of the Code;

      (ee) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the applicable Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence in accordance with Accepted Originating Practices. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

      (ff) Collection Practices; Escrow Deposits; Interest Rate Adjustments. As of the Servicing Transfer Date, the origination, servicing and collection practices utilized with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of Ameriquest and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and each of these contracts is assignable to the Purchaser. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related voluntary escrow agreement. An escrow of funds is not prohibited by applicable law, and, where requested by the Mortgagor, and has been established in an amount sufficient to pay for every applicable item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Ameriquest have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. Any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Scheduled Payment adjustments have been delivered. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

      (gg) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts;

      (hh) Servicemembers' Civil Relief Act. As of the Original Sale Date, the Mortgagor has not notified Ameriquest, and Ameriquest has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act of 2003, as amended, or any similar state statute;

      (ii) Appraisal. Ameriquest has delivered to the Purchaser an appraisal of the Mortgaged Property signed prior to the approval of the Mortgage application by an appraiser qualified under applicable law who (i) is licensed in the state where the Mortgaged Property is located,
            (ii) has no interest, direct or indirect, in the Mortgaged Property or in any Loan or the security thereof, and (iii) does not receive compensation that is affected by the approval or disapproval of the Mortgage Loan. The appraisal and appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal shall have been made within one hundred and eighty (180) days of the origination of the Mortgage Loan and shall be completed in compliance with the Uniform Standards of Professional Appraisal Practice, and all applicable federal and state laws and regulations. If the appraisal was made more than one hundred and twenty (120) days before the origination of the Mortgage Loan, Ameriquest shall have received and delivered to the Purchaser a recertification of the appraisal;

      (jj) Prepayment Penalty. The Mortgage Loan is subject to a Prepayment Penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment fee charge, each such prepayment penalty is enforceable and will be enforced by Ameriquest for the benefit of Purchaser upon the full and voluntary principal prepayment, and each prepayment charge is permitted pursuant to federal, state and local law and is only payable, during the first 3 years of the term of the Mortgage Loan. Each such prepayment penalty is in an amount equal to the maximum amount permitted under applicable law;

      (kk) Single-premium credit life insurance policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy; No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan;

      (ll) Predatory Lending Regulations. None of the Mortgage Loans is classified as a (a) "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost home," "threshold," "covered" (excluding a "covered home loan" as defined in clause (1) of the definition of such term under the New Jersey Home Ownership Security Act of 2002), "high risk home", "predatory" or similar loan under any other applicable federal, state or local law (including without limitation any regulation or ordinance) (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as "High Cost" or "Covered" pursuant to Appendix E of the Standard & Poor's Glossary; except for Mortgage Loans secured by Mortgaged Properties originated in Los Angeles, California, as to which this representation set forth solely in this clause (c) is not made;

      (mm) Flood Certification Contract. The Mortgage Loan is covered by a paid in full, life of loan, transferable flood certification contract;

      (nn) Credit Reporting. Ameriquest has, in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

      (oo) No Violation of Environmental Laws. As of the Servicing Transfer Date, the Mortgaged Property is free from any and all toxic or hazardous substances, other than those commonly used for homeowner repair maintenance and/or household purposes, and there exists no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue;

      (pp) Georgia Fair Lending Act. As of the applicable Original Sale Date, no Mortgage Loan is a "High-Cost Home Loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act"). No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

      (qq) Fraud. No fraud was committed in connection with the origination of any Mortgage Loan;

      (rr)  HELOC. No Mortgage Loan is an open-ended loan;

      (ss) Fannie Mae Representations. With respect to any Mortgage Loans which are subsequently purchased by Fannie Mae or included in a Fannie Mae securitization for which the related Mortgage Loan Schedule indicated that such Mortgage Loans meet the 5% points and fees cap and conforming limits set by Fannie Mae:

            (i) Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;

            (ii) (a) No mortgage loan is classified as a high-cost mortgage loan under HOEPA; and (b) no mortgage loan is a "high-cost home," "covered," "high risk home" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

            (iii) No Mortgage Loan is a "High-cost Home Loan" as defined in New York Banking Law 6-1.

            (iv) No Mortgage Loan is a "High-cost Home Loan" as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

            (v) No Mortgage Loan is a "High-cost Home Loan" as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

            (vi) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

            (vii) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. ss.ss. 58-21A-1 et seq.);

            (viii) No Mortgage Loan is a "High-Risk Home Loan" as defined in the
                   Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

            (ix) No borrower was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such borrower did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan's originator. As used herein, "originator" mean the lender funding the loan transaction;

            (x) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

            (xi) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments;

            (xii) No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

            (xiii) All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Guide;

            (xiv) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation; and

            (xv) The Interim Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

      (tt) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Mortgage Loan have been delivered to the Trustee. Ameriquest is in possession of a complete, true and accurate Mortgage File except for such documents the originals of which have been delivered to the Trustee;

      (uu) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable. None of the Mortgage Loans are, by their terms, assumable;

      (vv) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property, except for any Mortgage Loans identified in the related Mortgage Loan Schedule as being subject to a escrow holdback;

      (ww) Prior Servicing. Each Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

      (xx) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default,
            (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

      (yy) Recordation. Each original Mortgage was recorded, or has been delivered to the appropriate public recording office for recordation and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been delivered to the Purchaser in recordable form, other than the insertion of any necessary Mortgage recording information;

      (zz) Litigation. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

      (aaa) Mortgaged Premises Located in New Jersey. All Mortgage Loans originated in New Jersey are ratable by Standard & Poor's, Fitch Ratings and Moody's and comply with the Purchase's standards for purchasing New Jersey mortgage loans;

      (bbb) Oakland Mortgage Loans. No Mortgage Loan is subject to the Oakland, California Anti-Predatory Lending Ordinance;

      (ccc) South Carolina Mortgage Loans. No Mortgage Loan subject to the South Carolina High Cost and Consumer Home Loan Act is a refinance or non-purchase money Mortgage Loan; and

      (ddd) New York Mortgage Loans. No Mortgage Loan is a "High-cost Home Loan" as defined in New York Banking Law 6-1.

                                   SCHEDULE VI

            Ameriquest hereby makes the representations and warranties set forth in this Schedule VI to the Depositor, the Servicer and the Trustee, as of the Closing Date.

      (a) Due Organization and Authority. Ameriquest is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Ameriquest, and in any event Ameriquest is in compliance with the laws of any such state to the extent necessary; Ameriquest has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Ameriquest and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of Ameriquest, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by Ameriquest to make this Agreement and all agreements contemplated hereby valid and binding upon Ameriquest in accordance with their terms;

      (b) No Conflicts. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Ameriquest's charter or by laws or any legal restriction or any agreement or instrument to which Ameriquest is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Ameriquest or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument;

      (c) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against Ameriquest, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Ameriquest, or in any material impairment of the right or ability of Ameriquest to carry on its business substantially as now conducted, or in any material liability on the part of Ameriquest, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Ameriquest contemplated herein, or which would be likely to impair materially the ability of Ameriquest to perform under the terms of this Agreement;

      (d) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by Ameriquest of or compliance by Ameriquest with this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

                                   EXHIBIT A-1

                FORM OF CLASS A, CLASS M AND CLASS B CERTIFICATES

[To be added to Class B-4 Certificates: IF THIS CERTIFICATE IS A PHYSICAL CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER (THE "TRANSFEROR LETTER") IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER (THE "144A LETTER") IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IF THIS CERTIFICATE IS A BOOK ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR LETTER AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE OR THE SERVICERS TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

Certificate No.              :

Cut-off Date                 :     July 1, 2004

First Distribution Date      :     August 25, 2004

Initial Certificate Balance
of this Certificate
("Denomination")             :

Initial Certificate
Balances of all
Certificates of this Class   :             Class             Principal Amount
                                        Class A-1         $     284,714,000
                                        Class A-2         $     236,934,000
                                        Class A-3A        $     117,719,000
                                        Class A-3B        $      45,371,000
                                        Class A-3C        $      32,809,000
                                        Class M-1         $      58,510,000
                                        Class M-2         $      31,750,000
                                        Class M-3         $      13,607,000
                                        Class M-4         $      13,607,000
                                        Class B-1         $      13,607,000
                                        Class B-2         $       9,072,000
                                        Class B-3         $       9,072,000
                                        Class B-4         $      20,411,000

CUSIP                        :             Class                CUSIP No.
                                        Class A-1              36242D AA 1
                                        Class A-2              36242D AB 9
                                        Class A-3A             36242D AC 7
                                        Class A-3B             36242D AQ 6
                                        Class A-3C             36242D AR 4
                                        Class M-1              36242D AD 5
                                        Class M-2              36242D AE 3
                                        Class M-3              36242D AF 0
                                        Class M-4              36242D AG 8
                                        Class B-1              36242D AH 6
                                        Class B-2              36242D AJ 2
                                        Class B-3              36242D AK 9
                                        Class B-4              36242D AL 7

ISIN                         :             Class                   ISIN
                                        Class A-1              US36242DAA19
                                        Class A-2              US36242DAB91
                                        Class A-3A             US36242DAC74
                                        Class A-3B             US36242DAQ60
                                        Class A-3C             US36242DAR44
                                        Class M-1              US36242DAD57
                                        Class M-2              US36242DAE31
                                        Class M-3              US36242DAF06
                                        Class M-4              US36242DAG88
                                        Class B-1              US36242DAH61
                                        Class B-2              US36242DAJ28
                                        Class B-3              US36242DAK90
                                        Class B-4              US36242DAL73

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2004-HE2
               Mortgage Pass-Through Certificates, Series 2004-HE2
                        [Class A-] [Class M-] [Class B-]

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Ocwen Federal Bank FSB, as servicer, Chase Manhattan Mortgage Corporation, as servicer, Countrywide Home Loans Servicing LP, as servicer (collectively, the "Servicers"), Ameriquest Mortgage Company ("Ameriquest") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                       ***

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity, but
                                          solely as Trustee


                                       By:____________________________________

Authenticated:

By:_____________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2004-HE2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2004-HE2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, Ameriquest and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

                                                                             .

Dated:

                                          ____________________________________
                                          Signature by or on behalf of
                                          assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to______________________________________________,
____________________________________________________________________________,
for the account of__________________________________________________________,
account number ______________, or, if mailed by check, to___________________.
Applicable statements should be mailed to __________________________________,
____________________________________________________________________________.

            This information is provided by_________________________________, the assignee named above, or________________________________________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS P CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.           :           1
Cut-off Date              :           July 1, 2004
First Distribution Date   :           August 25, 2004
Percentage Interest of
this Certificate
("Denomination")          :           100%
CUSIP                     :           36242D AN 3
ISIN                      :           US36242DAN30

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2004-HE2
               Mortgage Pass-Through Certificates, Series 2004-HE2

                                     Class P

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [___] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of July 1, 2004 (the "Agreement") among GS Mortgage Securities Corp., as depositor (the "Depositor"), Ocwen Federal Bank FSB, as servicer, Chase Manhattan Mortgage Corporation, as servicer, Countrywide Home Loans Servicing LP, as servicer (collectively, the "Servicers"), Ameriquest Mortgage Company ("Ameriquest") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purpose.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable Federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                       ***

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity,
                                          but solely as Trustee


                                       By:____________________________________

Authenticated:

By ____________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2004-HE2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2004-HE2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, Ameriquest, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________.

Dated:______

                                          ____________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of___________________________________________________________,
account number ______________, or, if mailed by check, to____________________.
Applicable statements should be mailed to____________________________________,
_____________________________________________________________________________.

            This information is provided by__________________________________, the assignee named above, or_________________________________________________, as its agent.

                                    EXHIBIT C

                           FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.             :         1
Cut-off Date                :         July 1, 2004
First Distribution Date     :         August 25, 2004
Percentage Interest of
this Certificate
("Denomination")            :         100%
CUSIP                       :         36242D AP 8
ISIN                        :         US36242DAP87

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2004-HE2
               Mortgage Pass-Through Certificates, Series 2004-HE2

                                     Class R

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class R Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [______] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of July 1, 2004 (the "Agreement") among GS Mortgage Securities Corp., as depositor (the "Depositor"), Ocwen Federal Bank FSB, as servicer, Chase Manhattan Mortgage Corporation, as servicer, Countrywide Home Loans Servicing LP, as servicer (collectively, the "Servicers"), Ameriquest Mortgage Company ("Ameriquest") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Trustee for such purposes.

            No transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to
Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity,
                                          but solely as Trustee


                                       By:____________________________________

Authenticated:

By:_____________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2004-HE2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2004-HE2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, Ameriquest, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

                                                                             .

Dated:______

                                          ____________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of___________________________________________________________,
account number ______________, or, if mailed by check, to____________________.
Applicable statements should be mailed to____________________________________,
_____________________________________________________________________________.

            This information is provided by__________________________________, the assignee named above, or_________________________________________________, as its agent.

                                    EXHIBIT D

                           FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.              :
Cut-off Date                 :        July 1, 2004
First Distribution Date      :        August 25, 2004
Percentage Interest of this
Certificate ("Denomination") :
CUSIP                        :        36242D AM 5
ISIN:                        :        US36242DAM56

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2004-HE2
               Mortgage Pass-Through Certificates, Series 2004-HE2

                                     Class X

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced
            Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class X Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [___] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class X Certificates pursuant to a Pooling and Servicing Agreement dated as of July 1, 2004 (the "Agreement") among GS Mortgage Securities Corp., as depositor (the "Depositor"), Ocwen Federal Bank FSB, as servicer, Chase Manhattan Mortgage Corporation, as servicer, Countrywide Home Loans Servicing LP, as servicer (collectively, the "Servicers"), Ameriquest Mortgage Company ("Ameriquest") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class X Certificate at the offices designated by the Trustee for such purposes.

            No transfer of a Class X Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to
Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class X Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class X Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class X Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class X Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class X Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class X Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class X Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class X Certificate, (C) not to cause income with respect to the Class X Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class X Certificate or to cause the Transfer of the Ownership Interest in this Class X Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class X Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

            Re: IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity,
                                          but solely as Trustee


                                       By:____________________________________

Authenticated:

By:_____________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2004-HE2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2004-HE2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicers and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

                                                                             .

Dated:

                                          ____________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of___________________________________________________________,
account number ______________, or, if mailed by check, to____________________.
Applicable statements should be mailed to____________________________________,
_____________________________________________________________________________.

            This information is provided by__________________________________, the assignee named above, or_________________________________________________, as its agent.

                                    EXHIBIT E

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]

[Servicer]

_____________________
_____________________

            Re: Pooling and Servicing Agreement among GS Mortgage Securities Corp., as Depositor, Ocwen Federal Bank FSB, as Servicer, Chase Manhattan Mortgage Corporation, as Servicer, Countrywide Home Loans Servicing LP, as Servicer, Ameriquest Mortgage Company, as Responsible Party and Deutsche Bank National Trust Company, as Trustee, GSAMP Trust, 2004-HE2

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule of exceptions), it has received:

            (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

            (ii) a duly executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Trustee

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT F

                         FORM OF DOCUMENT CERTIFICATION
                         AND EXCEPTION REPORT OF TRUSTEE

                                     [date]

[Depositor]

[Servicer]

_____________________
_____________________

            Re: Pooling and Servicing Agreement among GS Mortgage Securities Corp., as Depositor, Ocwen Federal Bank FSB, as Servicer, Chase Manhattan Mortgage Corporation, as Servicer, Countrywide Home Loans Servicing LP, as Servicer, Ameriquest Mortgage Company, as Responsible Party and Deutsche Bank National Trust Company, as Trustee, GSAMP Trust, 2004-HE2

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (i) The original Mortgage Note, endorsed in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

            (ii) The original recorded Mortgage.

            (iii) A duly executed Assignment of Mortgage in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement; or, if the Trustee has actual knowledge that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of Mortgage (excluding information to be provided by the recording office).

            (iv) The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

            (v) The original or duplicate original lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2) and (13) of the Mortgage Loan Schedule and the Data Tape Information accurately reflects information set forth in the Custodial File.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Trustee

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT G

                           RESIDUAL TRANSFER AFFIDAVIT

                              GSAMP Trust 2004-HE2,
                       Mortgage Pass-Through Certificates

STATE OF                )
                        ) ss.:
COUNTY OF               )


            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Residual Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement dated as of July 1, 2004 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Ocwen Federal Bank FSB, as servicer, Chase Manhattan Mortgage Corporation, as servicer, Countrywide Home Loans Servicing LP, as Servicer, Ameriquest Mortgage Company, as Responsible Party and Deutsche Bank National Trust Company, as trustee (the "Trustee"). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

            12. Check one of the following:

            [_] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [_] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Certificate only to another
                  "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [_] None of the above.

            13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

            Re: IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ day of ________, 20__.


                                       _______________________________________
                                       Print Name of Transferee

                                       By:____________________________________
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:

   ____________________________________
   [Assistant] Secretary

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this __ day of ________, 20__.


                                       _______________________________________
                                                    NOTARY PUBLIC

                                       My Commission expires the __ day
                                       of _________, 20__

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Deutsche Bank National Trust Company,
as Trustee
1761 East St. Andrew Place
Santa Ana, California 92705-4934

            Re: GSAMP Trust, 2004-HE2, Mortgage Pass-Through Certificates, Class [___]

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.

                                       Very truly yours,


                                       _______________________________________
                                       Print Name of Transferor

                                       By:____________________________________
                                                 Authorized Officer

                                    EXHIBIT I

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Deutsche Bank National Trust Company,
as Trustee
1761 East St. Andrew Place
Santa Ana, California 92705-4934

            Re: GSAMP Trust 2004-HE2, Mortgage Pass-Through Certificates, Class [___]

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, with respect to a Class B-4 or Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, we understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                            ANNEX 1 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $____________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.


-----------------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.


            ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____  Broker-dealer. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.

            ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                       _______________________________________
                                       Print Name of Transferor

                                       By:____________________________________
                                          Name:
                                          Title:


                                       Date:__________________________________

                                                            ANNEX 2 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ____ The Buyer owned $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                       _______________________________________
                                       Print Name of Transferor

                                       By:____________________________________
                                          Name:
                                          Title:


                                       IF AN ADVISER:


                                       _______________________________________
                                       Print Name of Buyer

                                       Date:__________________________________

                                    EXHIBIT J

                           FORM OF REQUEST FOR RELEASE
                                  (for Trustee)

To:   [Address]

Re:

            In connection with the administration of the Mortgage Loans held by you as the Trustee on behalf of the Certificateholders we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:


Mortgage Loan Number:

Reason for Requesting Documents (check one)

____1. Mortgage Loan Paid in Full. (The Company hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____2. Mortgage Loan Repurchase Pursuant to Section 2.03 of the Pooling and Servicing Agreement. (The Company hereby certifies that the repurchase price has been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____3. Mortgage Loan Liquidated by _________________. (The Company hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

____4.      Mortgage Loan in Foreclosure.

____5.      Other (explain). ________________________________________________

If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If Box 4 or 5 above is checked, upon our return of all of the above documents to you as the Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form, if requested.

Address to which Trustee should
Deliver the Trustee's Mortgage File:
                                       _______________________________________
                                       _______________________________________
                                       _______________________________________


                                       By:____________________________________
                                                 (authorized signer)


                                       Issuer:________________________________
                                       Address:_______________________________
                                               _______________________________


                                       Date:__________________________________

Trustee

Acknowledged receipt by:

Deutsche Bank National Trust Company, as Trustee

By:________________________________________
      Name:
      Title:
      Date

                                    EXHIBIT K

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the applicable Servicer or delivered to and retained by the Trustee, as applicable:

      (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _____________, without recourse" and signed in the name of the last endorsee. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Trustee is so advised by the Depositor that state law so allows.

      (b) The original of any guaranty executed in connection with the Mortgage Note.

      (c) the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, Ameriquest cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, Ameriquest shall deliver or cause to be delivered to the Trustee, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of Ameriquest (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt thereof by Ameriquest; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

      (d) The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon or a certified true copy of such agreement submitted for recording.

      (e) Except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank.

      (f) Originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage
            Loan) to the last endorsee with evidence of recording thereon or a certified true copy of such intervening Assignments of Mortgage submitted for recording, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the applicable originator shall deliver or cause to be delivered to the Trustee, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable originator or a certificate from an escrow company, a title company or a closing attorney stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage will be promptly delivered to the Trustee upon receipt thereof by the applicable originator; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

      (g) The original mortgagee title insurance policy or attorney's opinion of title and abstract of title or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company.

      (h) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

      (i)   Residential loan application.

      (j)   Mortgage Loan closing statement.

      (k)   Verification of employment and income, if applicable.

      (l) Verification of acceptable evidence of source and amount of down payment.

      (m)   (Credit report on Mortgagor.

      (n)   Residential appraisal report.

      (o)   Photograph of the Mortgaged Property.

      (p)   Survey of the Mortgaged Property.

      (q) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

      (r)   All required disclosure statements.

      (s) If required in an appraisal, termite report, structural engineer's report, water potability and septic certification.

      (t)   Sales contract, if applicable.

      (u) Original powers of attorney, if applicable, with evidence of recording thereon, if required.

            Evidence of payment of taxes and insurance, insurance claim files, correspondence, current and historical computerized data files (which include records of tax receipts and payment history from the date of origination), and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the mortgage loan or to service the mortgage loan.

                                    EXHIBIT L

                         Servicer REPORTING REQUIREMENTS

                                Data File Layout

--------------------------------------------------------------------------------
        GOLDMAN SACHS LOAN SERVICER INFORMATION REQUEST LIST
--------------------------------------------------------------------------------
                                             Legend:
                                     A=Available at Inception
                                     T=Tech staff to resolve
                                  B=Best efforts to provide data
                                         N=Not available

FIELD NAME                   FIELD DESCRIPTION                         FORMAT
--------------------------------------------------------------------------------
ONE TIME, STATIC      Legend
FIELDS
--------------------------------------------------------------------------------
Loan Number             A    Loan Number currently being used to         Text
                             service this loan.
--------------------------------------------------------------------------------
Prior Loan Number       A    Prior Loan Number (if any). If servicing    Text
                             has transferred this should contain the
                             Loan Number used by the previous
                             servicer.
--------------------------------------------------------------------------------
Trustee File Number     T    Trustee ID used to file documents. This     Text
                             can be the Trustee's only id or a category
                             used to arrange documents into proper pools.
--------------------------------------------------------------------------------
Trustee Loan Number     T    Trustee secondary ID used to file           Text
                             documents. Often this is used in
                             conjunction with Trustee File Number to
                             uniquely identify loans.
--------------------------------------------------------------------------------
Origination Date        A    Origination Date shown on loan              Date
                             documents.
--------------------------------------------------------------------------------
Original Balance        A    Original amount of loan granted to          Numeric
                             borrower.  In the case of construction
                             loans this should be the full amount
                             extended on which the monthly payments
                             are based.
--------------------------------------------------------------------------------
First Payment Date      A    This is the contractual date when the first
                             payment was to be made.  If the loan has been
                             modified this should be the first scheduled
                             payment date following the modification.
--------------------------------------------------------------------------------
Original Maturity       A    This is the contractual date when the       Date
Date                         last payment on the loan is scheduled
                             to be made.  For balloons it should be
                             the balloon date.  For modified loans
                             it should not be the modified maturity
                             date.
--------------------------------------------------------------------------------
Original Term           A    The number of months from First Payment     Number
                             Date to Maturity Date inclusive.
--------------------------------------------------------------------------------
Balloon Flag            A    Code/literal to identify balloon          Text
                             loans.  Example:  Y, N.
--------------------------------------------------------------------------------
Loan Type               A    Code/literal to identify the loan type.   Text
                              See Enumerations worksheet.
--------------------------------------------------------------------------------
Amortization Type       A    Generic category to describe loan         Text
                             type.  See Enumerations worksheet.
--------------------------------------------------------------------------------
Original                A    Original Amortization Term of the loan    Number
Amortization Term            in number of months.  For fully
                             amortizing loans would be the same as
                             Original Term.  For balloon loans this
                             would exceed Original Term.  For IO
                             loans this would have no value.
--------------------------------------------------------------------------------
Interest Calculation    A    The basis on which interest is
Method                       calculated.  See Enumerations worksheet.
--------------------------------------------------------------------------------
Daily Simple            T    Flag to identify loans where interest is due is
Interest Flag                calculated based on the date that each payment is
                             actually received.
--------------------------------------------------------------------------------
Original Principal      A    Original contractual principal and        Number
and Interest                 interest payment amount.
--------------------------------------------------------------------------------
Original Interest       A    Original contractual interest rate for
Rate                         loan.
--------------------------------------------------------------------------------
Negative                A    Code/literal to identify loans where      Text
Amortization Flag            negative amortization is allowed.
                             Example:  Y=neg am allowed, N=no neg am
                             allowed.
--------------------------------------------------------------------------------
Negam Percent Cap       A    Maximum percentage of original balance    Number
                             that a loan may negatively amortize
                             by.  Example:  1.25, 1,10.
--------------------------------------------------------------------------------
Servicing Fee           A    Servicing Fee rate due servicer.          Number
                             Example:  0.25%.
--------------------------------------------------------------------------------
Property Type           A    Code/literal that identifies the type     Text
                             of property securing the loan.  See
                             Enumerations worksheet.
--------------------------------------------------------------------------------
Property Address        A    Property address, not billing address.    Text
--------------------------------------------------------------------------------
Property City           A    Property city.                            Text
--------------------------------------------------------------------------------
Property State          A    Property state.                           Text
--------------------------------------------------------------------------------
Property Zip            A    Property zip.                             Number
--------------------------------------------------------------------------------
Borrower Name           A    Name of borrower.  Preferably in a        Text
                             fixed format.
                             Example:  SMITH
                             JOHN                  W.
--------------------------------------------------------------------------------
CoBorrower Name         A    Name of Co borrower.  Preferably in a     Text
                             fixed format.
                             Example:  SMITH
                             JOHN                  W.
--------------------------------------------------------------------------------
      Borrower Social        Eleven character ID.  Example:            Number
          Security           111-22-3333.
         Number/TIN

             A
--------------------------------------------------------------------------------
 CoBorrower Social Security  Eleven character ID.  Example:            Number
                Number/TIN   111-22-3333.

             A
--------------------------------------------------------------------------------
Original FICO score     A    Credit bureau score obtained at           Number
                             application.
--------------------------------------------------------------------------------
Original Credit Grade   A    Internal credit grade assigned at         Text
                             origination.
--------------------------------------------------------------------------------
Original Loan To        A    Ratio representing the Original Loan Balance to
Value Ratio                  the lower of the Original Appraised Value or
                             Original Purchase Price.  Example:  80.00.
--------------------------------------------------------------------------------
Original Appraised      A    Appraised value at time of application.   Number
Value
--------------------------------------------------------------------------------
Original Appraisal      A    Date of the original Appraisal            Date
Date
--------------------------------------------------------------------------------
Original Appraisal      A    Name of the Appraisal firm                Text
Firm
--------------------------------------------------------------------------------
Original Purchase       A    Price paid for home.                      Number
Price
--------------------------------------------------------------------------------
Purchase BPO            A    BPO at the time of Purchase by GS.        Number
--------------------------------------------------------------------------------
Purchase BPO Date       A    Date of the Purchase BPO                  Date
--------------------------------------------------------------------------------
Lien Position           A    Number used to identify the lien          Number
                             position in effect at the time of
                             application.  Example:  1, 2, 3
--------------------------------------------------------------------------------
PMI Provider            A    Name or code for company providing
                             private mortgage insurance.
--------------------------------------------------------------------------------
PMI Coverage            A    Percentage of insurance provided by PMI
Percentage                   agreement.
--------------------------------------------------------------------------------
PMI Certificate ID      A    Unique ID to identify PMI insurance
                             certificate.
--------------------------------------------------------------------------------
Occupancy Type          A    Occupancy status at time of               Text
                             application.  See Enumerations
                             worksheet.
--------------------------------------------------------------------------------
Purpose of Loan         A    Code/literal used to identify the         Text
                             original purpose of the loan.   See
                             Enumerations worksheet.
--------------------------------------------------------------------------------
Prepayment Flag         A    Code/Flag to determine if loan was        Text
                             originated with a prepayment penalty.
--------------------------------------------------------------------------------
Prepayment Penalty      T    Code/literal to identify                  Text
Type                         characteristics of penalty.  Example:
                             6 MO INT ON 80% OBAL, 5/4/3/2/1, 3%.
--------------------------------------------------------------------------------
Prepayment Term         A    Original number of months that penalty    Number
                             was imposed.
--------------------------------------------------------------------------------
Front Ratio             T    Front End Ratio at time of                Number
                             application.  Mortgage debt to borrower
                             income.
--------------------------------------------------------------------------------
Back Ratio              T    Back End Ratio at time of application.    Number
                             Total debt to borrower income.
--------------------------------------------------------------------------------
MONTHLY LOAN DATA
UPDATES
--------------------------------------------------------------------------------
As Of Date              A    As Of Date for data sent.                 Date
--------------------------------------------------------------------------------
Loan Number             A    Loan Number currently being used to       Number
                             service this loan.
--------------------------------------------------------------------------------
Investor Number         A    This is the servicer assigned number      Number
                             for reporting purposes.
--------------------------------------------------------------------------------
Investor Category       A    This is the servicer assigned category
                             for reporting purposes.
--------------------------------------------------------------------------------
Current Maturity Date   A    This is the actual date when the last     Date
                             payment on the loan is scheduled to be
                             made.  For balloons it should be the
                             balloon date.  For modified loans it
                             should be the modified maturity date.
--------------------------------------------------------------------------------
Remaining Term          A    The Remaining Term of the loan            Number
--------------------------------------------------------------------------------
Current Principal &     A    Principal & Interest in effect for        Number
Interest Payment             currently outstanding payment.
--------------------------------------------------------------------------------
Current Interest Rate   A    Interest Rate in effect for currently     Number
                             outstanding payment.
--------------------------------------------------------------------------------
Next Due Date           A    Date next payment is due.
--------------------------------------------------------------------------------
Interest Paid To Date   A    Date interest is paid to.  Typically for 30/360
                             loans it is one month prior to Next Due Date.
--------------------------------------------------------------------------------
Last Payment Date       A    Date last payment was made.               Date
--------------------------------------------------------------------------------
Current Balance         A    Actual outstanding balance of loan.       Number
--------------------------------------------------------------------------------
Current Balance Net     T    The net present value of the current      Number
Present Value                balance
--------------------------------------------------------------------------------
Days Past Due           A    Number of days loan is past due.
--------------------------------------------------------------------------------
Delinquency                  Indicates if ABS or MBS method for
Convention                   reporting delinquencies is used.
--------------------------------------------------------------------------------
Delinquency Status      A    Indicates delinquency reported.           Number
                             Example:  30, 60, 90.
--------------------------------------------------------------------------------
Status of Loan          A    Code/literal used to identify loan        Text
                             status.  See Enumerations worksheet.
--------------------------------------------------------------------------------
12 Month Pay String     T    12 character string representing the timing of
                             payments received on a rolling 12 month basis.
                             String should begin with January and end with
                             December.
--------------------------------------------------------------------------------
 Time 30 Days Delinquent in  Indicates the number of times a loan payment has
          Past 12            been made 30 or more days delinquent in the past
           Months            12 months.
             A
--------------------------------------------------------------------------------
 Time 60 Days Delinquent in  Indicates the number of times a loan payment has
          Past 12            been made 60 or more days delinquent in the past
           Months            12 months.
             A
--------------------------------------------------------------------------------
 Time 90 Days Delinquent in  Indicates the number of times a loan payment has
          Past 12            been made 90 or more days delinquent in the past
           Months            12 months.

             A
--------------------------------------------------------------------------------
Last Modification       B    Date that loan was last modified.
Date
--------------------------------------------------------------------------------
Last Extension Date     B    Date loan term was last extended.
--------------------------------------------------------------------------------
Total Extension         B    Number of months loan has been extended
Months                       in total.
--------------------------------------------------------------------------------
Restructured Interest   B    Total amount of restructured interest.
--------------------------------------------------------------------------------
Property Sale Date      A    Date property sold.                       Date
--------------------------------------------------------------------------------
Debt To Income Ratio    A    Debt To Income Ratio                      Number
--------------------------------------------------------------------------------
Senior Lien Amount      A    Most recently recorded senior lien        Number
                             amount.
--------------------------------------------------------------------------------
Recent Property         A    Most recent appraised value or BPO        Number
Valuation                    value.
--------------------------------------------------------------------------------
Recent Property         A    Date of most recent valuation.            Date
Valuation Date
--------------------------------------------------------------------------------
Valuation Method        A    Identify method used to obtain new        Text
                             valuation.  See Enumerations worksheet.
--------------------------------------------------------------------------------
Valuation Firm          T    Name of the Firm who appraised the        Text
                             property
--------------------------------------------------------------------------------
Current FICO            T    Current FICO score.                       Number
--------------------------------------------------------------------------------
FICO Date               T    FICO Date.                                Date
--------------------------------------------------------------------------------
MONTHLY SERVICING
UPDATES
--------------------------------------------------------------------------------
Borrower Payments
--------------------------------------------------------------------------------
Total Monthly Payment   A    Total cash received from borrower.        Number
--------------------------------------------------------------------------------
Total Monthly           A    Cash applied to principal.                Number
Payment Principal
--------------------------------------------------------------------------------
Total Monthly           A    Cash applied to interest.                 Number
Payment Interest
--------------------------------------------------------------------------------
   Total Monthly Payment     Cash applied to fees.                     Text
      Penalties / Fee
             A
--------------------------------------------------------------------------------
Total Monthly Escrow    A    Cash applied to escrow account.           Number
Payment
--------------------------------------------------------------------------------
Total Monthly           T    Total amount borrower prepaid             Number
Prepayment Amount
--------------------------------------------------------------------------------
Payment Date            A    Date the payment was made.                Date
--------------------------------------------------------------------------------
Scheduled P&I           A    Borrower Scheduled P&I payment for the    Number
                             month
--------------------------------------------------------------------------------
REO Rent Collection     A    Collection of rent on an REO Property
--------------------------------------------------------------------------------
Servicer Payments
--------------------------------------------------------------------------------
Monthly Escrow          A    Net escrow advances made or recovered     Number
Advances                     by servicer.  Positive value denotes
                             payments made by servicer.
--------------------------------------------------------------------------------
Monthly Corporate       A    Net corporate advances made or            Number
Advances                     recovered by servicer.  Positive value
                             denotes payments made by servicer.
--------------------------------------------------------------------------------
  Monthly Non Recoverable    Net Non Recoverable Corporate Advances    Number
         Corporate           made or recovered by Servicer.
          Advances           Positive value denotes payments made by
             A               Servicer.
--------------------------------------------------------------------------------
Principal Advances      A    Total outstanding principal advances      Number
                             made by servicer.
--------------------------------------------------------------------------------
Interest Advances       A    Total outstanding interest advances       Number
                             made by servicer.
--------------------------------------------------------------------------------
LPMI Flag               A    Code/Flag to determine if PMI is paid     Text
                             by owner of loan
--------------------------------------------------------------------------------
LPMI Rate               A    Rate per annum of LPMI premiums           Number
--------------------------------------------------------------------------------
Account Balances
--------------------------------------------------------------------------------
Beginning Scheduled     A    Beginning scheduled loan balance.  If     Number
Balance                      the loan is serviced on a scheduled
                             balance basis
--------------------------------------------------------------------------------
Ending Scheduled        A    Ending scheduled loan balance.  If the
Balance                      loan is serviced on a scheduled balance
                             basis
--------------------------------------------------------------------------------
Escrow Balance          A    Current balance of escrow account         Number
                             (borrower's positive funds).
--------------------------------------------------------------------------------
Escrow Advance          A    Total outstanding escrow advance          Number
Balance                      balance.
--------------------------------------------------------------------------------
   Recoverable Corporate     Total outstanding Recoverable corporate   Number
          Advance            advance balance amount.
          Balance
             A
--------------------------------------------------------------------------------
 Non Recoverable Corporate   Total outstanding Non Recoverable         Number
          Advance            corporate advance balance amount.
          Balance
             A
--------------------------------------------------------------------------------
Suspense Account        A    Total suspense account balance            Number
Balance
--------------------------------------------------------------------------------
Accrued Interest        A    Total Accrued Interest on loan.           Number
--------------------------------------------------------------------------------
Account Management
Statistics
--------------------------------------------------------------------------------
Forced Placed           T    Code indicating loan is on forced
Insurance Flag               placed insurance.
--------------------------------------------------------------------------------
Annual Forced Placed    T    Amount of forced placed policy.
Insurance
--------------------------------------------------------------------------------
Stop Advance Flag       B    Code indicating loan has been placed in   Text
                             a stop advance status.  Example:
                             Y=Stop Advance.
--------------------------------------------------------------------------------
Stop Advance            B    Amount of principal and interest
Recovered                    advances recovered at stop date.
--------------------------------------------------------------------------------
Stop Advance Start      B    Date loan was initially placed on a       Date
Date                         stop advance status.
--------------------------------------------------------------------------------
Stop Advance            B    Date stop advance status was reversed.    Date
Reversal Date
--------------------------------------------------------------------------------
Stop Advance            B    Amount of advances reversed.              Number
Reversal Amount
--------------------------------------------------------------------------------
Last Contact Date       A    Date of Servicer's last contact with      Date
                             the borrower.
--------------------------------------------------------------------------------
Last Attempt Date       A    Date of the Servicer's last attempt to    Date
                             contact the borrower.
--------------------------------------------------------------------------------
Bankruptcy Flag         A    Flag indicating loan is in bankruptcy.    Text
--------------------------------------------------------------------------------
Bankruptcy Chapter      A    Chapter of bankruptcy (7, 11, 12, 13).    Text
--------------------------------------------------------------------------------
Bankruptcy Start Date   A    Bankruptcy filing date.                   Date
--------------------------------------------------------------------------------
Bankruptcy End Date     A    Dismissal/Discharge date.                 Date
--------------------------------------------------------------------------------
Bankruptcy Post         A    Payment due date of Bankruptcy payment    Date
Petition Due Date            plan.  In essence the new due date.
--------------------------------------------------------------------------------
Motion for Relief       A    Motion for Relief Request Date.           Date
Request Date
--------------------------------------------------------------------------------
Motion for Relief       A                                              Date
Filing Date
--------------------------------------------------------------------------------
Motion for Relief       A    Motion for Relief Hearing Date.           Date
Hearing Date
--------------------------------------------------------------------------------
Motion for Relief       A    Motion for Relief Granted Date.           Date
Granted Date
--------------------------------------------------------------------------------
Motion for Relief       N    Date the motion was Denied (if            Date
Denied Date                  applicable)
--------------------------------------------------------------------------------
In Demand Flag          T    Code indicating demand letter has been    Text
                             sent.
--------------------------------------------------------------------------------
In Demand Start Date    T    Date demand letter was sent.              Date
--------------------------------------------------------------------------------
In Demand End Date      T    Expiration of demand letter.              Date
--------------------------------------------------------------------------------
Foreclosure Start       A    Date foreclosure flag placed on loan.     Date
Date
--------------------------------------------------------------------------------
Due Date At Referral    T    The revised due date on any payment       Date
                             modification.
--------------------------------------------------------------------------------
Foreclosure             T    On loans that are in Foreclosure the Servicers
Estimated End Date           estimate of when the FCL will be completed.
--------------------------------------------------------------------------------
Foreclosure Sale Date   A    Date of actual foreclosure sale.          Date
--------------------------------------------------------------------------------
Foreclosure end date    T    Date of recording of foreclosure deed.    Date
--------------------------------------------------------------------------------
First Legal Date        A    Date of first legal action taken on       Date
                             foreclosure.
--------------------------------------------------------------------------------
Foreclosure             B    Indicates if the loan has moved out of    Number
Resolution Flag              foreclosure (i.e. Did not go to REO).
--------------------------------------------------------------------------------
Foreclosure             B    Method used by the servicer to prevent the
Resolution Type              foreclosed loan from moving into REO (i.e.
                             Reinstated, Paid Off, Worked out Repayment
                             plan...).
--------------------------------------------------------------------------------
Foreclosure On Hold     B    Flag indicating that the loan is in
                             foreclosure but on hold.
--------------------------------------------------------------------------------
Foreclosure Hold        B    Date indicating when the loan's           Date
Start Date                   foreclosure proceedings were put on
                             hold.
--------------------------------------------------------------------------------
Bankruptcy Cash         B    Number of days an active foreclosure has been in
Delays                       BK subsequent to its initial foreclosure start
                             date.
--------------------------------------------------------------------------------
Forbearance Cash        B    Number of days an active foreclosure has been in
Delays                       forbearance subsequent to its initial foreclosure
                             start date.
--------------------------------------------------------------------------------
Non - Cash Delays       B    Number of allowable days that a loan's
                             foreclosure proceedings have been on hold due to
                             a non cash delay (i.e. Title problem...) [again as
                             per Fannie time line]
--------------------------------------------------------------------------------
Forbearance Start       A    Date forbearance plan was initiated.      Date
Date
--------------------------------------------------------------------------------
Forbearance Payment     A    Amount of payment under Forbearance       Number
                             plan.
--------------------------------------------------------------------------------
Forbearance End Date    A    Date forbearance plan scheduled to be     Date
                             complete.
--------------------------------------------------------------------------------
Eviction Start Date     A    Date eviction flag placed on loan.        Date
--------------------------------------------------------------------------------
Eviction End Date       A    Date property is vacated.                 Date
--------------------------------------------------------------------------------
REO Start Date          A    Date REO flag placed on loan (including   Date
                             any redemption periods).
--------------------------------------------------------------------------------
REO End Date            A    Date property is sold.                    Date
--------------------------------------------------------------------------------
REO Sub Status          A    Status while within REO.  See
                             Enumerations worksheet.
--------------------------------------------------------------------------------
Not Acquired Date       T    Date that the REO enters "Not Acquired"   Date
                             sub status
--------------------------------------------------------------------------------
Eviction Date           A    Date that the REO enters "Eviction" sub   Date
                             status
--------------------------------------------------------------------------------
Possession Date         T    Date that the REO enters "Possession"     Date
                             sub status
--------------------------------------------------------------------------------
Listed Date             A    Date that the REO enters "Listed" sub     Date
                             status
--------------------------------------------------------------------------------
Under Contract Date     T    Date that the REO enters "Under           Date
                             Contract" sub status
--------------------------------------------------------------------------------
Estimated Sale Date     A    Servicer estimated closing date on loan   Date
--------------------------------------------------------------------------------
Days In REO             A    Number of Days from the REO becomes       Number
                             marketable to the As of Date
--------------------------------------------------------------------------------
Estimated Sales Price   A    Servicer estimated REO Sales Price        Number
--------------------------------------------------------------------------------
Possession Date         A    Date when the servicer takes possession of the
                             property.  Date we have full access to the
                             property, eviction completed
--------------------------------------------------------------------------------
Redemption End Date     A    Legal time period, determined by State, when
                             borrower can redeem their property.  Property not
                             available for sale until redemption completed (no
                             beginning date, just an end date)
--------------------------------------------------------------------------------
Initial Listing Price   A    First listing price of property.          Number
--------------------------------------------------------------------------------
Initial Listing Date    A    Date of the first listing price of        Date
                             property
--------------------------------------------------------------------------------
Current List Price      A    Most recent listing price of property.    Number
--------------------------------------------------------------------------------
Current List Date       A    Date of the most recent listing price     Date
                             of property.
--------------------------------------------------------------------------------
Reason For Default      A    Servicer Code representing the Reason for
                             Default.  See Enumerations worksheet.
--------------------------------------------------------------------------------
LIQUIDATED LOANS (Liquidated and Paid Off loans)
--------------------------------------------------------------------------------
Termination Type      A Type of liquidation.  See Enumerations         Text
                        worksheet.
--------------------------------------------------------------------------------
Balance at            A Actual Principal balance at time of            Number
Termination             termination.
--------------------------------------------------------------------------------
Scheduled Sale Date   A Dates of planned sales for properties in       Date
                        Foreclosure
--------------------------------------------------------------------------------
Property Sales Price  A Sales price if liquidation was short sale or   Number
                        REO sale.
--------------------------------------------------------------------------------
Liquidation Date      A Date property liquidated.                      Date
--------------------------------------------------------------------------------
Gross Total Proceeds  A Gross Total Proceeds.                          Number
--------------------------------------------------------------------------------
Net Total Proceeds    A Gross total proceeds less expenses.
--------------------------------------------------------------------------------
Principal Advanced    A Total of principal advanced at time of         Number
                        liquidation.
--------------------------------------------------------------------------------
Interest Advanced     A Total of interest advanced at time of          Number
                        liquidation.
--------------------------------------------------------------------------------
Deferred Interest     T Amount of deferred interest on the loan @      Number
                        liquidation
--------------------------------------------------------------------------------
Accrued Servicing     T Servicing fee recovered at time of             Number
Fee Recovered           liquidation.
--------------------------------------------------------------------------------
Corporate Advances      The amount of the Total Corporate Advance      Number
Recovered at            balance recovered at termination
Termination
A
--------------------------------------------------------------------------------
Escrow Advances         The amount of the Total Escrow Advance         Number
Recovered at            balance recovered at termination
Termination
A
--------------------------------------------------------------------------------
Commission            A The broker commission amount on liquidation    Number
--------------------------------------------------------------------------------
Seller Concession     A The dollar amt of seller concessions upon      Number
                        liquidation.
--------------------------------------------------------------------------------
Taxes                 A Taxes paid on liquidation                      Number
--------------------------------------------------------------------------------
Repairs               A Cost of Repairs to property                    Number
--------------------------------------------------------------------------------
Water and Sewer       A Water & Sewer costs                            Number
--------------------------------------------------------------------------------
Expenses Recovered    A The amount of the Total Expenses recovered     Number
at Termination          at termination
--------------------------------------------------------------------------------
Corporate Advances    A Corporate advance balance at time of           Number
at Termination          liquidation.
--------------------------------------------------------------------------------
Escrow Advances at    T Escrow advance balance at time of              Number
Termination             liquidation.
--------------------------------------------------------------------------------
Days from             A Days from Acquisition to Close                 Number
Acquisition to Close
--------------------------------------------------------------------------------
Days from Possession  A Days from Possession to Close                  Number
to Close
--------------------------------------------------------------------------------
Charge-off amount     A Loss amount.                                   Number
--------------------------------------------------------------------------------
Severity              A Severity percentage.
--------------------------------------------------------------------------------
Severity Formula      A Formula for calculating Severity percentage.   Text
--------------------------------------------------------------------------------
Potential Deficiency  N Flag indicating loan is referred for           Text
Judgment Flag           deficiency collections.
--------------------------------------------------------------------------------
Potential Deficiency  N Deficiency balance reported to borrower/IRS.   Number
Amount
--------------------------------------------------------------------------------
Deficiency Proceeds   N Deficiency proceeds collected in current       Number
(this period)           month.
--------------------------------------------------------------------------------
Deficiency Proceeds   N Deficiency proceeds collected to date.         Number
Total (to date)
--------------------------------------------------------------------------------
Deficiency Vendor     N Deficiency vendor out of pocket expenses.      Number
Expense
--------------------------------------------------------------------------------
Deficiency Servicer   N Deficiency vendor collection fee               Number
Expense
--------------------------------------------------------------------------------
Hazard Insurance      B Date hazard claim filed.                       Date
Claim Date
--------------------------------------------------------------------------------
Hazard Insurance      B Date hazard claim due.                         Number
Claim Due Date
--------------------------------------------------------------------------------
Hazard Insurance      B Amount of hazard claim.                        Date
Claim Amount
--------------------------------------------------------------------------------
Hazard Insurance Claim  Amount of hazard claim paid to investor.       Number
Paid
Amount
B
--------------------------------------------------------------------------------
MI Insurance Claim    A Date MI claim filed.
Date
--------------------------------------------------------------------------------
MI Insurance Claim    A Date MI claim is due to be paid.
Due Date
--------------------------------------------------------------------------------
MI Insurance Claim    A Expected MI proceeds.
Amount
--------------------------------------------------------------------------------
MI Insurance Claim    A Actual MI proceeds received.
Paid Amount
--------------------------------------------------------------------------------
Servicer Hold Back    B Amount servicer withholds for future
Amount                  trailing expenses.
--------------------------------------------------------------------------------

------------------------------------------------------
Interest
Calculation Method
------------------------------------------------------

3360                 30/360
A360                 Actual/360
A365                 Actual/365
AA                   Actual/Actual
------------------------------------------------------

------------------------------------------------------
Loan Type
------------------------------------------------------
COMI                 Conventional, with mi.
                     Collecting a premium from the
                     borrower for mortgage insurance
                     and is FHA and is VA
CONV                 Conventional, no mi
FHA                  FHA Mortgage
HEL                  Home Equity Line of credit
CC                   Credit Card
A                    Auto
B                    Boats
RV                   RV's
MFG                  Manufactured Housing
ATV                  ATV
VA                   VA Mortgage
OTH                  Other
------------------------------------------------------

------------------------------------------------------
Occupancy Type
------------------------------------------------------
2ND                  2nd Home
NOO                  Non Owner Occupied
OO                   Owner Occupied
VA                   Vacant
------------------------------------------------------

------------------------------------------------------
Property Type
------------------------------------------------------
2F                   2 Family
3F                   3 Family
4F                   4 Family
2-4F                 2-4 Family
AUTO                 Automobile
BOAT                 Boat
COND                 Condominium
COOP                 Cooperative
HR-CONDO             High Rise Condo
HVAC                 HVAC
MF                   Multi Family
MH                   Manufactured Housing
MX                   Mixed Use
OF                   Office
OTH                  Other
PUDA                 PUD - Attached
PUDD                 PUD - Detached
PWR                  PowerSports
RT                   Retail
RV                   Recreational Vehicle
SF                   Single Family
TH                   TownHouse
------------------------------------------------------

------------------------------------------------------
Purpose of Loan
------------------------------------------------------
PUR                  Purchase
RELO                 Relocation
REFI                 Rate/Term Refinance
CASH                 Cash Out Refinance
DEBT                 Cash Out Debt Consolidation
IMPR                 Cash Out Home Improvement
EDUC                 Cash Out Medical or Educational
                     Expense
TIT1                 Title One Home Improvement
CONST                New Construction
REO                  Facilitate REO
------------------------------------------------------

------------------------------------------------------
Status of Loan
------------------------------------------------------
BU                   Bankrupt - Unknown Status
C                    Current
DISP                 Dispute
F                    Foreclosure
NE                   Non Equity (NPV of current
                     balance < $7,500)
FB                   Forbearance
ID                   In Demand
LIT                  Litigation
NLS                  No Longer Serviced
PO                   Paid Off- Borrower paid down
                     entire balance
REO                  Real Estate Owned - MUST
                     Include a REO sub status
RSLD                 Resolved
LIQ                  Liquidated - MUST include a
                     Termination Type
U                    Unknown
------------------------------------------------------

------------------------------------------------------
Termination Type
------------------------------------------------------
CO                   Charge Off
COC                  Charge Off with cash possible
NLPO                 Negotiated Loan Payoff
NS                   Negotiated Sale
PO                   Paid Off
PPOC                 PPO with More Cash Possible
REOS                 REO Sale
TPPO                 Third Party Paid Off
------------------------------------------------------

------------------------------------------------------
Valuation Method
------------------------------------------------------
DB                   Drive By
WT                   Walk Through
OTH                  Other
APPR                 Appraisal
DD                   Due Diligence
PRFC                 Pre Foreclosure
SUPP                 Supplemental
RR                   Re-review
------------------------------------------------------

------------------------------------------------------
REO Sub Status
------------------------------------------------------
AC                   Acquired
PS                   Possession
EV                   Eviction
LS                   Listed
UC                   Under Contract
------------------------------------------------------

------------------------------------------------------
Reason For Default
------------------------------------------------------
ABP                  Abandonment of Property
BF                   Business Failure
CI                   Curtailment Of Income
D                    Death
EO                   Excessive Obligations
ILL                  Illness
ITR                  Inability To Rent
MD                   Marital Difficulties
MS                   Military Service
MI                   Mortgagor Incarcerated
N                    No Reason
PD                   Payment Dispute
PP                   Property Problem
SP                   Servicing Problems
TOP                  Transfer Of Ownership Pen
UC                   Unable To Contact
UEMP                 Unemployment
------------------------------------------------------

                                    EXHIBIT M

               FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

      Re: GSAMP Trust 2004-HE2 (the "Trust") Mortgage Pass-Through Certificates, Series 2004-HE2, issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Ocwen Federal Bank FSB, as servicer ("Ocwen"), Chase Manhattan Mortgage Corporation, as servicer ("Chase"), Countrywide Home Loans Servicing LP, as Servicer, Ameriquest Mortgage Company, as Responsible Party and Deutsche Bank National Trust Company, as trustee (the "Trustee")

I, [identify the certifying individual], certify that:

1. I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 8-K containing distribution reports (collectively with this Annual Report, the "Reports") filed in respect of periods included in the year covered by this Annual Report, of the Trust;

2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicers under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

4. Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Servicers have fulfilled its obligations under the Pooling and Servicing Agreement; and

5. The Reports disclose all significant deficiencies relating to the Servicers' compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in the Reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee, Chase, Countrywide and Ocwen.

Date: _________________________

_______________________________
[Signature]
[Title]

                                    EXHIBIT N

            FORM OF TRUSTEE CERTIFICATION TO BE PROVIDED TO DEPOSITOR

      Re: GSAMP Trust 2004-HE2 (the "Trust") Mortgage Pass-Through Certificates, Series 2004-HE2, issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Ocwen Federal Bank FSB, as servicer ("Ocwen"), Chase Manhattan Mortgage Corporation, as servicer ("Chase"), Countrywide Home Loans Servicing LP, as Servicer, Ameriquest Mortgage Company, as Responsible Party and Deutsche Bank National Trust Company, as trustee (the "Trustee")

      I,[identify the certifying individual], a [title] of Deutsche Bank
            National Trust Company certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K (the "Annual Report") for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report; and

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports.

Date: _________________________

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:   _______________________________
Name:       _______________________________
Title:      _______________________________

                                    EXHIBIT O

           FORM OF SERVICER CERTIFICATION TO BE PROVIDED TO DEPOSITOR

      Re: GSAMP Trust 2004-HE2 (the "Trust") Mortgage Pass-Through Certificates, Series 2004-HE2, issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Ocwen Federal Bank FSB, as servicer ("Ocwen"), Chase Manhattan Mortgage Corporation, as servicer ("Chase"), Countrywide Home Loans Servicing LP, as Servicer, Ameriquest Mortgage Company, as Responsible Party and Deutsche Bank National Trust Company, as trustee (the "Trustee")

      [Chase][Ocwen][Countrywide], certifies to the Depositor and the Trustee, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. Based on our knowledge, the information prepared by [Chase][Ocwen][Countrywide] and relating to the mortgage loans serviced by [Chase][Ocwen][Countrywide] pursuant to the Pooling And Servicing Agreement and provided by [Chase][Ocwen][Countrywide] to the Trustee in its reports to the Trustee is accurate and complete in all material respects as of the last day of the period covered by such report;

2. Based on our knowledge, the servicing information required to be provided to the Trustee by [Chase][Ocwen][Countrywide] pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

3. Based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in its annual compliance statement required to be delivered pursuant to the Pooling and Servicing Agreement, [Chase][Ocwen][Countrywide] as of the last day of the period covered by such annual compliance statement has fulfilled its obligations under the Pooling and Servicing Agreement; and

4. [Chase][Ocwen][Countrywide] has disclosed to its independent auditor, who issues the independent auditor's report on the Uniform Single Attestation Program for Mortgage Bankers for [Chase][Ocwen][Countrywide], any significant deficiencies relating to [Chase][Ocwen][Countrywide]'s compliance with minimum servicing standards.

[CHASE MANHATTAN MORTGAGE CORPORATION][OCWEN FEDERAL BANK FSB][COUNTRYWIDE HOME LOANS SERVICING LP]


Date: _________________________

_______________________________
[Signature]
[Title]

                                    EXHIBIT P

                          FIRST NLC PURCHASE AGREEMENT

================================================================================


                 MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT


                             ----------------------


                         GOLDMAN SACHS MORTGAGE COMPANY,


                                    Purchaser


                                       and


                        FIRST NLC FINANCIAL SERVICES, LLC


                                     Seller


                           Dated as of March 25, 2004


                                  Conventional,
              Adjustable and Fixed Rate Residential Mortgage Loans


================================================================================

                                TABLE OF CONTENTS


SECTION 1.     Definitions.............................................

SECTION 2.     Agreement to Purchase...................................

SECTION 3.     Mortgage Schedules......................................

SECTION 4.     Purchase Price..........................................

SECTION 5.     Examination of Mortgage Files...........................

SECTION 6.     Conveyance from Seller to Purchaser.....................

   Subsection 6.01   Conveyance of Mortgage Loans......................

   Subsection 6.02   Books and Records.................................

   Subsection 6.03   Delivery of Mortgage Loan Documents...............

   Subsection 6.04   Quality Control Procedures........................

SECTION 7.     Servicing of the Mortgage Loans.........................

SECTION 8.     Representations, Warranties and Covenants of the Seller;
                Remedies for Breach....................................

   Subsection 8.01   Representations and Warranties Regarding the
                      Seller...........................................

   Subsection 8.02   Representations and Warranties Regarding
                      Individual Mortgage Loans........................

   Subsection 8.03   Remedies for Breach of Representations and
                      Warranties.......................................

   Subsection 8.04   Repurchase of Mortgage Loans With First Payment
                      Defaults.........................................

   Subsection 8.05   Purchaser's Right to Review.......................

SECTION 9.     Closing.................................................

SECTION 10.    Closing Documents.......................................

SECTION 11.    Costs...................................................

SECTION 12.    Cooperation of Seller with a Reconstitution.............

SECTION 13.    The Seller..............................................

   Subsection 13.01  Additional Indemnification by the Seller; Third
                      Party Claims.....................................

   Subsection 13.02  Merger or Consolidation of the Seller.............

SECTION 14.    Financial Statements....................................

SECTION 15.    Notices.................................................

SECTION 16.    Severability Clause.....................................

SECTION 17.    Counterparts............................................

SECTION 18.    Governing Law...........................................

SECTION 19.    Intention of the Parties................................

SECTION 20.    Successors and Assigns; Assignment of Purchase Agreement

SECTION 21.    Waivers.................................................

SECTION 22.    Exhibits................................................

SECTION 23.    General Interpretive Principles.........................

SECTION 24.    Reproduction of Documents...............................

SECTION 25.    Further Agreements......................................

SECTION 26.    Recordation of Assignments of Mortgage..................

SECTION 27.    No Solicitation.........................................

SECTION 28.    Waiver of Trial by Jury.................................

SECTION 29.    Submission To Jurisdiction; Waivers.....................

SECTION 30.    Confidential Information................................

                                    EXHIBITS


EXHIBIT A   CONTENTS OF EACH MORTGAGE FILE

EXHIBIT B   CONTENTS OF EACH CREDIT FILE

EXHIBIT C   MORTGAGE LOAN SCHEDULE FIELDS

EXHIBIT D   MORTGAGE LOAN SCHEDULE

EXHIBIT E   FORM OF SELLER'S OFFICER'S CERTIFICATE

EXHIBIT F   FORM OF OPINION OF COUNSEL TO THE SELLER

EXHIBIT G   FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT H   FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT I   UNDERWRITING GUIDELINES

EXHIBIT J   REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE POOL
             CHARACTERISTICS OF THE MORTGAGE LOANS

EXHIBIT K   SERVICER ACKNOWLEDGMENT

EXHIBIT L   ASSIGNMENT AND CONVEYANCE

                 MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT
                 -----------------------------------------------

            This MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT, dated as of March 25, 2004 ("Agreement"), by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the "Purchaser"), and First NLC Financial Services, LLC having an office at 700 W. Hillsboro Blvd, Bldg 1, Deerfield Beach, FL 33441 (the "Seller").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, from time to time, the Seller desires to sell to the Purchaser, and, from time to time, the Purchaser desires to purchase from the Seller, certain first and second lien, adjustable and fixed rate residential mortgage loans (the "Mortgage Loans") on a servicing released basis as described herein, and which shall be delivered as whole loans on the dates as provided herein (each, a "Closing Date");

            WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule;

            WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and

            WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

            NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

            SECTION 1 Definitions.

            For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

            Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Act: The National Housing Act, as amended from time to time.

            Adjustable Rate Mortgage Loan: A Mortgage Loan purchased pursuant to this Agreement the Mortgage Interest Rate of which is adjusted from time to time in accordance with the terms of the related Mortgage Note.

            Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

            ALTA: The American Land Title Association, or any successor thereto.

            Appraised Value: the value of the related Mortgaged Property based upon the appraisal made for the originator at the time of origination of the Mortgage Loan or the sales price of the Mortgaged Property at such time of origination, whichever is less; provided, however, that in the case of a refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such refinanced Mortgage Loan.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

            Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking and savings and loan institutions in (a) the State of New York, (b) the state in which the Servicer's servicing operations are located or
(c) the State in which the Custodian's operations are located, are authorized or obligated by law or executive order to be closed.

            Closing Date: The date or dates set forth on the related Purchase Price and Terms Agreement on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule

            CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value.

            Code: Internal Revenue Code of 1986, as amended.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Credit File pursuant to this Agreement.

            Custodial Agreement: That certain Custodial Agreement, by and between the Purchaser and the Custodian, dated as of the date hereof, governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

            Custodian: The Custodian designated by the Purchaser or any successor thereto under the Custodial Agreement.

            Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Purchase Price and Terms Agreement.

            Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

            Determination Date: The date specified in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

            Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Escrow Payments: With respect to any Mortgage Loan for which the related Mortgage requires an escrow, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

            Fannie Mae: Fannie Mae, or any successor thereto.

            Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

            Freddie Mac: Freddie Mac, or any successor thereto.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

            High Cost Loan: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost," "threshold," "covered", "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

            Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum set forth on the Mortgage Loan Schedule.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Insured Depository Institution: As defined in Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

            Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

            Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the interim funder pursuant to the MERS Procedures Manual.

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the investor pursuant to the MERS Procedures Manual.

            Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

            Limited Documentation Program: The guidelines under which the Seller generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

            Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

            Loan in Breach: Shall have the meaning set forth in Section 8.03 hereof.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related date of origination (unless otherwise indicated), to the Appraised Value of the Mortgaged Property.

            MERS: MERSCORP, Inc., its successors and assigns.

            MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Seller has designated or will designate the Custodian as the Investor on the MERS(R) System.

            MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

            MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor.

            Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

            Mortgage Loan Documents: The documents required to be delivered to the Custodian pursuant to Section 6.03 hereof with respect to any Mortgage Loan.

            Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Seller on a Closing Date.

            Mortgage Loan Schedule: The schedule of Mortgage Loans, a copy of which will be attached hereto as Exhibit D setting forth the information attached hereto as Exhibit C.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagor: The obligor on a Mortgage Note.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser.

            Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect.

            Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

            Preliminary Mortgage Schedule: As defined in Section 3.

            Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans as calculated in
Section 4 of this Agreement.

            Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

            Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

            Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by the Seller in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, and Index); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

            Reconstitution: A Whole Loan Transfer or a Securitization Transfer.

            Reconstitution Date: As defined in Section 12.

            Repurchase Price: With respect to any Mortgage Loan, a price equal to the then outstanding principal balance of the Mortgage Loan to be repurchased, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, and plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder.

            RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

            Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien on the related Mortgaged Property.

            Securitization Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust or other entity as part of a publicly-issued or privately-placed, rated or unrated mortgage pass-through or other mortgage-backed securities transaction.

            Seller: First NLC Financial Services, LLC and its successors in interest.

            Servicer: Ocwen Federal Bank, FSB or its permitted successors and assigns under the Servicing Agreement.

            Servicing Agreement: The agreement to be entered into by the Purchaser and the Servicer with respect to the servicing of the Mortgage Loans.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

            Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

            Stated Principal Balance: As to each Mortgage Loan, the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal actually received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

            Successor Servicer: A servicer designated by the Purchaser pursuant to Sections 7 and 8.03 which is entitled to the benefits of the indemnifications set forth in Sections 9.03 and 13.01.

            Transaction Agreement: Shall have the meaning set forth in Section 13 hereof.

            Transfer Date: (a) the earlier of (i) the date on which a Successor Servicer assumes the servicing of the Mortgage Loans pursuant to the Servicing Agreement pursuant to which the Successor Servicer shall service the Mortgage Loans on behalf of the Purchaser and its assignees and (ii) the date 90 days after the related Closing Date or (b) such other date as mutually agreed by the Seller and the Purchaser.

            Underwriting Guidelines: The underwriting guidelines of the Seller, a copy of which is attached hereto as Exhibit I.

            Whole Loan Agreement: Any Reconstitution Agreement in respect of a Whole Loan Transfer.

            Whole Loan Transfer: The sale or transfer by Purchaser of some or all of the Mortgage Loans in a whole loan or participation format pursuant to a Reconstitution Agreement.

            SECTION 2. Agreement to Purchase.

            The Seller, on each related Closing Date, agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the aggregate scheduled principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

            SECTION 3. Mortgage Schedules.

            The Seller shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on the related Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (a "Preliminary Mortgage Schedule").

            The Seller shall deliver the Mortgage Loan Schedule for the Mortgage Loans to be purchased on the related Closing Date to the Purchaser at least one
(1) Business Days prior to the related Closing Date. The Mortgage Loan Schedule shall be the Preliminary Mortgage Schedule with those Mortgage Loans which have not been funded prior to the related Closing Date deleted. The Mortgage Loan Schedule shall be attached hereto as Exhibit D.

            SECTION 4. Purchase Price.

            The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loans, after application of payments of principal actually received on or before the related Cut-off Date.

            In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, on the related Closing Date, accrued interest on the Stated Principal Balance of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans from the date interest was paid through on the Mortgage Loan through the day prior to the related Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

            The Purchaser shall be entitled to (1) all principal received after the related Cut-off Date, (2) all other recoveries of late charges, prepayment penalties, assumption fees or other charges collected after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate.

            SECTION 5. Examination of Mortgage Files.

            Prior to the related Closing Date, the Seller shall (i) either (a) deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage (except with respect to each MERS Designated Mortgage Loan ), pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser and (ii) deliver to the Purchaser copies of the Servicing Files and Credit Files. Such examination of the Mortgage Files may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans are unacceptable to the Purchaser for any reason, such Mortgage Loans shall be deleted from the Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files or the Credit Files shall not impair in any way the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other remedy for any breach of a representation or warranty or missing or defective document that cannot be cured to the Purchaser's satisfaction, or as otherwise provided in this Agreement. In the event that the Seller fails to deliver the Credit Files with respect to any Mortgage Loan, the Seller shall, upon the request of the Purchaser, repurchase or substitute for such Mortgage Loan at the price and in the manner specified in Subsection 8.04.

            SECTION 6. Conveyance from Seller to Purchaser.

            Subsection 6.01 Conveyance of Mortgage Loans.

            The Seller, on each related Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all right, title and interest of the Seller in and to the Mortgage Loans and the Mortgage Files and all rights and obligations arising under the documents contained therein.

            Subsection 6.02 Books and Records.

            Record title to each Mortgage as of the related Closing Date shall be in the name of the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

            The sale of each Mortgage Loan shall be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller.

            The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser, which marking may be evidenced by a designation of electronic files or records maintained by the Seller in connection with each Mortgage Loan. In particular, to the extent required by applicable law, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche.

            Subsection 6.03 Delivery of Mortgage Loan Documents.

            The Seller shall deliver and release to the Custodian no later than five (5) Business Days prior to the related Closing Date the documents and instruments in the Mortgage File for each Mortgage Loan in the related Mortgage Loan Package.

            The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the certification and trust receipt of the Custodian in the form annexed to the Custodial Agreement. The Seller shall comply with the terms of the Custodial Agreement and the Purchaser shall pay all fees and expenses charged by the Custodian associated with the initial inventory and maintenance of the Mortgage Loan Documents.

            The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of the related Closing Date.

            In the event any document required to be delivered to the Custodian pursuant to the preceding paragraph, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, within 180 days following the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank on or prior to the related Closing Date and recorded subsequently by the Purchaser or its designee), and in the event that the Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 8.04. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction, provided that (i) the Seller shall deliver a recording receipt of such recording office or, if such recording receipt is not available, an Officer's Certificate of a servicing officer of the Seller, confirming that such documents have been accepted for recording (upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the related Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said Officer's Certificate relating to the related Mortgage Loans), and (ii) such document is delivered within twelve (12) months of the related Closing Date.

            The Seller shall pay all initial recording fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser's designee. The Purchaser or the Purchaser's designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

            Subsection 6.04 Quality Control Procedures.

            The Seller shall maintain an internal quality control program that verifies in a manner consistent with accepted industry procedures, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions that the Seller maintain for other mortgage loans purchased, originated and serviced by the Seller. The program includes evaluating and monitoring the overall quality of the Seller's loan production and the servicing activities of the Seller. The program ensures that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Practices and the Underwriting Guidelines, guards against dishonest, fraudulent, or negligent acts; and guards against errors and omissions by officers, employees, or other authorized persons.

            SECTION 7. Servicing of the Mortgage Loans.

            The Mortgage Loans in each Mortgage Loan Package shall be sold by the Seller to the Purchaser on a servicing released basis. Subject to, and upon the terms and conditions of this Agreement, with respect to the Mortgage Loans in each Mortgage Loan Package, the Seller hereby sells, transfers, assigns and delivers to the Purchaser, on the related Closing Date, the Servicing Rights. Pursuant to the Servicing Agreement, on the related Closing Date, the Servicer shall begin servicing the Mortgage Loans on behalf of the Purchaser in accordance with the Servicing Agreement. The Seller shall take any actions necessary to cause the Servicer to terminate servicing the Mortgage Loans on behalf of the Seller. The Purchaser agrees to cause or permit the Servicer to continue to provide performance data to the Seller with respect to the Mortgage Loans following each Closing Date. The Seller shall be responsible for all servicing fees with respect to the Mortgage Loans accruing through each Closing Date.

            SECTION 8. Representations, Warranties and Covenants of the Seller; Remedies for Breach.

            Subsection 8.01 Representations and Warranties Regarding the Seller.

            The Seller represents, warrants and covenants to the Purchaser and the Successor Servicer that as of the date hereof and as of each Closing Date:

            (a) Due Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full corporate power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

            (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter, by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

            (d) Ability to Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors;

            (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened against the Seller, before any court, administrative agency or other tribunal
(i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement, or (iv) relating to fraud, predatory lending, or the Seller's origination, servicing or closing practices;

            (f) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

            (g) Selection Process. The Mortgage Loans were not intentionally selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 8.02 could not be made;

            (h) Mortgage Loan Characteristics. The characteristics of the Mortgage Loans are as set forth on the description of the pool characteristics for the Mortgage Loans in the form attached as Exhibit J hereto;

            (i) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished by the Seller pursuant to this Agreement or any Transaction Agreement or in connection with the transactions contemplated hereby contains or will contain any material untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

            (j) Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

            (k) Loan Experience. The Seller has delivered information as to its loan charge-off or loan loss experience, its loan delinquency experience for the immediately preceding three-year period, prepayment speed and delinquency histories for at least the immediately preceding year, and all such information so delivered shall be true and correct in all material respects;

            (l) No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

            (m) Sale Treatment. The Seller has been advised by its independent certified public accountants that under generally accepted accounting principles the transfer of the Mortgage Loans may be treated as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

            (n) Reasonable Purchase Price. The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

            (o) Seller's Purchase or Origination. The Seller's decision to purchase or originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller's underwriting guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

            (p) Ability to Service. The Seller has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Seller is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, and is in good standing to enforce, originate, sell mortgage loans to, and service mortgage loans in each jurisdiction wherein the Mortgaged Properties are located;

            Subsection 8.02 Representations and Warranties Regarding Individual Mortgage Loans.

            The Seller hereby represents and warrants to the Purchaser, its assignees and the Successor Servicer that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

            (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct;

            (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan;

            (c) No Outstanding Charges. Except for payment defaults of less than 30 days, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the date which precedes by one month the Due Date of the first installment of principal and interest;

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the Mortgage Loan Schedule;

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated;

            (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and
(b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect with a generally acceptable insurance carrier rated A:VI or better in Best's in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days' prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure or unfair and deceptive practices laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

            (i) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgaged Property may be a leasehold estate and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a low-rise condominium project, or an individual unit in a planned unit development and that no residence or dwelling is (i) a mobile home or (ii) a manufactured home. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

            (j) Valid First or Second Lien. Each Mortgage is a valid and subsisting first or second lien (as applicable) of record on a single parcel of real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time, with respect to the related Mortgage Loan, which exceptions are generally acceptable to prudent mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. The lien of the Mortgage is subject only to:

                        (1) the lien of current real property taxes and
                  assessments not yet due and payable;

                        (2) covenants, conditions and restrictions, rights of
                  way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

                        (3) other matters to which like properties are commonly
                  subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

                        (4) with respect to Second Lien Mortgage Loans, the lien
                  of the first mortgage on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the Seller has full right to sell and assign the same to Purchaser;

            (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File;

            (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (m) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files or any part thereof not delivered to the Custodian, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

            (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or
(iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

            (o) LTV. No Mortgage Loan has an LTV greater than 100%;

            (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, and each such title insurance policy is issued by a title insurer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) of this Subsection 8.02, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Seller, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims are pending under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (q) No Defaults. There is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect,
(ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

            (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (t) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap are as set forth on the Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. No Mortgage Loan is a simple interest mortgage loan;

            (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (v) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect as of the date of origination of such Mortgage Loan (a copy of which is attached hereto as Exhibit I). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

            (w) Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

            (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a reconveyance of the deed of trust or a trustee's sale after default by the Mortgagor;

            (z) Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing (other than the status of the Mortgage Loan as a subprime mortgage loan) that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by the Seller generally;

            (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

            (bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is acceptable to Seller and underwritten in accordance with the Underwriting Guidelines;

            (cc) Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller is not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

            (dd) Due-On-Sale. The Mortgage contains an enforceable provision (except as such enforcement may be effected by bankruptcy and insolvency laws or by general principals of equity) for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

            (ee) Assumability. None of the Mortgage Loans are, by their terms, assumable;

            (ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (gg) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (hh) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. As of the related Closing Date, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is inhabitable under applicable state and local laws;

            (ii) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (jj) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

            (kk) No Violation of Environmental Laws. To the best of the Seller's knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; to the best of the Seller's knowledge, there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

            (ll) Soldiers' and Sailors' Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

            (mm) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (nn) Disclosure Materials. The Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans;

            (oo) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            (pp) Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property;

            (qq) No Defense to Insurance Coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

            (rr) Escrow Analysis. With respect to each Mortgage with an Escrow Account, the Seller has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

            (ss) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices and the Seller has reported or caused to be reported, the Mortgagor credit files to each of the three primary credit repositories monthly in a timely manner;

            (tt) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser;

            (uu) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            (vv) Prepayment Penalty. The Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on Exhibit B to each related Assignment and Conveyance Agreement. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Seller for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount equal to the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, unless indicated otherwise in the Mortgage Loan Schedule, no such prepayment penalty may be imposed for a term in excess of three (3) years;

            (ww) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan;

            (xx) Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy;

            (yy) Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

            (zz) Qualified Mortgage. The Mortgage Loan is an obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property;

            (aaa) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust;

            (bbb) Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

            (ccc) FICO Scores. Each Mortgage Loan has a non-zero FICO score. No Mortgage Loan has a Mortgagor with a FICO score of less than 500 as of the related origination date;

            (ddd) Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); to the extent applicable to the Seller as of the related Closing Date, the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

            (eee) Georgia Fair Lending Act. There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated on or after March 7, 2003 that is a "high cost home loan" as defined under the Georgia Fair Lending Act;

            (fff) New York State Banking Law. There is no Mortgage Loan that (a) is secured by property located in the State of New York; (b) had an original principal balance of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which loan equal or exceed either the annual percentage rate or the points and fees threshold for "high cost home loans," as defined in Section 6-L of the New York State Banking Law.

            (ggg) New Jersey Mortgage Loans. All Mortgage Loans originated in New Jersey are ratable by Standard & Poor's, Fitch Ratings and Moody's.

            (hhh) MERS Designations. With respect to each MERS Designated Mortgage Loan, the Seller has designated the Custodian as the Investor and no Person is listed as Interim Funder on the MERS(R) System;

            (iii) Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, shall be delivered to the Custodian all in compliance with the specific requirements of the Custodial Agreement. With respect to each Mortgage Loan, the Seller will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

            (jjj) Owner of Record. The Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for the Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan.

            (kkk) Reports. On or prior to the related Closing Date, the Seller has provided the Custodian and the Purchaser with a MERS Report listing the Custodian as the Investor with respect to each MERS Designated Mortgage Loan.

            (lll) Payoffs. No Mortgage Loans prepaid in full prior to the related Closing Date.

            (mmm) Consent. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;

            (nnn) CLTV. No Second Lien Mortgage Loan has a CLTV in excess of
100%.

            (ooo) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages. The Seller has or has caused the related servicer to, for each Mortgage Loan, fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

            Subsection 8.03 Remedies for Breach of Representations and
Warranties.

            It is understood and agreed that the representations and warranties set forth in Subsections 8.01 and 8.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

            Within 60 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan); (provided, with respect to any representations and warranties which are made to the best of the Seller's knowledge, if it is discovered by the Seller or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty) (a "Loan In Breach"), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. Notwithstanding the above sentence, within 60 days of the earlier of either discovery by, or notice to, the Seller of any breach of the representations or warranties set forth in clauses (tt), (vv), (ww), (xx), (eee) and (fff) of Subsection 8.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. In the event that a Loan in Breach shall involve any representation or warranty set forth in Subsection 8.01, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price.

            However, if the breach shall involve a representation or warranty set forth in Subsections 8.02 (other than the representations and warranties set forth in clauses (tt), (vv), (ww) or (eee) or (fff) of Subsection 8.02) and the Seller discovers or receives notice of any such breach within 120 days of the related Closing Date, the Seller shall, at the Purchaser's option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, the Seller shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 8.04 shall be accomplished by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser's instructions.

            At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution, whether or not such substitution date is after the related Transfer Date. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection
6.03 and the Custodial Agreement, with the Mortgage Note endorsed as required by Subsection 6.03 and the Custodial Agreement. No substitution will be made in any calendar month after the initial Determination Date for such month. The Seller shall remit directly to the Purchaser, or its designee in accordance with the Purchaser's instructions the Monthly Payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

            For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser's instructions within two (2) Business Days of such substitution.

            In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser and the Successor Servicer and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller's representations and warranties contained in this Agreement or any Transaction Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 8.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Subsection 8.03 constitute the sole remedies of the Purchaser and the Successor Servicer respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were "Successor Servicers" under this Agreement.

            Upon the request of the Purchaser, the Seller hereby agrees to execute a recognition agreement in the form of Exhibit L hereto recognizing the servicer designated by the Purchaser therein as the Successor Servicer.

            Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 8.01 or
8.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach, repurchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

            Subsection 8.04 Repurchase of Mortgage Loans With First Payment Defaults.


            With respect to any Mortgage Loan, if the related Mortgagor fails to make the Monthly Payment to be made on the first Due Date after the related Closing Date within 30 days of such Monthly Payment's Due Date (such date, the "First Payment Default Date", such failure to pay, a "First Payment Default"), the Seller shall, within five Business Days of receipt of notice from the Purchaser, promptly repurchase such Mortgage Loan (a "First Payment Default Mortgage Loan") from the Purchaser at the Purchase Price plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including, without limitation, costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder; provided that with respect to First Payment Defaults which occur solely due to operational errors of the Seller, the Seller shall not be required to repurchase such Mortgage Loan if such First Payment Default is cured within 30 days of receipt of notice of such First Payment Default from the Purchase.

            Subsection 8.05 Purchaser's Right to Review.

            Prior to the related Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investor's, its financial partner's, and the rating agencies. The Seller shall make the Mortgage Files and the Credit Files, together with any payment histories, collection histories, bankruptcy histories, broker's price opinions, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller's offices for review by Purchaser or its agents during normal business hours before the related Closing Date. The Purchaser shall have the right, at its own expense, to order additional broker's price opinions in its sole discretion.

            The Purchaser shall have the right to reject any Mortgage Loan (a) for which the Mortgage File documentation is missing or defective in whole or in part, (b) for which (i) the related broker's price opinion is below the appraisal provided in connection with the origination of the related Mortgage Loan, (c) which does not conform to the Seller's Underwriting Guidelines, (d) which does not conform to the terms of the related Purchase Price and Terms Letter or is in breach of the representations and warranties set forth herein,
(e) for which the credit or compliance characteristics are unacceptable to the Purchaser, and (f) that is not securitizable in the reasonable opinion of the Purchaser.

            Notwithstanding the foregoing, the Purchaser may purchase all or part of the Mortgage Loans without conducting any partial or complete due diligence examination. The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in this Agreement.

            SECTION 9. Closing.

            Each closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. At the Purchaser's option, each closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

            The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

            (i) prior to the related Closing Date, the Seller shall deliver to the Purchaser via electronic medium acceptable to the Purchaser, a listing on a loan-level basis of the necessary information to compute the Purchase Price of the Mortgage Loans delivered on the related Closing Date (including accrued interest), and prepare a Mortgage Loan Schedule;

            (ii) all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

            (iii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all closing documents as specified in Section 10 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

            (iv) the Seller shall have delivered and released to the Custodian all documents required pursuant to the Custodial Agreement; and

            (v) all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

            Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

            SECTION 10. Closing Documents.

            The Closing Documents for the Mortgage Loans to be purchased on the initial Closing Date shall consist of fully executed originals of the following documents:

1.    this Agreement;

2.    the Custodial Agreement, dated as of the related Cut-off Date;

3. the related Mortgage Loan Schedule, one copy to be attached hereto, and one copy to be attached to the Custodian's counterpart of the Custodial Agreement;

4. a Custodian's Certification, as required under the Custodial Agreement, in the form of Exhibit 2 to the Custodial Agreement;

5. an Officer's Certificate, in the form of Exhibit E hereto with respect to each Seller, including all attachments thereto;

6. an Opinion of Counsel of the Seller (who may be an employee of the Seller), in form and substance acceptable to the Purchaser ("Opinion of Counsel of the Seller");

7. an Opinion of Counsel of the Custodian (who may be an employee of the Custodian), in the form of an exhibit to the Custodial Agreement;

8. a Security Release Certification, in the form of Exhibit G or H, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

9. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the related Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

10. a MERS Report reflecting the Custodian as Investor and no Person as Interim Funder for each MERS Designated Mortgage Loan.

            The Closing Documents to be delivered on each Closing Date shall consist of fully executed originals of the following documents:

1. an Assignment and Conveyance in the form of Exhibit L hereto, including all exhibits;

2. the related Mortgage Loan Schedule, with one copy to be attached to the related Assignment and Conveyance;

3.    each of the documents required to be delivered by the Seller pursuant to
      Section 6.03 hereof;

4. the initial certification of the Custodian with respect to the related Mortgage Loan Package;

5. a Security Release Certification, substantially in the form of Exhibit H, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

6. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

7. if requested, by the Purchaser in connection with a material change in Seller's financial condition or corporate structure, an updated Officer's Certificate, in the form of Exhibit E hereto, including all attachments thereto and an updated Opinion of Counsel of the Seller, in the form of Exhibit F hereto.

            SECTION 11. Costs.

            The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. All servicing fees incurred prior to the related Closing Date, and all costs and expenses incurred in connection with the transfer of the Mortgage Loans, fees to transfer files and prepare assignments/endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, all fees, if any, for transferring record ownership on the MERS system of Mortgage Loans recorded in the name of MERS, custodial fees, including the costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of Seller's counsel, shall be payable by the Seller.

            SECTION 12. Cooperation of Seller with a Reconstitution.

            The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

            (i) one or more third party purchasers in one or more Whole Loan Transfers; or

            (ii) one or more trusts or other entities to be formed as part of one or more Securitization Transfers;

            With respect to each Whole Loan Transfer and each Securitization Transfer entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to restate the representations and warranties set forth in this Agreement as of the related Transfer Date, but modified, if necessary, to reflect changes due to events that may have occurred after the related Closing Date, in connection with such Reconstitution and (3) to enter into an assignment and recognition agreement or other agreement in connection with such Transaction (the "Transaction Agreement") setting forth such restated representations and warranties as of the related Transfer Date and the remedies for breach of same (which remedies will be the same as those set forth in this Agreement). The Seller shall use its reasonable best efforts to assist the Purchaser, and any prospective purchaser, if the Purchaser or such prospective purchaser so requests, in connection with each Transaction, which assistance shall include, but not be limited to, (i) providing any information relating to the Mortgage Loans necessary to assist in the preparation of any disclosure documents, (ii) restating as of the related Transfer Date, for the benefit of the Purchaser, its assignees and the Successor Servicer, the same representations and warranties as to the Mortgage Loans as will be set forth in the Purchase Agreement, but modified, if necessary, to reflect changes due to events that may have occurred since the related Closing Date, and (iii) an opinion of counsel (which may be from in-house counsel), if requested by the Purchaser, in form and substance satisfactory to the Purchaser. The Seller agrees to enter into (a) an assignment, assumption and recognition agreement pursuant to which the Seller assigns the restated representations and warranties and remedies to the Transaction or (b) other agreement in connection with such Transaction setting forth such restated representations and warranties and the remedies for breach of same (which remedies will be the same as those set forth in the Purchase Agreement). If a Transaction occurs during an Interim Period, the Seller agrees to enter into a sub-servicing agreement with the Purchaser and the related successor servicer. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Transaction Agreements and Reconstitutions. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate, and any Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller regarding the Seller, the Seller's servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement.

            In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller, acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute each Assignment of Mortgage, (except with respect to each MERS Designated Mortgage
Loan), track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller's receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

            All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

            SECTION 13. The Seller.

            Subsection 13.01 Additional Indemnification by the Seller; Third Party Claims.

            The Seller shall indemnify the Purchaser and the Successor Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Seller's indemnification obligation under this Subsection 13.01) and related costs, judgments, and any other reasonable costs, fees and expenses that the Purchaser or the Successor Servicer have incurred as a result of (a) the failure of the Seller to perform its duties under this Agreement or (b) any breach of any of Seller's representations, warranties or covenants set forth in this Agreement, or (c) any breach of any of Seller's representations, warranties or covenants set forth in Transaction Agreement entered into pursuant to Section 12. The Seller immediately shall notify the Purchaser if a claim is made by a third party against the Seller with respect to this Agreement or any Transaction Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense (provided, that if the Purchaser does not consent, the Purchaser shall assume the defense) of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim.

            With respect to any third party claim or defense which Purchase is defending which relates to an allegation that Seller failed to originate or service a Mortgage Loan in accordance with any federal, state or local law, in the event that the Seller does not possess, and/or fails to deliver to the Purchaser upon demand, evidence of Seller's compliance with all such requirements of applicable law, Seller shall (a) repurchase such Mortgage Loan at the Repurchase Price and (b) indemnify the Purchaser for all expenses in connection with the Purchaser's defense of such claim, including legal fees, and
(c) assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim.

            The Purchaser promptly shall reimburse the Seller for all reasonable amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Servicer's indemnification pursuant to Section 8.04, or is in any way related to the failure of the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Transaction Agreement.

            Subsection 13.02 Merger or Consolidation of the Seller

            The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

            SECTION 14. Financial Statements.

            Financial information regarding the Seller may be provided to prospective purchasers for a period of three (3) years following the related Closing Date; provided, however, that such information will be limited to the audited financial statements of the Seller for the three (3) years preceding such disclosure; and such information may only be provided if the prospective purchaser has executed a written confidentiality agreement, addressed to the Seller, stating that all non-public information will be used only for the purposes of evaluating the proposed investment and that the prospective purchaser has required such information as integral to its decision-making process. Copies of any such confidentiality agreements must be delivered by the Purchaser to the Seller within five (5) Business Days of receipt thereof by the Purchaser.

            The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

            SECTION 15. Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

                  (i)   if to a Seller:

                        First NLC Financial Services, LLC
                        700 W. Hillsboro Blvd
                        Suite 204, Building 1
                        Deerfield Beach, FL  33441
                        Attention: Jeffrey M. Henschel
                        President, CEO

                  (ii)  if to the Purchaser:

                         Goldman Sachs Mortgage Company
                         85 Broad Street
                         New York, New York 10004
                         Attention: Michelle Gill

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            SECTION 16. Severability Clause.

            Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            SECTION 17. Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            SECTION 18. Governing Law.

            This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

            SECTION 19. Intention of the Parties.

            It is the intention of the parties that the Purchaser is purchasing, and the Seller are selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

            SECTION 20. Successors and Assigns; Assignment of Purchase
Agreement.

            This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller; provided that Seller shall not be required to recognize more than (a) three transferees of the Purchaser pursuant to Securitization Transfers and (b) one transferee of the Purchaser pursuant to a Whole Loan Transfer. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser's obligations hereunder, the Seller acknowledges and agrees to look solely to such assignee, and not to the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Seller with respect thereto. The Successor Servicer shall be an intended third party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

            SECTION 21. Waivers.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            SECTION 22. Exhibits.

            The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            SECTION 23. General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

            SECTION 24. Reproduction of Documents.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            SECTION 25. Further Agreements.

            The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            SECTION 26. Recordation of Assignments of Mortgage.

            To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option (except with respect to any MERS Designated Mortgage Loan).

            SECTION 27. No Solicitation.

            From and after the related Closing Date, the Seller agrees that it will not take any action or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any mortgagors to refinance any Mortgage Loans and the attendant rights, title and interest in and to the list of such mortgagors and data relating to their mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant to the Purchase Agreement on the related Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing, internet, and email solicitations based, in all instances, on commercially acquired mailing lists (which may not be targeted at the Mortgagors,) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 27.

            SECTION 28. Waiver of Trial by Jury.

            THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 29. Submission To Jurisdiction; Waivers.

            Each party hereto hereby irrevocably and unconditionally:

            (A) SUBMITS ITSELF IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PARTIES HERETO SHALL HAVE BEEN NOTIFIED; AND

            (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

            SECTION 30. Confidential Information

            The Seller understands and agrees that this Agreement, the Side Letter, each Purchase Price and Terms Agreement, and any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization (the "Agreements") are confidential and proprietary to the Purchaser, and the Seller agrees to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under the related Purchase Price and Terms Agreement or the Agreements, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller,
(c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies or (d) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that the Seller may not disclose the name of or identifying information with respect to Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder. The Seller understands and agrees that the Agreements, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and the Seller agrees to hold such documents confidential and not to divulge such documents to anyone except
(a) to the extent required by law or judicial order or to enforce its rights or remedies under this letter agreement or the Agreements, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, or (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies.

                     [Signatures Commence on Following Page]

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                       GOLDMAN SACHS MORTGAGE COMPANY, a New
                                       York limited partnership
                                              (Purchaser)


                                             By:GOLDMAN SACHS REAL ESTATE
                                             FUNDING CORP., a New York
                                             corporation, as General Partner

                                             By:______________________________
                                             Name:____________________________
                                             Title:___________________________


                                       FIRST NLC FINANCIAL SERVICES, LLC
                                              (Seller)


                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                                                       Exhibit A

                                    EXHIBIT A

                         CONTENTS OF EACH MORTGAGE FILE
                         ------------------------------

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Section 6 of the Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the "Agreement"):

            (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Last Endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by "[Last Endorsee], formerly known as [previous name]";

            (b) the original of any guarantee executed in connection with the Mortgage Note;

            (c) the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (d) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

            (e) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by "[Seller], formerly known as [previous name]";

            (f) the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Seller (or MERS with respect to each MERS Designated Mortgage Loan) to the Last Endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or
(ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (g) The original mortgagee policy of title insurance or attorney's opinion of title accompanied by a title abstract or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

            (h) security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

            (i) original powers of attorney, if applicable, with evidence of recording thereon, if required;

            In the event an Officer's Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within 90 days of the related Closing Date, an Officer's Certificate which shall
(i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian.

                                                                       Exhibit B

                                    EXHIBIT B

                          CONTENTS OF EACH CREDIT FILE
                          ----------------------------

            (a) Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

            (b) The original hazard insurance policy and, if required by law, flood insurance policy.

            (c) Residential loan application.

            (d) Mortgage Loan closing statement.

            (e) Verification of employment and income except for Mortgage Loans originated under a Limited Documentation Program.

            (f) Verification of acceptable evidence of source and amount of downpayment.

            (g) Credit report on the Mortgagor.

            (h) Residential appraisal report.

            (i) Photograph of the Mortgaged Property.

            (j) Survey of the Mortgaged Property, if any.

            (k) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

            (l) All required disclosure statements.

            (m) If available, termite report, structural engineer's report, water potability and septic certification.

            (n) Sales contract.

            (o) Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

            (p) Amortization schedule.

                                    EXHIBIT C

                          MORTGAGE LOAN SCHEDULE FIELDS
                          -----------------------------

            (1) the Seller's Mortgage Loan identifying number;

            (2) the Mortgagor's name;

            (3) the street address of the Mortgaged Property including the city, state and zip code;

            (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property;

            (5) the number and type of residential units constituting the Mortgaged Property (i.e. a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing);

            (6) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

            (7)  the LTV at the origination;

            (8) the Mortgage Interest Rate as of the related Cut-off Date;

            (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date;

            (10) the stated maturity date;

            (11) the amount of the Monthly Payment as of the related Cut-off
Date;

            (12) the last payment date on which a payment was actually applied to the outstanding principal balance;

            (13) the original principal amount of the Mortgage Loan;

            (14) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date;

            (15) With respect to the Adjustable Rate Mortgage Loans, the first Interest Rate Adjustment Date and the first principal and interest payment adjustment date;

            (16) with respect to Adjustable Rate Mortgage Loans, the Gross
Margin;

            (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note;

            (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index;

            (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note;

            (20) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien);

            (21) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance);

            (22) a code indicating the documentation style (i.e. full, alternative or reduced);

            (23) the loan credit classification (as described in the Underwriting Guidelines);

            (24) whether such Mortgage Loan provides for a Prepayment Penalty;

            (25) the Prepayment Penalty period of such Mortgage Loan, if applicable;

            (26) a description of the Prepayment Penalty, if applicable;

            (27) the Mortgage Interest Rate as of origination;

            (28) the credit risk score (FICO score) at origination;

            (29) the date of origination;

            (30) the Mortgage Interest Rate adjustment period;

            (31) the Mortgage Interest Rate floor;

            (32) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other);

            (33) a code indicating whether the Mortgage Loan is a Section 32 Mortgage Loan;

            (34) the Due Date for the first Monthly Payment;

            (35) the original Monthly Payment due;

            (36) with respect to the related Mortgagor, the debt-to-income ratio;

            (37) the Appraised Value of the Mortgaged Property;

            (38) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property;

            (39) Scheduled Principal Balance;

            (40) balloon flag;

            (41) balloon term;

            (42) lien position;

            (43) senior loan amount (if 2nd lien);

            (44) combined LTV;

            (45) junior lien amount ($);

            (46) With respect to the Adjustable Rate Mortgage Loans, the Periodic Rate Cap for the initial interest rate adjustment;

            (47) original principal and interest payment;

            (48) with respect to the Adjustable Rate Mortgage Loans, the first Mortgage Interest Rate change period and the first principal and interest payment change period;

            (49) leasehold (yes or no).

            With respect to the Mortgage Loans in the aggregate:

            (1) the number of Mortgage Loans;

            (2) the current aggregate outstanding principal balance of the
                Mortgage Loans;

            (3) the weighted average Mortgage Interest Rate of the Mortgage
                Loans; and

            (4) the weighted average maturity of the Mortgage Loans.

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE
                             ----------------------

                                    EXHIBIT E

                         SELLER'S OFFICER'S CERTIFICATE
                         ------------------------------

            I, ____________________, hereby certify that I am the duly elected [Vice] President of First NLC Financial Services, LLC], a [state] [federally] chartered institution organized under the laws of the [state of ____________] [United States] (the "Company") and further as follows:

            1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

            2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

            3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

            4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver each of the Mortgage Loan Purchase and Warranties Agreement, dated as of March 25, 2004, by and between Goldman Sachs Mortgage Company (the "Purchaser") and the Company (the "Purchase Agreement"), and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original [or facsimile] signature], and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification.

            5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Purchase Agreement, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

            6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Purchase Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

            7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Purchase Agreement or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase Agreement.

            8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed the Purchase Agreement, and any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on
      Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

            9. The Company is duly authorized to engage in the transactions described and contemplated in the Purchase Agreement.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:____________________    By:___________________________
                              Name:_________________________
[Seal]                        Title: [Vice] President

            I, ________________________, an [Assistant] Secretary of
______________[COMPANY], hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

            IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:____________________    By:___________________________
                              Name:_________________________
                              Title: [Assistant] Secretary

                                  EXHIBIT 5 to
                         Company's Officer's Certificate

         NAME                       TITLE                  SIGNATURE
         ----                       -----                  ---------

---------------------       ---------------------    -----------------------

---------------------       ---------------------    -----------------------

---------------------       ---------------------    -----------------------

---------------------       ---------------------    -----------------------

---------------------       ---------------------    -----------------------

---------------------       ---------------------    -----------------------

---------------------       ---------------------    -----------------------

                                    EXHIBIT F

                    FORM OF OPINION OF COUNSEL TO THE SELLER
                    ----------------------------------------

                                     (date)

                                    EXHIBIT G

                     FORM OF SECURITY RELEASE CERTIFICATION
                     --------------------------------------

                                                    ___________________, 200__

[Federal Home Loan Bank of
______(the "Association")]
__________________________
__________________________
__________________________

Attention:  ___________________________
            ___________________________

            Re:   Notice of Sale and Release of Collateral

Dear Sirs:

            This letter serves as notice that First NLC Financial Services, LLC a [type of entity], organized pursuant to the laws of [the state of incorporation] (the "Company") has committed to sell to Goldman Sachs Mortgage Company under a Mortgage Loan Purchase and Warranties Agreement, dated as of March 25, 2004, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Goldman Sachs Mortgage Company are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

            The Company acknowledges that the mortgage loans to be sold to Goldman Sachs Mortgage Company shall not be used as additional or substitute collateral for advances made by the Association. Goldman Sachs Mortgage Company understands that the balance of the Company's mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

            Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Goldman Sachs Mortgage Company.

                                                Very truly yours,

                                                _______________________________


                                                By:____________________________
                                                Name:__________________________
                                                Title:_________________________
                                                Date:__________________________


Acknowledged and approved:

[FEDERAL HOME LOAN BANK OF]


__________________________

By:______________________________
Name:____________________________
Title:___________________________
Date:____________________________

                                    EXHIBIT H

                     FORM OF SECURITY RELEASE CERTIFICATION
                     --------------------------------------

                         I. Release of Security Interest

            The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by to Goldman Sachs Mortgage Company from the Company named below pursuant to that certain Mortgage Loan Purchase and Warranties Agreement, dated as of March 25, 2004, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company named below or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

Name and Address of Financial Institution

      ________________________________
                (name)

      ________________________________
               (Address)

      By:_____________________________

                          II. Certification of Release

            The Company named below hereby certifies Goldman Sachs Mortgage Company that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Goldman Sachs Mortgage Company the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

                                                _____________________________


                                                By:__________________________

                                                Title:_______________________
                                                Date:________________________

                                    EXHIBIT I

                             UNDERWRITING GUIDELINES
                             -----------------------

                                    EXHIBIT J

   REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE POOL CHARACTERISTICS OF
   --------------------------------------------------------------------------
                               THE MORTGAGE LOANS
                               ------------------

         Pool Characteristics of the Mortgage Loans as delivered on the related Closing Date:

            With respect to both aggregate outstanding principal balance of all the Mortgage Loans, (a) no more than ___% of the Mortgage Loans are secured by real property improved by two- to four- family dwellings, (b) no more than ___% are secured by real property improved by individual condominium units, (c) no more than ___% are secured by real property improved by an individual unit in a planned unit development, and (d) at least ___% are secured by real property with a detached one family residence erected thereon. With respect to the aggregate unpaid principal balance of the Mortgage Loans, (a) no more than ____% are "cash-out" refinance mortgage loans, (b) no more than ____% are rate and term refinance mortgage loans and (c) at least ____% are purchase mortgage loans. With respect to the aggregate unpaid principal balance of the Mortgage Loans at the time of origination, (a) no more than ____% of the Mortgaged Properties were owner-occupied second homes, (b) no more than ____% of the Mortgaged Properties were investor properties and (c) at least ____% of the Mortgaged Properties were owner-occupied primary residences. With respect to the aggregate unpaid principal balance of the Mortgage Loans, the weighted average FICO Score shall be at least _______. No Mortgage Loan shall have a FICO Score less than ___ as of the origination date. With respect to the aggregate unpaid principal balance of the Mortgage Loans, (i) no more than __% of the Mortgage Loans were originated under a `stated documentation' program, (ii) no more than __% of the Mortgage Loans were originated under a documentation program which is lacking ratio verification, (iii) no more than __% of the Mortgage Loans have no documentation and (iv) at least _________% of the Mortgage Loan were originated under a `full documentation' program. The maximum Mortgage Interest Rate on the Mortgage Loans as of the related Cut-off Date was ____%. The minimum Mortgage Interest Rate on the Mortgage Loans as of the related Cut-off Date was ____%. The Mortgage Loans have a weighted average remaining term of ___ months. The maximum original principal balance of the Mortgage Loans is $_______________. The minimum original principal balance of the Mortgage Loans is $______________. The average original principal balance of the Mortgage Loans is $ _______________. With respect to the aggregate unpaid principal balance of the Mortgage Loans: (a) __% of the Mortgaged Properties will be located in [_______]; (b) __% of the Mortgaged Properties will be located in [______] and
(c) not more than __% of the Mortgaged Properties will be located in any other single state. The Mortgage Loan, as of the date of its origination, has an LTV equal to or less than ___%. The weighted average LTV of all the Mortgage Loans as of their respective dates of origination was not greater than ____%

                                    EXHIBIT K

                             SERVICER ACKNOWLEDGMENT
                             -----------------------

                                            As of [_________]

First NLC Financial Services, LLC
175 North Riverview Drive
Anaheim, CA 92808

            Re: Letter Agreement in connection with the purchase by Goldman Sachs Mortgage Company (the "Purchaser") and the sale by First NLC Financial Services, LLC (the "Company") of mortgage loans pursuant to that certain Mortgage Loan Purchase and Warranties Agreement (the "Agreement"), dated as of March 25, 2004, by and between the Company and the Purchaser

Ladies and Gentlemen:

            In connection with the above-referenced transaction, and in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser and the Company hereby agree as follows:

1. Unless otherwise specified in this letter agreement, all capitalized terms herein shall have the meaning as provided in the Agreement.

2. The Purchaser hereby requests, and the Company hereby acknowledges, that [SERVICER] shall be the "Successor Servicer" under the agreement.

3. This letter may be executed in any number of counterparts each of which shall constitute one and the same instrument, and either party hereto may execute this letter by signing any such counterpart.

            [the remainder of this page intentionally left blank]

4. This letter shall be deemed in effect when a fully executed counterpart thereof is received by the Company in the State of New York and shall be deemed to have been made in the State of New York. This letter shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York except to the extent preempted by Federal law.

                                       Very truly yours,


                                       GOLDMAN SACHS MORTGAGE COMPANY


                                       By:________________________________

                                       Name:______________________________

                                       Title:_____________________________


Accepted and Agreed:


FIRST NLC FINANCIAL SERVICES, LLC

      (Seller)

By:_____________________________

Name:___________________________

Title:__________________________

                                    EXHIBIT L
                                    ---------

                            ASSIGNMENT AND CONVEYANCE
                            -------------------------

            On this __ day of _________, 200_, First NLC Financial Services, LLC, as the Seller, under that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of March 25, 2004 (the "Agreement") does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company, as Purchaser under the Agreement all rights, title and interest of the Seller in and to (a) the Mortgage Loans listed on the related Mortgage Loan Schedule attached as Exhibit 1 hereto, and (b) the Servicing Rights, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be delivered promptly by the Seller to the Purchaser.

            The Seller confirms to the Purchaser that, unless otherwise agreed upon in writing by the Seller and the Purchaser, the representations and warranties set forth in Section 7 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Section 6 of the Agreement with respect to the Seller are true and correct as of the date hereof.

            Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                                    FIRST NLC FINANCIAL SERVICES, LLC
                 .                  (Seller)


                                    By:__________________________

                                    Name:________________________

                                    Title:_______________________